                                                                    EXHIBIT 10.2

                                                               EXECUTION VERSION

                                  $250,000,000

                          SECOND LIEN CREDIT AGREEMENT

                            Dated as of June 26, 2007

                                      among

                              IM US HOLDINGS, LLC,
                                  as Borrower,

                      INVERNESS MEDICAL INNOVATIONS, INC.,
                                 as a Guarantor,

                                   THE LENDERS

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Administrative Agent

                                       and

                               UBS SECURITIES LLC,
          as Syndication Agent, Joint Lead Arranger and Sole Bookrunner

                                      - - -

                            GE CAPITAL MARKETS, INC,
                             as Joint Lead Arranger

ARTICLE I DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS.................    1
   Section 1.2   UCC Terms.................................................   30
   Section 1.3   Accounting Terms and Principles...........................   31
   Section 1.4   Payments..................................................   31
   Section 1.5   Interpretation............................................   31
ARTICLE II THE  TERM LOAN FACILITY.........................................   32
   Section 2.1   The Term Loan Commitment..................................   32
   Section 2.2   Borrowing Procedures......................................   32
   Section 2.3   [Intentionally Omitted]...................................   33
   Section 2.4   [Intentionally Omitted]...................................   33
   Section 2.5   Termination of the Term Loan Commitments..................   33
   Section 2.6   Repayment of Term Loans...................................   33
   Section 2.7   Optional Prepayments......................................   33
   Section 2.8   Mandatory Prepayments.....................................   33
   Section 2.9   Interest..................................................   35
   Section 2.10  Conversion and Continuation Options.......................   36
   Section 2.11  Fees......................................................   36
   Section 2.12  Application of Payments...................................   37
   Section 2.13  Payments and Computations.................................   37
   Section 2.14  Evidence of Debt..........................................   38
   Section 2.15  Suspension of Eurodollar Rate Option......................   40
   Section 2.16  Breakage Costs; Increased Costs; Capital Requirements.....   40
   Section 2.17  Taxes.....................................................   41
   Section 2.18  Substitution of Lenders...................................   43
   Section 2.19  Acquisition Cash Collateral Account.......................   44
ARTICLE III CONDITIONS TO LOANS............................................   45
   Section 3.1   Conditions Precedent to Loans on the Closing Date.........   45
   Section 3.2   Conditions Precedent to Each Loan.........................   48
   Section 3.3   [Intentionally Omitted]...................................   48
   Section 3.4   Determinations of Initial Borrowing Conditions............   48
ARTICLE IV REPRESENTATIONS AND WARRANTIES..................................   49
   Section 4.1   Corporate Existence; Compliance with Law..................   49
   Section 4.2   Loan and Related Documents................................   49

   Section 4.3   Ownership of Group Member.................................   50
   Section 4.4   Financial Statements......................................   50
   Section 4.5   Material Adverse Effect...................................   52
   Section 4.6   Solvency..................................................   52
   Section 4.7   Litigation................................................   52
   Section 4.8   Taxes.....................................................   52
   Section 4.9   Margin Regulations........................................   52
   Section 4.10  No Burdensome Obligations; No Defaults....................   53
   Section 4.11  Investment Company Act....................................   53
   Section 4.12  Labor Matters.............................................   53
   Section 4.13  ERISA.....................................................   53
   Section 4.14  Environmental Matters.....................................   54
   Section 4.15  Intellectual Property.....................................   54
   Section 4.16  Title; Real Property......................................   55
   Section 4.17  Bank and Security Accounts................................   55
   Section 4.18  Insurance.................................................   55
   Section 4.19  Delivery of Related Documents.............................   55
   Section 4.20  Full Disclosure...........................................   55
   Section 4.21  Patriot Act...............................................   56
ARTICLE V FINANCIAL COVENANTS..............................................   56
   Section 5.1   Maximum Consolidated Leverage Ratio.......................   56
   Section 5.2   [Intentionally Omitted]...................................   57
   Section 5.3   Capital Expenditures......................................   57
ARTICLE VI REPORTING COVENANTS.............................................   57
   Section 6.1   Financial Statements......................................   57
   Section 6.2   Other Events..............................................   59
   Section 6.3   Copies of Notices and Reports.............................   59
   Section 6.4   Taxes.....................................................   59
   Section 6.5   Labor Matters.............................................   60
   Section 6.6   ERISA Matters.............................................   60
   Section 6.7   Environmental Matters.....................................   60
   Section 6.8   Other Information.........................................   60
   Section 6.9   Delivery of Information to Lenders........................   61

ARTICLE VII AFFIRMATIVE COVENANTS..........................................   61
   Section 7.1   Maintenance of Corporate Existence........................   61
   Section 7.2   Compliance with Laws, Etc.................................   61
   Section 7.3   Payment of Obligations....................................   61
   Section 7.4   Maintenance of Property...................................   61
   Section 7.5   Maintenance of Insurance..................................   61
   Section 7.6   Keeping of Books..........................................   62
   Section 7.7   Access to Books and Property..............................   62
   Section 7.8   Environmental.............................................   62
   Section 7.9   Use of Proceeds...........................................   63
   Section 7.10  Additional Collateral and Guaranties......................   63
   Section 7.11  Deposit Accounts; Securities Accounts and Cash
                 Collateral Accounts.......................................   65
   Section 7.12  Interest Rate Contracts...................................   65
   Section 7.13  Credit Rating.............................................   65
   Section 7.14  Merger....................................................   65
   Section 7.15  Postclosing Deliveries....................................   67
ARTICLE VIII NEGATIVE COVENANTS............................................   67
   Section 8.1   Indebtedness..............................................   67
   Section 8.2   Liens.....................................................   68
   Section 8.3   Investments...............................................   69
   Section 8.4   Asset Sales and Stock Issuances...........................   71
   Section 8.5   Restricted Payments.......................................   72
   Section 8.6   Prepayment of Indebtedness; Payments on Subordinated
                 Debt......................................................   73
   Section 8.7   Fundamental Changes.......................................   73
   Section 8.8   Change in Nature of Business..............................   74
   Section 8.9   Transactions with Affiliates..............................   75
   Section 8.10  Third-Party Restrictions on Indebtedness, Liens,
                 Investments or Restricted Payments........................   75
   Section 8.11  Modification of Certain Documents.........................   76
   Section 8.12  Accounting Changes; Fiscal Year...........................   76
   Section 8.13  Margin Regulations........................................   77
   Section 8.14  Compliance with ERISA.....................................   77
   Section 8.15  Hazardous Materials.......................................   77


ARTICLE IX EVENTS OF DEFAULT...............................................   77
   Section 9.1   Definition................................................   77
   Section 9.2   Remedies..................................................   79
ARTICLE X THE ADMINISTRATIVE AGENT.........................................   79
   Section 10.1  Appointment and Duties....................................   79
   Section 10.2  Binding Effect............................................   80
   Section 10.3  Use of Discretion.........................................   81
   Section 10.4  Delegation of Rights and Duties...........................   81
   Section 10.5  Reliance and Liability....................................   81
   Section 10.6  Administrative Agent Individually.........................   82
   Section 10.7  Lender Credit Decision....................................   82
   Section 10.8  Expenses; Indemnities.....................................   83
   Section 10.9  Resignation of Administrative Agent.......................   83
   Section 10.10 Release of Collateral or Guarantors.......................   84
   Section 10.11 Additional Secured Parties................................   84
   Section 10.12 Titles....................................................   85
ARTICLE XI MISCELLANEOUS...................................................   85
   Section 11.1  Amendments, Waivers, Etc..................................   85
   Section 11.2  Assignments and Participations; Binding Effect............   86
   Section 11.3  Costs and Expenses........................................   89
   Section 11.4  Indemnities...............................................   89
   Section 11.5  Survival..................................................   90
   Section 11.6  Limitation of Liability for Certain Damages...............   90
   Section 11.7  Lender-Creditor Relationship..............................   91
   Section 11.8  Right of Setoff...........................................   91
   Section 11.9  Sharing of Payments, Etc..................................   91
   Section 11.10 Marshaling; Payments Set Aside............................   92
   Section 11.11 Notices...................................................   92
   Section 11.12 Electronic Transmissions..................................   93
   Section 11.13 Governing Law.............................................   94
   Section 11.14 Jurisdiction..............................................   94
   Section 11.15 Waiver of Jury Trial......................................   94
   Section 11.16 Severability..............................................   94
   Section 11.17 Execution in Counterparts.................................   95

   Section 11.18 Entire Agreement..........................................   95
   Section 11.19 Use of Name...............................................   95
   Section 11.20 Non-Public Information; Confidentiality...................   95
   Section 11.21 Patriot Act Notice........................................   96

                                    SCHEDULES

Schedule I       - Commitments
Schedule II      - Addresses for Notices
Schedule 4.2     - Consents
Schedule 4.3(a)  - Ownership of each Group Member and its Subsidiaries
Schedule 4.3(b)  - P&G Joint Venture Documents
Schedule 4.4(b)  - Material Liabilities or Obligations
Schedule 4.7     - Litigation
Schedule 4.8     - Taxes
Schedule 4.12    - Labor Matters
Schedule 4.13(a) - List of Plans - A
Schedule 4.13(b) - List of Plans - B
Schedule 4.14    - Environmental Matters
Schedule 4.15    - Intellectual Property
Schedule 4.16    - Real Property
Schedule 4.17    - Bank and Security Accounts
Schedule 4.18    - Insurance
Schedule 7.15    - Postclosing Deliveries
Schedule 8.1     - Existing Indebtedness
Schedule 8.1B      Payoff Debt
Schedule 8.2     - Existing Liens
Schedule 8.3     - Existing Investments
Schedule 8.3A    - Proposed Acquisitions
Schedule 8.8(b)  - Holdings' Permitted Business
Schedule 8.9     - Transactions with Affiliates

                                    EXHIBITS

Exhibit A        - Form of Assignment
Exhibit B        - Form of Note
Exhibit C        - Form of Notice of Borrowing
Exhibit D        - [Intentionally Omitted]
Exhibit E        - [Intentionally Omitted]
Exhibit F        - Form of Notice of Conversion or Continuation
Exhibit G        - Form of Compliance Certificate
Exhibit H        - Form of Guaranty and Security Agreement
Exhibit I        - Form of Intercreditor Agreement

          This Second Lien Credit Agreement, dated as of June 26, 2007, is entered into among IM US HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), INVERNESS MEDICAL INNOVATIONS, INC., a Delaware corporation ("Holdings"), the Lenders (as defined below), and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the "Administrative Agent"), UBS SECURITIES LLC, as Syndication Agent, Joint Lead Arranger and Sole Bookrunner, and GE CAPITAL MARKETS, INC., as Joint Lead Arranger.

          The parties hereto agree as follows:

                                    ARTICLE I
                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

     Defined Terms. As used in this Agreement, the following terms have the following meanings:

     "Acquisition" means the purchase by the AcquisitionCo of Target Shares pursuant to the Tender Offer and the consummation of the Merger, in each case, in accordance with the terms of the Acquisition Agreement.

     "Acquisition Agreement" means the Agreement and Plan of Merger dated as of May 17, 2007 among Holdings, AcquisitionCo and the Target.

     "Acquisition Cash Collateral Account" means a deposit account in the name of the Borrower and under the sole control (as defined in the applicable UCC) of the Administrative Agent (subject to the rights of the First Lien Agent under the First Lien Loan Documents and the Intercreditor Agreement), (i) established if the Closing Date is not also the Merger Funding Date and (ii) into which the Acquisition Cash Collateral Funds shall be deposited on the Closing Date and applied in accordance with Section 2.19 (and otherwise from which the Borrower may not make withdrawals except in accordance with Section 2.19 or as otherwise permitted by the Administrative Agent).

     "Acquisition Cash Collateral Funds" has the meaning specified in Section
7.9.

     "AcquisitionCo" means Inca Acquisition, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Borrower.

     "Affected Lender" has the meaning specified in Section 2.18.

     "Affiliate" means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower. For purpose of this definition, "control" means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agreement" means this Second Lien Credit Agreement.

     "Applicable Margin" means (a) with respect to Term Loans which are Base Rate Loans, 3.25%, and (b) with respect to Term Loans which are Eurodollar Rate Loans, 4.25%.

     "Approved Fund" means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

     "Assignment" means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of
Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.

     "Base Rate" means, at any time, a rate per annum equal to the higher of (a) the rate last quoted by The Wall Street Journal as the latest "U.S. prime rate" or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent) and (b) the sum of 0.5% per annum and the Federal Funds Rate.

     "Base Rate Loan" means any Loan that bears interest based on the Base Rate.

     "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.

     "Borrowing" means a borrowing consisting of Terms Loans made on the Closing Date by the Lenders according to their respective Term Loan Commitments under the Term Loan Facility.

     "Business Day" means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

     "Capital Expenditures" means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding (a) interest capitalized during construction and (b) any expenditure to the extent, for purpose of the definition of Permitted Acquisition, such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period.

     "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Cash Collateral Account" means a deposit account or securities account (including the Acquisition Cash Collateral Account) in the name of a Loan Party and under the sole control (as defined in the applicable UCC) of the Administrative Agent (subject to the rights of the First Lien Agent under the First Lien Loan Documents and the Intercreditor Agreement) and (a) in the case of a deposit account, from which such Loan Party may not make withdrawals except as permitted by the Administrative Agent and (b) in the case of a securities account, with respect to which the Administrative Agent shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.

     "Cash Equivalents" means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least "A-1" from S&P or at least "P-1" from Moody's, (c) any commercial paper rated at least "A-1" by S&P or "P-1" by Moody's and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers' acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) "adequately capitalized" (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000,
(e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody's the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days, and (f) in the case of any Subsidiary organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parent of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of Holdings, comparable in investment quality to such investments and obligors (or the parents of such obligors).

     "CERCLA" means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.).

     "Change of Control" means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of more than 50% of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Holdings shall cease to own and control, legally and beneficially, all of the economic and voting rights associated with ownership of all outstanding Voting Stock of all classes of Voting Stock of Borrower; (d) a "Change of Control" or any term of similar effect, as defined in the First Lien Credit Agreement; or (e) a "Fundamental Change" or "Termination of Trading" or any term of similar effect, as defined in the Subordinated Convertible Notes Indenture, shall occur.

     "Cholestech" means Cholestech Corporation, a California corporation.

     "Cholestech Acquisition" means the acquisition of Cholestech pursuant to the merger of Iris Merger Sub, Inc., a California corporation, with and into Cholestech in accordance with the Cholestech Acquisition Agreement.

     "Cholestech Acquisition Agreement" means that certain Agreement and Plan of Reorganization, dated as of June 4, 2007, by and among Holdings, Iris Merger Sub, Inc., a California corporation, and Cholestech.

     "Closing Date" means the first date on which any Loan is made or any Letter of Credit is Issued, which shall be the date that AcquisitionCo acquires any Target Shares pursuant to the Tender Offer.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.

     "Commitment" means, with respect to any Lender, such Lender's Term Loan Commitment.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit G.

     "Consolidated" means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

     "Consolidated Cash Interest Expense" means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period less the sum of, in each case to the extent included in the definition of Consolidated Interest Expense, (a) the amortized amount of debt discount and debt issuance costs, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest; provided that Consolidated Interest Expense for the 4 Fiscal Quarter period ending (i) September 30, 2007 shall be the actual Consolidated Interest Expense for the Fiscal Quarter then ended multiplied by 4, (ii) December 31, 2007 shall be the actual Consolidated Interest Expense for two Fiscal Quarters then ended multiplied by 2, and (iii) March 31, 2008 shall be the actual Consolidated Interest Expense for three Fiscal Quarters then ended multiplied by 4/3.

     "Consolidated Current Assets" means, with respect to any Person at any date, the total Consolidated current assets of such Person at such date other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person.

     "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person; provided, however, that "Consolidated Current Liabilities" shall exclude the principal amount of the Loans then outstanding.

     "Consolidated EBITDA" means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (iii) any loss from extraordinary items and any non-recurring loss, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business, (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (vii) for each of the 4 Fiscal Quarter periods ending September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008 the following cost savings amounts:
$28,000,000, $20,000,000, $10,000,000 and $0, respectively and as applicable, and (viii) if the Cholestech Acquisition has been consummated, for the 4 Fiscal Quarter period ending on the last day of the Fiscal Quarter in which the Cholestech Acquisition has been consummated and for the immediately succeeding three 4 Fiscal Quarter periods thereafter, the following cost savings amounts:
$6,000,000, $5,600,000, $4,000,000 and $2,000,000, respectively and as applicable, and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) out of the ordinary course of business by such Person, (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent, and

(vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(vi) above in any prior period; provided that Consolidated EBITDA for the Fiscal Quarters ended December 31, 2006 and March 31, 2007 shall be deemed to be (A) at any time prior to consummation of the Cholestech Acquisition, $43,877,000 and $46,972,200, respectively, and (B) at any time after consummation of the Cholestech Acquisition, $48,437,000 and $51,296,200, respectively.

     "Consolidated Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period to (b) Consolidated Cash Interest Expense of such Person for such period.

     "Consolidated Interest Expense" means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker's acceptances, surety bonds and performance bonds (whether or not matured) payable by such Person and its Subsidiaries during such period minus
(b) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period.

     "Consolidated Leverage Ratio" means, with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person outstanding as of such date to (b) Consolidated EBITDA for such Person for the last period of four consecutive Fiscal Quarters ending on or before such date.

     "Consolidated Net Income" means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than under the Loan Documents), to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries and (d) consolidated minority interest expense of such Person or one of its Subsidiaries resulting from allocations of earnings of any Consolidated Subsidiary which is less than 100% owned, except to the extent of the amount of dividends or distributions paid by such Person or Subsidiary to the minority shareholders of such Consolidated Subsidiary.

     "Consolidated Total Debt" of any Person means all Indebtedness of a type described in clause (a), (b), (c)(i), (d) or (f) of the definition thereof and all Guaranty Obligations with respect to any such Indebtedness, in each case of such Person and its Subsidiaries on a Consolidated basis.

     "Constituent Documents" means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

     "Contractual Obligation" means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

     "Control Agreement" means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, entitlement or contract, effective to grant "control" (as defined under the applicable UCC) over such account, entitlement or contract, to the Administrative Agent (subject to the rights of the First Lien Agent under the First Lien Loan Documents and the Intercreditor Agreement).

     "Controlled Deposit Account" means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent (such approval not to be unreasonably withheld).

     "Controlled Securities Account" means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary approved by the Administrative Agent (such approval not to be unreasonably withheld).

     "Copyrights" means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations thereof and all applications therefor.

     "Corporate Chart" means a document in form reasonably acceptable to the Administrative Agent and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and, in the case of any Loan Party, any organizational number and tax identification number of such Person, (c) in the case of any Loan Party, the location of such Person's chief executive office (or, if applicable, sole place of business) and (d) the percentage of outstanding shares of each class of Stock of such Person (other than Holdings) owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.

     "Customary Permitted Liens" means, with respect to any Person, any of the following:

     (a) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

     (b) (i) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction or (ii) other rights of setoff or banker's liens in favor of banks or other depository institutions arising in the ordinary course of business;

     (c) pledges or cash deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance, social security or other types of governmental insurance benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);

     (d) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

     (e) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases (other than Capital Leases) granted by a lessor, licensor or sublessor on its real property in the ordinary course of business that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the use or occupancy of such real property or (y) interfere with the ordinary conduct of the business conducted by the Loan Parties at such real property;

     (f) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not overdue or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

     (g) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property;

     (h) licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business that do not, in the aggregate, materially (x) impair the use of such intellectual property or (y) interfere with the ordinary conduct of the business conducted by the Loan Parties with such intellectual property; and

     (i) precautionary financing statements filed in connection with operating leases or other transactions that are not secured transactions.

     "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

     "Disclosure Documents" means, collectively, (a) all confidential information memoranda and related materials prepared in connection with the syndication of the Term Loan Facility and (b) all other documents filed by any Group Member with the United States Securities and Exchange Commission.

     "Dollars" and the sign "$" each mean the lawful money of the United States of America.

     "Domestic Person" means any "United States person" under and as defined in
Section 770l(a)(30) of the Code.

     "E-Fax" means any system used to receive or transmit faxes electronically.

     "Electronic Transmission" means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

     "Eligible Assignee" has the meaning specified in Section 11.2.

     "Environmental Laws" means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. Sections 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.), the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. Sections 13:1K-6 et seq.).

     "Environmental Liabilities" means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

     "ERISA Affiliate" means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     "ERISA Event" means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder, (j) a Title IV Plan is in "at risk status" within the meaning of Code Section 430(i); (l) a Multiemployer Plan is in "endangered status" or "critical status" within the meaning of Code
Section 432(b); (m) an ERISA Affiliate incurs a substantial cessation of operations within the meaning of ERISA Section 4062(e), with respect to a Title IV Plan; or (n) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

     "E-Signature" means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

     "E-System" means any electronic system, including Intralinks(R) and ClearPar(R) and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

     "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 page (or otherwise on the Reuters screen) at such time, the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.

     "Eurodollar Rate" means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.

     "Eurodollar Rate Loan" means any Loan that bears interest based on the Eurodollar Rate.

     "Eurodollar Reserve Requirements" means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect 2 Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.

     "Event of Default" has the meaning specified in Section 9.1.

     "Excess Cash Flow" means, for any period, (a) Consolidated EBITDA of Holdings for such period, minus (b) without duplication, (i) (A) any cash principal payment on the First Lien Loans during such period (but only, in the case of payment in respect of First Lien Revolving Loans, to the extent that the related revolving loan commitments are permanently reduced by the amount of such payment), and (B) any cash principal payment on the Loans during such period other than any mandatory prepayment required pursuant to Section 2.8(a) because of the existence of Excess Cash Flow, (ii) any scheduled or other mandatory cash principal payment made by the Borrower or any of its Subsidiaries during such period on any Capitalized Lease Obligation or other Indebtedness (but only, if such Indebtedness may be reborrowed, to the extent such payment results in a permanent reduction in commitments thereof), (iii) any Capital Expenditure made by Holdings or any of its Subsidiaries during such period to the extent permitted by this Agreement, excluding the portion thereof financed with long-term Indebtedness (other than the Obligations), (iv) the Consolidated Cash Interest Expense of Holdings and its Subsidiaries for such period, (v) any cash losses from extraordinary items, (vi) any cash paid during such period or payable with respect to such period to satisfy obligations for income taxes or other taxes measured by net income, (vii) cash restructuring costs associated with the Acquisition or any Permitted Acquisition, (viii) any Permitted Acquisition Consideration paid in cash and any Investments pursuant to Section
8.3 (j) or (k) made in cash, in each case, by Holdings or any of its Subsidiaries during such period to the extent permitted by this Agreement but excluding the portion thereof financed with long-term Indebtedness (other than the Obligations) or with proceeds of the issuance of common stock of Holdings, and (ix) any increase in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period) and plus (c) without duplication, any decrease in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof).

     "Excluded Foreign Subsidiary" means any Subsidiary of Holdings that is not a Domestic Person and in respect of which any of (a) the pledge of any of the Stock of such Subsidiary as Collateral for any Obligations of any Loan Party,
(b) the grant by such Subsidiary of a Lien on any of its property as Collateral for any Obligations of any Loan Party or (c) such Subsidiary incurring Guaranty Obligations with respect to any Obligations of any Loan Party or any Domestic Person would, in the good faith judgment of Holdings, result in incremental material adverse tax consequences to the Loan Parties and their Subsidiaries; provided, however, that (x) the Administrative Agent and Holdings may agree that, despite the foregoing, any such Subsidiary shall not be an "Excluded Foreign Subsidiary" and (y) no such Subsidiary shall be an "Excluded Foreign Subsidiary" if, with substantially similar tax consequences, such Subsidiary has entered into any Guaranty Obligations with respect to, such Subsidiary has granted a security interest in any of its property to secure, or more than 66 2/3% of the Voting Stock of such Subsidiary was pledged to secure, directly or indirectly, any Indebtedness (other than the Obligations) of any Loan Party. "Excluded Foreign Subsidiary" also means Inverness Medical Investments, LLC.

     "Excluded Sales" has the meaning specified in Section 2.8(c).

     "Excluded Taxes" has the meaning specified in Section 2.17(a).

     "Existing Agent" means General Electric Capital Corporation, in its capacity as administrative agent under the Existing Credit Agreement.

     "Existing Credit Agreement" means that certain Third Amended and Restated Credit Agreement, dated as of June 30, 2005, among Holdings, Wampole Laboratories, LLC, Inverness Medical Holdings (UK) Limited, the lenders party thereto, the Existing Agent, Merrill Lynch Capital, as documentation agent and co-syndication agent, UBS Securities LLC, as co-syndication agent, and GECC Capital Markets Group Inc. and Merrill Lynch Capital, as co-lead arrangers, as amended from time to time.

     "Existing Subordinated Notes" means the 8 3/4% senior subordinated notes due 2012 of Holdings in an original aggregate principal amount of $150,000,000, issued pursuant to the Indenture, dated as of February 10, 2004, among Holdings, the Guarantors named therein and U.S. Bank Trust National Association, as trustee.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Administrative Agent in its sole discretion.

     "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System and any successor thereto.

     "Fee Letter" means the letter agreement, dated as of June 5, 2007 addressed to Holdings from the Administrative Agent and UBS Loan Finance LLC and accepted by Holdings, with respect to certain fees to be paid from time to time to the Administrative Agent and UBS Loan Finance LLC.

     "Financial Statement" means each financial statement delivered pursuant to
Section 4.4 or 6.1.

     "First Lien Administrative Agent" means GE Capital, in its capacity as administrative agent for the secured parties under the First Lien Loan Documents, or any successor administrative agent in accordance with the terms thereof.

     "First Lien Credit Agreement" means the First Lien Credit Agreement, dated as of the date hereof, among Holdings, the Borrower, the First Lien Administrative Agent, and the other agents and lenders party thereto.

     "First Lien Loan Documents" means the First Lien Credit Agreement and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the First Lien Credit Agreement.

     "First Lien Obligations" means the "Obligations", as defined in the First Lien Credit Agreement as in effect as of the date hereof.

     "First Lien Revolving Loans" means the revolving loans made to the Borrower pursuant to the First Lien Credit Agreement.

     "First Lien Revolving Credit Commitments" means the "Revolving Credit Commitments", as defined in the First Lien Credit Agreement.

     "First Lien Term Loans" means the term loans in an aggregate principal amount of $900,000,000 made to the Borrower on the Closing Date pursuant to the First Lien Credit Agreement.

     "Fiscal Quarter" means each 3 fiscal month period ending on March 31, June 30, September 30 or December 31.

     "Fiscal Year" means the twelve-month period ending on December 31.

     "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to "GAAP" shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).

     "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

     "Group Member Cash Payment" has the meaning specified in Section 3.1(f).

     "Group Members" means, collectively, Holdings and each of its Subsidiaries, including on and after the Closing Date, the Target and its Subsidiaries.

     "Group Members' Accountants" means BDO Seidman, LLP or other nationally-recognized independent registered certified public accountants.

     "Guarantor" means Holdings, each Subsidiary of Holdings listed on Schedule 4.3(a) that is not an Excluded Foreign Subsidiary and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party. Iris Merger Sub, Inc. shall not be a Guarantor prior to the consummation of the Cholestech Acquisition.

     "Guaranty and Security Agreement" means a second lien guaranty and security agreement, in substantially the form of Exhibit H, among the Administrative Agent, the Borrower and the Guarantors from time to time party thereto.

     "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the "primary obligation") of another Person (the "primary obligor"), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support or assurance to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation (but only to the extent of the value of such property securing such obligation) and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor,
(iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered) for the purpose of enabling the primary obligor to satisfy such primary obligation; provided, however, that "Guaranty Obligations" shall not include (x) endorsements for collection or deposit in the ordinary course of business and
(y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum reasonably anticipated amount for which such Person may be liable under such Guaranty Obligation.

     "Hazardous Material" means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

     "Healthcare Laws" means (a) Federal Food, Drug and Cosmetic Act as interpreted and enforced by the U.S. Food and Drug Administration, (b) all federal and state fraud and abuse laws, including, but not limited to the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7(b)), the federal Ethics in Patient Referrals Act (42 U.S.C. Sections 1395mm et. seq.), the Stark Law (42 U.S.C. Section 1395nn and Section 1395(q)), the civil False Claims Act (31 U.S.C. Section 3729 et. seq.), TRICARE (10 U.S.C. Section 1071 et. seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (c) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated thereunder; (d) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (e) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (f) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (g) licensure laws and regulations; and (h) any and all other applicable medical, medical devices or health care laws, regulations, manual provisions, policies and administrative guidance, each of
(a) through (g) as may be amended from time to time.

     "Hedging Agreement" means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

     "Immaterial Subsidiary" means any Group Member which (a) generated less than 5% of the consolidated revenues of Holdings and its Subsidiaries for the fiscal period most recently ended and (b) owned less than 5% of the assets (as determined on a book value basis) of Holdings and its Subsidiaries on a consolidated basis for such fiscal period; provided that no Group Member which otherwise satisfies the criteria set forth in clauses (a) and (b) above shall be treated as an Immaterial Subsidiary in this Agreement if (x) the aggregate revenues generated by all Immaterial Subsidiaries would exceed 10% of the consolidated revenues of Holdings and its Subsidiaries for the fiscal period most recently ended or (y) all Immaterial Subsidiaries own more than 10% of the assets of Holdings and its Subsidiaries on a consolidated basis, in each case after including such Group Member as an Immaterial Subsidiary for purposes of calculating compliance with clauses (x) and (y) above.

     "Inactive Subsidiaries" means, collectively (a) Advantage Diagnostics Corporation, a Delaware corporation; (b) Applied Biotech, Inc., a California corporation; (c) Forefront Diagnostics, Inc., a California corporation; (d) Innovations Research, LLC, a Delaware limited liability company; (e) Instant Technologies OTC, Inc., a California corporation; and (f) Unipath Online, Inc., a Massachusetts corporation.

     "Indebtedness" of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments,
(c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers' acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business that are unsecured and customary adjustments of purchase price, contingent payments, earnout payments or similar obligations of any Group Member arising under any of the documents pertaining to a merger or acquisition or a Sale), (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value, or pay any dividends or other amounts with respect to, any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof), in each case, prior to the date that is 180 days after the Scheduled Term Loan Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) the net amount of all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination, and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (h) above shall constitute "Indebtedness" of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person's property or
(z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien. Any amount of any Indebtedness for which recourse is expressly limited to a specific asset shall be limited to the fair market value of such asset.

     "Indemnified Matters" has the meaning specified in Section 11.4.

     "Indemnitee" has the meaning specified in Section 11.4.

     "Initial Projections" means those financial projections covering the Fiscal Years ending in 2007 through 2013 and delivered to the Administrative Agent by Holdings prior to the date hereof.

     "Intellectual Property" means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

     "Intercreditor Agreement" means the Intercreditor Agreement dated as of the Closing Date, substantially in the form of Exhibit I, among the Administrative Agent, the First Lien Administrative Agent, Holdings, the Borrower and the other Loan Parties.

     "Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1, 2, 3 or 6 months thereafter, as selected by the Borrower pursuant hereto; provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (c) the Borrower may not select any Interest Period ending after the Scheduled Term Loan Maturity Date, (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000 and (e) there shall be outstanding at any one time no more than 5 Interest Periods.

     "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

     "Internet Domain Names" means all right, title and interest (and all related IP Ancillary Rights) relating to Internet domain names.

     "Investment" means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.

     "IP Ancillary Rights" means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

     "IP License" means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

     "IRS" means the Internal Revenue Service of the United States and any successor thereto.

     "Lenders" means, collectively, any financial institution or other Person that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment, in each case together with its successors.

     "Liabilities" means all claims, actions, suits, judgments, damages, losses, liability, obligations, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, charge, security deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

     "Loan" means any loan made or deemed made by any Lender hereunder.

     "Loan Documents" means, collectively, this Agreement, any Notes, the Guaranty and Security Agreement, the Intercreditor Agreement, the Mortgages, the Control Agreements, the Fee Letter and, when executed, each document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

     "Loan Party" means the Borrower and each Guarantor.

     "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or property of the Group Members, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document and (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under any Loan Document.

     "Material Event of Default" means (i) at any time on or prior to the 90th day following the Closing Date, any Event of Default specified in Section 9.1(e), and (ii) at any time thereafter, any Event of Default.

     "Maximum Lawful Rate" has the meaning specified in Section 2.9(d).

     "Merger" means, following consummation of the Tender Offer, the merger of AcquisitionCo with and into Target on the terms and subject to the conditions set forth in the Acquisition Agreement.

     "Merger Funding Date" means the date on which the Effective Time (as defined in the Acquisition Agreement) shall have occurred pursuant to the Acquisition Agreement in compliance in all material respects with the applicable provisions of Delaware law.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means any mortgage, deed of trust or other document executed or required herein to be executed by any Loan Party and granting a security interest over real property in favor of the Administrative Agent as security for the Obligations.

     "Mortgage Supporting Documents" means, with respect to any Mortgage for a parcel of owned real property, each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Administrative Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Administrative Agent), environmental assessments and reports and evidence regarding recording and payment of fees, insurance premium and taxes) that the Administrative Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on such parcel of real property in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens or other Liens as the Administrative Agent may approve (provided that such approval shall not be unreasonably withheld if such other Lien is affirmatively insured under a lender's title insurance policy).

     "Multiemployer Plan" means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate contributes to or has contributed to within the last six (6) years or otherwise has any obligation or liability, contingent or otherwise.

     "Net Cash Proceeds" means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member) secured by the property subject thereto or (b) any incurrence of Indebtedness or (solely for purposes of the last paragraph of Section 8.3 and Section 8.6(e)) issuance of any Stock, in each case net of brokers', advisors' and investment banking fees and other out-of-pocket underwriting discounts, commissions and other out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of Holdings that is not a Wholly Owned Subsidiary of Holdings shall constitute "Net Cash Proceeds" only to the extent of the aggregate direct and indirect beneficial ownership interest of Holdings therein.

     "Non-Funding Lender" has the meaning specified in Section 2.2(c).

     "Non-U.S. Lender Party" means each of the Administrative Agent, each Lender, each SPV and each participant, in each case that is not a Domestic Person.

     "Note" means a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in the aggregate initial principal amount of the Term Loan made by such Lender.

     "Notice of Borrowing" has the meaning specified in Section 2.2.

     "Notice of Conversion or Continuation" has the meaning specified in Section 2.10.

     "Obligations" means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to the Administrative Agent, any Lender, any other Indemnitee, any participant, or any SPV arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower and all Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including reasonable fees, charges and disbursement of counsel), interest, commissions, charges, Prepayment Premium, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party pursuant to any Loan Document.

     "Other Taxes" has the meaning specified in Section 2.17(c).

     "Patriot Act" means USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

     "Patents" means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to patents and applications therefor.

     "Payoff Debt" means the Indebtedness described on Schedule 8.1B which shall be paid or redeemed in full (other than contingent indemnification obligations as to which no claim has been asserted) on the Closing Date. Payoff Debt shall include Indebtedness under the Existing Credit Agreement and the Existing Subordinated Notes and all other obligations (other than contingent indemnification obligations as to which no claim has been asserted) under the Payoff Debt Documents.

     "Payoff Debt Documents" means the credit agreement, indenture or other documents evidencing or governing the Payoff Debt.

     "PBGC" means the United States Pension Benefit Guaranty Corporation and any successor thereto.

     "Pension Plan" means a Plan described in Section 3(2) of ERISA

     "Permit" means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations in the nature of any of the foregoing with, any Governmental Authority, in each case whether or not having the force of law, and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Permitted Acquisition" means any Proposed Acquisition satisfying each of the following conditions: (a) the Administrative Agent shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 15 days (or, in the case of any Proposed Acquisition having Permitted Acquisition Consideration of less than $11,500,000, 5 days, and provided that no such notice shall be required for any Proposed Acquisition set forth on Schedule 8.3A) prior to the consummation of such Proposed Acquisition

(or such later date as may be agreed by the Administrative Agent) and on or prior to the date of such Proposed Acquisition, the Administrative Agent shall have received copies of the acquisition agreement and related material Contractual Obligations and other material documents and information (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches) reasonably requested by the Administrative Agent, (b) as of the date of consummation of any transaction as part of such Proposed Acquisition and after giving effect to all transactions to occur on such date as part of such Proposed Acquisition, no Default or Event of Default shall be continuing, (c) after giving effect to such Proposed Acquisition, Borrower shall be in compliance with the financial covenants set forth in Article V (provided that the Consolidated Leverage Ratio shall be 0.25 to 1.00 less than the applicable Consolidated Leverage Ratio required under
Section 5.1) on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the 4 Fiscal Quarter period ending on such day (as if such Permitted Acquisition had occurred on the first day of such period), (d) both before and immediately after giving effect to such Proposed Acquisition, the Loan Parties shall have unused First Lien Revolving Credit Commitments and available cash and Cash Equivalents on deposit to a Cash Collateral Account (other than the Acquisition Cash Collateral Account) or a Controlled Deposit Account of at least $42,500,000 in the aggregate, and (e) at or prior to the closing of such Proposed Acquisition, the Borrower shall deliver to the Administrative Agent a certificate of the Chief Financial Officer, Treasurer or Vice President, Finance of Holdings to the effect that the conditions in clauses (b), (c) and (d) above have been satisfied and setting forth the calculation thereof, which certificate shall be a form reasonably satisfactory to the Administrative Agent. "Permitted Acquisition" also includes (i) any proposed merger or acquisition consented to by the Required Lenders, and (ii) the Cholestech Acquisition.

     "Permitted Acquisition Consideration" means aggregate amounts payable in connection with, and other consideration for, any Permitted Acquisition (other than the Acquisition and the Cholestech Acquisition), in each case, including as, if and when earned, any "earnout" and similar payment obligations, all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of Holdings and the Proposed Acquisition Target.

     "Permitted Acquisition Debt" means Indebtedness which satisfies each of the following conditions: (a) the Indebtedness is unsecured and is incurred in order to consummate a Permitted Acquisition and/or assumed in connection with any Permitted Acquisition (but not incurred in connection with or contemplation of such Permitted Acquisition), (b) the Administrative Agent shall have received reasonable advance notice of the incurrence and/or assumption of such Indebtedness including a reasonably detailed description thereof at least 15 days (or, in the case of Permitted Acquisition Debt being incurred to finance any Proposed Acquisition having Permitted Acquisition Consideration of less than $11,500,000, 5 days) prior to such incurrence and/or assumption (or such later date as may be agreed by the Administrative Agent) and on or prior to the date of such incurrence and/or assumption, the Administrative Agent shall have received copies of the credit agreement, indenture and related Contractual Obligations and other documents and information reasonably requested by the Administrative Agent, (c) as of the date of incurrence and/or assumption of such Indebtedness and after giving effect to all transactions to occur on such date (including such Permitted Acquisition), no Default or Event of Default shall be continuing, (d) after giving effect to the incurrence and/or assumption of such Indebtedness and such Permitted Acquisition, Borrower shall be in compliance with the financial covenants set forth in Article V (provided that the Consolidated Leverage Ratio shall be 0.25 to 1.00 less than the applicable Consolidated Leverage Ratio required under Section 5.1), on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the 4 Fiscal Quarter period ending on such day (as if such Indebtedness had been incurred or assumed and such Permitted Acquisition had occurred on the first day of such period), and (e) at or prior to the incurrence and/or assumption of such Indebtedness and closing of such Permitted Acquisition, the Borrower shall deliver to the Administrative Agent a certificate of the Chief Financial Officer, Treasurer or Vice President, Finance of Holdings to the effect that the conditions in clauses (c) and (d) above have been satisfied and setting forth the calculation thereof, which certificate shall be a form reasonably satisfactory to the Administrative Agent.

     "Permitted Indebtedness" means any Indebtedness of any Group Member that is not prohibited by Section 8.1.

     "Permitted Investment" means any Investment of any Group Member that is not prohibited by Section 8.3.

     "Permitted Lien" means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2.

     "Permitted Refinancing" means Indebtedness constituting a refinancing, extension of maturity or other modifications of the terms of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness (plus accrued interest on the Indebtedness being refinanced) outstanding at the time of such refinancing or extension, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) no shorter than that of such Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback Transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness, provided such Lien shall have the same priority as the Lien securing such Permitted Indebtedness (and with respect to any Permitted Refinancing of the First Lien Obligations is subject to the Intercreditor Agreement), (e) is subordinated to the Obligations on terms no less favorable (in the reasonable judgment of the Administrative Agent) to the holders of the Obligations as the Indebtedness being refinanced or extended and
(f) is otherwise on terms no less favorable in any material respect to the Group Members, taken as a whole, than those of such Permitted Indebtedness; provided, however, that, notwithstanding the foregoing, (x) the terms of such Permitted Indebtedness may be modified as part of such Permitted Refinancing if such modification would have been permitted pursuant to Section 8.11, (y) the interest rate, any premium or fees or any similar payment obligation under such Permitted Indebtedness may be increased consistent with then prevailing market conditions, and (z) no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.

     "Permitted Reinvestment" means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, to acquire (or make Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property useful in the business of the Borrower or any of its Subsidiaries (including through a Permitted Acquisition) or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage.

     "Permitted Subordinated Debt" means Subordinated Debt which satisfies each of the following conditions: (a) the Administrative Agent shall have received reasonable advance notice of the incurrence and/or assumption of such Indebtedness including a reasonably detailed description thereof at least 15 days prior to such incurrence and/or assumption (or such later date as may be agreed by the Administrative Agent) and on or prior to the date of such incurrence and/or assumption, the Administrative Agent shall have received copies of the credit agreement, indenture and related Contractual Obligations and other documents and information reasonably requested by the Administrative Agent, (b) such Subordinated Debt shall be unsecured and shall have no scheduled principal payments, prepayments or redemptions prior to the date which is 6 months after the Scheduled Term Loan Maturity Date and is otherwise on terms satisfactory to the Administrative Agent, (c) as of the date of incurrence and/or assumption of such Subordinated Debt and after giving effect to all transactions to occur on such date no Default or Event of Default is continuing, (d) Holdings shall be in compliance with the financial covenants set forth in Article V (provided that the Consolidated Leverage Ratio shall be 0.50 to 1.00 less than the applicable Consolidated Leverage Ratio required under Section 5.1), on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the 4 Fiscal Quarter period ending on such day (as if such Subordinated Debt had been incurred on the first day of such period), and (e) at or prior to the incurrence and/or assumption of such Subordinated Debt, Holdings shall deliver to the Administrative Agent a certificate of its Chief Financial Officer, Treasurer or Vice President, Finance to the effect that the conditions in clause (d) above have been satisfied and setting forth the calculation thereof, which certificate shall be a form reasonably satisfactory to the Administrative Agent.

     "Person" means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

     "P&G Call Option" means the ability of a member of the P&G JV Companies to require a breaching member (or any of its affiliates) to sell its units or shares in the P&G JV Companies (less damages arising from the material breach) to the non-breaching member (or any of its affiliates) pursuant to the P&G JV Agreements.

     "P&G Holdings Guaranty" means that certain guaranty dated May 17, 2007 made by Holdings in respect of the P&G Joint Venture.

     "P&G Joint Venture" means the joint venture between Holdings and The Proctor & Gamble Company conducted through the P&G JV Companies pursuant to the P&G JV Agreements for the purpose of developing, acquiring and marketing consumer diagnostic and monitoring products (excluding products in the cardiology, diabetes and oral care fields).

     "P&G JV Agreements" means the agreements set forth on Schedule 4.3(b) hereto.

     "P&G JV Capital Call Obligations" means any capital call obligation of the P&G JV Companies under the P&G JV Agreements, or any guaranty thereof by Holdings pursuant to the P&G Holdings Guaranty.

     "P&G JV Companies" means US CD LLC, a Delaware limited liability company, and SPD Swiss Precision Diagnostics GmbH, a company organized under the laws of Switzerland and any subsidiaries of either of them.

     "P&G Put Date" means the date the P&G Put Option is exercised.

     "P&G Put Option" means the exercise of Procter & Gamble International Operations, SA's ("PGIO") or Procter & Gamble RHD, Inc.'s ("PGUS") right to require Holdings or Swissco (or any other Subsidiary of Holdings) to purchase PGIO and PGUS's units and shares (or any other equity interests) in the P&G JV Companies pursuant to the P&G JV Agreements.

     "Prepayment Premium" means at any time with respect to any Term Loans being prepaid in whole or in part pursuant to Section 2.7 or 2.8(b) during any of the periods set forth below an amount equal to the percentage set forth opposite such period of the aggregate principal amount of the Term Loans being prepaid at such time:

                                   Percentage of Principal
             Period                  Amount Being Prepaid
             ------                -----------------------
June 26, 2007 to and
   Including June 26, 2008                   2.0%

June 27, 2008 to and
   Including June 26, 2009                   1.0%

At all times after June 27, 2009             0.0%

     "Pro Forma Basis" means, with respect to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction (including any Pro Forma Cost Savings directly attributable to such Pro Forma Transaction), as if each such Pro Forma Transaction had been consummated on the first day of such period, based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant Compliance Certificate, Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X (except for any Pro Forma Cost Savings which need not be in accordance with Regulation S-X).

     "Pro Forma Cost Savings" means, with respect to any period, operating expense reductions that are reasonably expected to be sustainable over such period, will not adversely affect revenues and are not greater than the reduction reasonably expected to be realized, regardless of whether these cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X, all such operating expense reductions to be reasonably determined in good faith by the chief financial or accounting officer of Holdings and to be reasonably satisfactory to the Administrative Agent and, to the extent requested by the Administrative Agent, to be set forth in a certificate signed by such officer.

     "Pro Forma Financial Statements" has the meaning specified in Section
4.4(d).

     "Pro Forma Transaction" means any transaction consummated as part of any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Indebtedness.

     "Projections" means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(e).

     "Property Loss Event" means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.

     "Proposed Acquisition" means (a) any proposed acquisition that is consensual and approved by the board of directors (or other applicable governing body) of the applicable Proposed Acquisition Target, of all or substantially all of the Stock of such Proposed Acquisition Target by Holdings or any Subsidiary of Holdings or all or substantially all of the assets of any Proposed Acquisition Target by any Subsidiary of Holdings or (b) any proposed merger of any Proposed Acquisition Target with or into any Subsidiary of Holdings (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).

     "Proposed Acquisition Target" means any Person (including any Subsidiary thereof) or any brand, line of business, division, branch, operating division or other unit operation of any Person.

     "Pro Rata Outstandings", of any Lender at any time, means the outstanding principal amount of the Term Loans owing to such Lender.

     "Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (a) the sum of the Term Loan Commitments (or, if such Term Loan Commitments in the Term Loan Facility are terminated, the Pro Rata Outstandings therein) of such Lender then in effect under the Term Loan Facility by (b) the sum of the Term Loan Commitments (or, if such Term Loan Commitments in the Term Loan Facility are terminated, the Pro Rata Outstandings therein) of all Lenders then in effect under the Term Loan Facility; provided, however, that, if there are no Term Loan Commitments and no Pro Rata Outstandings in any of the Term Loan Facility, such Lender's Pro Rata Share in the Term Loan Facility shall be determined based on the Pro Rata Share in the Term Loan Facility most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.18.

     "Register" has the meaning specified in Section 2.14(b).

     "Regulation S-X" means Regulation S-X of the Securities Act of 1933.

     "Reinvestment Prepayment Amount" means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount paid or required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower.

     "Reinvestment Prepayment Date" means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 180th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, (b) the date that is five (5) Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to make Permitted Reinvestments with such Net Cash Proceeds, and (c) five (5) Business Days after the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any Event of Default.

     "Related Documents" means, collectively, the Acquisition Agreement, the First Lien Loan Documents, the documents relating to the repayment, redemption or other satisfaction of the Payoff Debt delivered pursuant to Section 3.1(g), and each other document executed with respect to any of the foregoing or any Related Transaction.

     "Related Person" means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, stockholder or other equity holder, financing source or agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.

     "Related Transactions" means, collectively, the consummation of the Acquisition (including the Tender Offer and the Merger), the entering into of the First Lien Loan Documents and the borrowing of the loans and other extensions of credit thereunder, the prepayment, redemption, refinancing or other satisfaction of the Payoff Debt, the execution and delivery of all Related Documents and the payment of all related fees, costs and expenses.

     "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

     "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

     "Required Lenders" means, at any time, Lenders having at such time in excess of 50% of the Term Loan Commitments (or, if such Term Loan Commitments are terminated, the Pro Rata Outstandings in the Term Loan Facility) then in effect, ignoring, in such calculation, the amounts held by any Non-Funding Lender.

     "Requirements of Law" means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including all Healthcare Laws.

     "Responsible Officer" means, with respect to any Person, any of the president, chief executive officer, chief financial officer, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart delivered pursuant to Section 6.1(d), documents delivered on the Closing Date and documents delivered pursuant to
Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person. Any certificate or other document required to be delivered hereunder by any Responsible Officer or other officer of any Group Member shall be delivered on behalf of the applicable Group Member and not in such person's individual capacity.

     "Restricted Payment" means (a) any dividend, return of capital, distribution or any other payment or Sale of property for less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, in each case on account of any Stock or Stock Equivalent of any Group Member, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent, and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

     "S&P" means Standard & Poor's Rating Services.

     "Sale and Leaseback Transaction" means, with respect to any Person (the "obligor"), any Contractual Obligation or other arrangement with any other Person (the "counterparty") consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

     "Scheduled Term Loan Maturity Date" means the eighth (8th) anniversary of the Closing Date.

     "SEC" means The United States Securities and Exchange Commission.

     "Secured Parties" means the Lenders and the Administrative Agent, each other Indemnitee and any other holder of any Obligation of any Loan Party.

     "Security" means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

     "Sell" means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun "Sale" have correlative meanings.

     "Solvent" means, with respect to any Person or any group of Persons taken together on a consolidated basis as of any date of determination, that, as of such date, (a) the value of the assets of such Person or group (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person or group,

(b) such Person or group is able to pay all liabilities of such Person or group as such liabilities mature and (c) such Person or group does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "SPV" means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

     "Stock" means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

     "Stock Equivalents" means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

     "Subordinated Convertible Notes" means 3.0% senior subordinated convertible notes of Holdings due 2016 in an original aggregate principal amount of $150,000,000, issued pursuant to the Subordinated Convertible Notes Indenture.

     "Subordinated Convertible Notes Documents" means, collectively, the Subordinated Convertible Notes, the Subordinated Convertible Notes Indenture and any other document related to any of the foregoing.

     "Subordinated Convertible Notes Indenture" means the Indenture, dated as of May 14, 2007, between Holdings and U.S. Bank Trust National Association, as trustee.

     "Subordinated Debt" means any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Administrative Agent. "Subordinated Debt" includes the Subordinated Convertible Notes and any Permitted Subordinated Debt.

     "Subsequent Tender Funding Date" means any date after the Closing Date on which AcquisitionCo is obligated to make payment for any Target Shares then subject to purchase by AcquisitionCo pursuant to the Tender Offer in accordance with the terms of the Acquisition Agreement and the Tender Offer.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person. Based on the capital structure and ownership of the P&G JV Companies as of the Closing Date, the P&G JV Companies are not Subsidiaries of any Group Member.

     "Substitute Lender" has the meaning specified in Section 2.18(a).

     "SWDA" means the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.).

     "Swissco" means Inverness Medical Switzerland GmbH, an entity organized under the laws of Switzerland.

     "Target" means Biosite Incorporated, a Delaware corporation.

     "Target Margin Stock" means any Target Shares or any other shares of capital stock of the Target, in each case, that are margin stock (within the meaning of Regulation U of the Federal Reserve Board).

     "Target Shares" means shares of common stock, $0.001 par value per share, of the Target.

     "Tax Affiliate" means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

     "Tax Return" has the meaning specified in Section 4.8.

     "Taxes" has the meaning specified in Section 2.17(a).

     "Tender Offer" means the tender offer by AcquisitionCo to purchase all outstanding Target Shares, at a price of $92.50 per share, in cash on the terms and subject to the conditions set forth in the Acquisition Agreement pursuant to a Tender Offer Statement on Schedule TO containing AcquisitionCo's offer to purchase and related letter of transmittal and the related form of summary advertisement, as filed with the United States Securities and Exchange Commission on May 29, 2007, as amended from time to time.

     "Term Loan" has the meaning specified in Section 2.1(b).

     "Term Loan Commitment" means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender's name on Schedule I under the caption "Term Loan Commitment", as amended to reflect Assignments. The aggregate amount of the Term Loan Commitments on the date hereof equals $250,000,000.

     "Term Loan Facility" means the Term Loan Commitments and the provisions herein related to the Term Loans.

     "Term Loan Lender" means each Lender that has a Term Loan Commitment or that holds a Term Loan.

     "Title IV Plan" means a Pension Plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate maintains, sponsors or contributes to or has maintained, sponsored or contributed to within the last six (6) years or otherwise has any obligation or liability, contingent or otherwise.

     "Total Assets" means the total assets of Holdings and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings delivered pursuant to Section 6.1(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.1(a) or (b), the Pro Forma Financial Statements.

     "Trademarks" means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations thereof and all applications therefor.

     "Trade Secrets" means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

     "UCC" means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

     "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued, but only to the extent such liabilities could reasonably be expected to have a Material Adverse Effect) that could be avoided by any Group Member or any ERISA Affiliate as a result of such transaction.

     "United States" means the United States of America.

     "U.S. Lender Party" means each of the Administrative Agent, each Lender, each SPV and each participant, in each case that is a Domestic Person.

     "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director's qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

     "Working Capital" means, for any Person at any date, its Consolidated Current Assets at such date minus its Consolidated Current Liabilities at such date.

          Section 1.2 UCC Terms. The following terms have the meanings given to them in the applicable UCC: "commodity account", "commodity contract", "commodity intermediary", "deposit account", "entitlement holder", "entitlement order", "equipment", "financial asset", "general intangible", "goods", "instruments", "inventory", "securities account", "securities intermediary" and "security entitlement".

          Section 1.3 Accounting Terms and Principles. (a) GAAP. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by Holdings shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V or VIII unless the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.

          (b) Pro Forma. All components of financial calculations made to determine compliance with Article V shall be adjusted on a Pro Forma Basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations; provided that, with respect to the Acquisition and the Cholestech Acquisition, any Pro Forma Basis adjustments shall be limited to the applicable adjustments and amounts set forth in the definition of Consolidated EBITDA for the periods provided therein and shall otherwise be reasonably satisfactory to the Administrative Agent.

          Section 1.4 Payments. The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party. Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

          Section 1.5 Interpretation. (a) Certain Terms. Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term "property", which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms "herein", "hereof" and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." In any other case, the term "including" when used in any Loan Document means "including without limitation." The term "documents" means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term "incur" means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms "incurrence" and "incurred" and similar derivatives shall have correlative meanings.

          (b) Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless any prior consent of any Secured Party or the Loan Parties expressly required hereunder is not obtained, any modification, amendment, restatement or amendment and restatement to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time. Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

                                   ARTICLE II
                             THE TERM LOAN FACILITY

          Section 2.1 The Term Loan Commitment. (a) [Intentionally Omitted].

          (b) Term Loan Commitment. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally, but not jointly, agrees to make a loan (each a "Term Loan") in Dollars to the Borrower on the Closing Date in an amount not to exceed such Lender's Term Loan Commitment. Amounts of Term Loans repaid may not be reborrowed.

          Section 2.2 Borrowing Procedures. (a) Notice From the Borrower. Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. on (i) the first Business Day, in the case of a Borrowing of Base Rate Loans and (ii) the third Business Day, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing; provided, however, that the Borrower may not request a Eurodollar Rate Loan until the earlier of (x) the date that is thirty days after the Merger Funding Date and (y) the date of completion of the "Primary Syndication" referred to in the Fee Letter. Each such notice may be made in a writing substantially in the form of Exhibit C (a "Notice of Borrowing") duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Borrowing, with such a Notice of Borrowing. Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.15, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000.

          (b) Notice to Each Lender. The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate. Each Lender shall, before 11:00 a.m. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.11, such Lender's Pro Rata Share of such proposed Borrowing. Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and any time thereafter, of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower.

          (c) Non-Funding Lenders. Unless the Administrative Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Loan that such Lender will not make such payment (or any portion thereof) available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such payment available to the Administrative Agent on the date such payment is required to be made in accordance with this Article II and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. The Borrower agrees to repay to the Administrative Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable to the Obligation that would have been created when the Administrative Agent made available such amount to the Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to the Borrower. In addition, any Lender that shall not have made available to the Administrative Agent any portion of any payment described above (any such Lender, a "Non-Funding Lender") agrees to pay such amount to the Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter (i) in the case of a payment in respect of a Loan, at the interest rate applicable at the time to such Loan and (ii) otherwise, at the interest rate applicable to Base Rate Loans. Such repayment shall then constitute the funding of the corresponding Loan (including any Loan deemed to have been made hereunder with such payment) or participation. The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.

          Section 2.3 [Intentionally Omitted].

          Section 2.4 [Intentionally Omitted].

          Section 2.5 Termination of the Term Loan Commitments. The Term Loan Commitments shall terminate on the Term Loan Commitment Termination Date.

          Section 2.6 Repayment of Term Loans. The Borrower promises to repay the Term Loans on the Scheduled Term Loan Maturity Date.

          Section 2.7 Optional Prepayments. Subject to the terms of the First Lien Loan Documents and the Intercreditor Agreement, the Borrower may prepay the outstanding principal amount of any Loan in whole or in part at any time (together with the applicable Prepayment Premium, if any, and any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment); provided, however, that each partial prepayment that is not of the entire outstanding amount under the Term Loan Facility shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

          Section 2.8 Mandatory Prepayments. (a) Excess Cash Flow. Subject to the terms of the First Lien Loan Documents and the Intercreditor Agreement, the Borrower shall pay or cause to be paid to the Administrative Agent, within 10 Business Days after the last date Financial Statements can be delivered pursuant to Section 6.1(b) for any Fiscal Year ending after the Closing Date, an amount equal to 50% of the Excess Cash Flow for such Fiscal Year (or with respect to the Fiscal Year ending December 31, 2007, Excess Cash Flow for the six-month period then ended); provided, however, in the event that the Consolidated Leverage Ratio of Holdings as of the end of any Fiscal Year, commencing with the Fiscal Year ending December 31, 2009, is less than (x) 5.00:1.00, then such percentage for such Fiscal Year shall be reduced to 25% or (y) 4.00:1.00, then such percentage for such Fiscal Year shall be reduced to 0%.

          (b) Debt Issuances. Subject to the terms of the First Lien Loan Documents and the Intercreditor Agreement, upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from the incurrence by any Loan Party or any of its Subsidiaries of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted hereunder in reliance upon Section 8.1), the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds.

          (c) Asset Sales and Property Loss Events. Subject to the terms of the First Lien Loan Documents and the Intercreditor Agreement, upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Group Member of any of its property (other than Sales of its own Stock and Excluded Sales, as defined below) to the extent the Net Cash Proceeds thereof exceed $5,750,000 in any Fiscal Year or
(ii) any Property Loss Event with respect to any property of any Group Member to the extent resulting, in the aggregate with all other such Property Loss Events, in the receipt by any of them of Net Cash Proceeds in excess of $5,750,000, the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds (or, with respect to Sales of property permitted hereunder in reliance upon clause (g) of Section 8.4, 50% of the Net Cash Proceeds); provided, however, that, upon any such receipt, as long as no Event of Default shall be continuing, any Group Member may make Permitted Reinvestments with such Net Cash Proceeds and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agent an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such Net Cash Proceeds. "Excluded Sales" shall mean (i) Sales of property permitted hereunder in reliance upon any of clauses (a) through (d) and (f)(i) of Section 8.4, and (ii) Sales of property permitted hereunder in reliance upon clauses
(f)(ii) and (g) of Section 8.4 if after giving effect to any such Sale and any prepayment of Loans under this Section 2.8(c) (on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the 4 Fiscal Quarter period ending on the last day of such Fiscal Quarter, as if such Sale had occurred on the first day of such period), the Consolidated Leverage Ratio of Holdings is not greater than 4.00 to
1.00 (it being understood that prepayments from Sales of property permitted hereunder in reliance upon clauses (f)(ii) and (g) of Section 8.4 shall only be required to the extent necessary to reduce the Consolidated Leverage Ratio of Holdings to 4.00 to 1.00).

          (d) [Intentionally Omitted].


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

          (e) Application of Payments. Any payments made to the Administrative Agent pursuant to this Section 2.8 shall be applied to the Obligations in accordance with Section 2.12(b).

Notwithstanding anything to the contrary set forth herein, the Borrower shall not be permitted or required to prepay any Loans under Section 2.8 of this Agreement unless (i) such prepayment is not prohibited under the Intercreditor Agreement and (ii) (A) the First Lien Obligations have been paid in full and all commitments to lend money under the First Lien Loan Documents shall have terminated, or (B) such amount would be paid to the "Lenders" under and pursuant to the First Lien Credit Agreement but for the fact that the "Lenders" under the First Lien Credit Agreement have waived their right to receive such prepayment.

          Section 2.9 Interest. (a) Rate. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Base Rate Loans, as in effect from time to time.

          (b) Payments. Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan, on the last day of each calendar quarter commencing on the first such day following the making of such Loan, (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period and (ii) if accrued on any other Obligation, on demand from Administrative Agent after the time such Obligation is due and payable (whether by acceleration or otherwise).

          (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon (A) the occurrence of any Event of Default under Section 9.1(e)(ii) or (B) the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) then due and payable shall bear interest at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable.

          (d) Maximum Lawful Rate. Notwithstanding anything to the contrary set forth in this Section 2.9, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the

Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in clauses (a) through (c) of this Section 2.9, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.9(d), a court of competent jurisdiction shall finally determine that any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.12 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          Section 2.10 Conversion and Continuation Options. (a) Option. The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.16(a), and (ii) in the case of Base Rate Loans, to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days' prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $1,000,000 and
(y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) a Default or an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.15.

          (b) Procedure. Each such election shall be made by giving the Administrative Agent at least 3 Business Days' prior notice in substantially the form of Exhibit F (a "Notice of Conversion or Continuation") duly completed. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan. Each partial conversion or continuation shall be allocated ratably among the Lenders in the Term Loan Facility in accordance with their Pro Rata Shares.

          Section 2.11 Fees. The Borrower has agreed to pay to the Administrative Agent and other Persons additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

          Section 2.12 Application of Payments. (a) Application of Voluntary Prepayments. Unless otherwise provided in this Section 2.12 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied to repay the Obligations the Borrower designates.

          (b) Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Administrative Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied first to repay the outstanding principal balance of the Term Loans (together with the applicable Prepayment Premium, if any, with respect to any such prepayment pursuant to Section 2.8(b)) and, then, any excess shall be retained by the Borrower.

          (c) Application of Payments During an Event of Default. Each of Holdings and the Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments or prepayments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, the Administrative Agent may, and, upon either (A) the direction of the Required Lenders or (B) the termination of any Term Loan Commitment or the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligation, all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders, (iii) third, to pay interest then due and payable in respect of the Loans, (iv) fourth, to repay the outstanding principal amounts of the Loans (together with the applicable Prepayment Premium, if any), and (v) fifth, to the ratable payment of all other Obligations.

          (d) Application of Payments Generally. All payments and prepayments of any Term Loans shall be applied first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods. All payments and prepayments of Term Loans shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.12, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties' interest in such Obligations. Any priority level set forth in this Section 2.12 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

          Section 2.13 Payments and Computations. (a) Procedure. The Borrower shall make each payment under any Loan Document not later than 11:00 a.m. on the day when due to the Administrative Agent by wire transfer to the following account (or at such other account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

          ABA No. 021-001-033
          Account Number 502-710-79
          Deutsche Bank Trust Company Americas, New York, New York
          Account Name: GECC HH Cash Flow
          Reference: GE Capital Re Inverness Medical Innovations (Second Lien)

The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest, Prepayment Premium or fees to the Lenders, in accordance with the application of payments set forth in Section 2.12. The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim. Payments received by the Administrative Agent after 11:00 a.m. shall be deemed to be received on the next Business Day.

          (b) Computations of Interests and Fees. All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Base Rate Loans, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of "Eurodollar Rate" and "Base Rate", respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.

          (c) Payment Dates. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

          (d) Advancing Payments. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          Section 2.14 Evidence of Debt. (a) Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Commitment and in any right to receive any payment hereunder.

          (b) Records of Administrative Agent. The Administrative Agent, acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.14, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Administrative Agent may notify the Borrower) (A) a record of ownership (the "Register") in which the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent, each Lender in the Term Loans, each of their obligations under this Agreement to participate in each Loan, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and each change thereto pursuant to Section 2.18 (Substitution of Lenders) and Section 11.2 (Assignments and Participations; Binding Effect), (2) the Term Loan Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for Eurodollar Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, and (5) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations.

          (c) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.14 and Section 11.2 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

          (d) Prima Facie Evidence. The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower, the Administrative Agent, or such Lender at any reasonable time and from time to time upon reasonable prior notice. No Lender shall have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Administrative Agent.

          (e) Notes. Upon any Lender's request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Loans of such Lender in the Term Loan Facility and substantially in the form of Exhibit B; provided, however, that only one Note for the Term Loan Facility shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances. Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.

          Section 2.15 Suspension of Eurodollar Rate Option. Notwithstanding any provision to the contrary in this Article II, the following shall apply:

          (a) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (A) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (B) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

          (b) Illegality. If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause
(c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.

          (c) Effect of Suspension. If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (A) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended,
(B) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (C) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (D) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

          Section 2.16 Breakage Costs; Increased Costs; Capital Requirements.
(a) Breakage Costs. The Borrower shall compensate each Lender, upon demand from such Lender to the Borrower (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may incur (A) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (B) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of
Section 2.15) on a date that is not the last day of the applicable Interest Period or (C) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

          (b) Increased Costs. If at any time any Lender determines that, after the later of (x) the date hereof and (y) the date such Lender entered into this Agreement (including by assignment) as such, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of
(i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit, or (ii) imposing any other cost to such Lender with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such increased cost.

          (c) Increased Capital Requirements. If at any time any Lender determines that, after the later of (x) the date hereof and (y) the date such Lender entered into this Agreement (including by assignment) as such, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender (or any corporation controlling such Lender) as a consequence of its obligations under or with respect to any Loan Document to a level below that which, taking into account the capital adequacy policies of such Lender or corporation, such Lender or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction.

          (d) Compensation Certificate. Each demand for compensation under this
Section 2.16 shall be accompanied by a certificate of the Lender claiming such compensation, setting forth in reasonable detail the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          Section 2.17 Taxes. (a) Payments Free and Clear of Taxes. Except as otherwise provided in this Section 2.17, each payment by any Loan Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, "Taxes") except for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured

Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (ii) United States federal withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a "Secured Party" hereunder except to the extent such Secured Party is a direct or indirect assignee (other than pursuant to clause (iii) of Section 2.18(a) (Substitution of Lenders)) of any other Secured Party that was entitled, at the time the assignment from such other Secured Party became effective, to receive additional amounts under this clause, or (iii) taxes that would not have been imposed but for the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to clause
(f) below (all such Taxes described in clauses (i), (ii) and (iii) of this Section 2.17 being referred to collectively as "Excluded Taxes").

          (b) Gross-Up. If any Taxes other than Excluded Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 2.17), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions,
(iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, or as soon as practicable thereafter, the relevant Loan Party shall deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment.

          (c) Other Taxes. In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, "Other Taxes"). Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof.

          (d) Indemnification. The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Taxes (other than Excluded Taxes) and Other Taxes (including any Taxes (other than Excluded Taxes) and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes (other than Excluded Taxes) or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, the Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.

          (e) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to file any certificate or document reasonably requested in writing by Borrower or to change the jurisdiction of its lending office if such a change would reduce any


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

such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          (f) Tax Forms. (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a "Non-U.S. Lender Party" hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Administrative Agent that such Non-U.S. Lender Party is not (1) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Borrower within the meaning of
Section 881(c)(3)(B) of the Code or (3) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

               (i) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a "U.S. Lender Party" hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

               (ii) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to the Administrative Agent shall collect from such participant or SPV the documents described in this clause
     (f) and provide them to the Administrative Agent and the Borrower.

          Section 2.18 Substitution of Lenders. (a) Substitution Right. In the event that any Lender in the Term Loan Facility that is not an Affiliate of the Administrative Agent (an


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

"Affected Lender"), (i) makes a claim under clause (b) (Increased Costs) or (c) (Increased Capital Requirements) of Section 2.16, (ii) notifies the Borrower pursuant to Section 2.15(b) (Illegality) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan in the Term Loan Facility,
(iii) makes a claim for payment pursuant to Section 2.17(b) (Taxes), (iv) becomes a Non-Funding Lender with respect to the Term Loan Facility or (v) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders in the Term Loan Facility, the Borrower may either pay in full such Affected Lender with respect to amounts due in the Term Loan Facility with the consent of the Administrative Agent or substitute for such Affected Lender in the Term Loan Facility any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent (in each case, a "Substitute Lender").

          (b) Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under the Term Loan Facility, the Borrower shall deliver a notice to the Administrative Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to the Term Loan Facility (including those that will be owed because of such payment), and (ii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance satisfactory to the Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Commitment of the Affected Lender under the Term Loan Facility.

          (c) Effectiveness. Upon satisfaction of the conditions set forth in clause (b) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full in the Term Loan Facility, such Affected Lender's Term Loan Commitments in the Term Loan Facility shall be terminated and (ii) in the case of any substitution in the Term Loan Facility, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to the Term Loan Facility, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Term Loan Commitments, (B) the Substitute Lender shall become a "Lender" hereunder having a Commitment in the Term Loan Facility in the amount of such Affected Lender's Commitment in the Term Loan Facility and (C) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession with respect to the Term Loan Facility; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

          Section 2.19 Acquisition Cash Collateral Account. On the Merger Funding Date and on any Subsequent Tender Funding Date, the Administrative Agent shall release (and shall provide a written direction to the financial institution where such account is held to release to Borrower in accordance with the terms of the applicable deposit account control agreement) funds in the Acquisition Cash Collateral Account for application, first, if such date is the Merger

Funding Date, to payment of the "Merger Consideration" (as defined in the Acquisition Agreement) (and if such date is a Subsequent Tender Funding Date (whether or not the Merger Funding Date), payment for any Target Shares then subject to purchase by AcquisitionCo pursuant to the Tender Offer in accordance with the terms of the Acquisition Agreement and the Tender Offer) plus, in each case if applicable, any associated costs, expenses or other related payment obligations, and, second, if such date is the Merger Funding Date, to the extent of any remaining such funds, to the Borrower's account, all as directed by the Borrower; provided that (a) no Material Event of Default shall be continuing,
(b) if such date is the Merger Funding Date, the Effective Time (as defined in the Acquisition Agreement) shall have occurred (or shall occur substantially concurrently with such release) in accordance pursuant to the Acquisition Agreement in compliance in all material respects with the applicable provisions of Delaware law, and (c) the Borrower shall have given to the Administrative Agent a notice of the release of funds from the Acquisition Cash Collateral Account not later than 10:00 a.m. on the applicable funding date or such later time as may be agreed upon by the Administrative Agent. Without limitation of any rights or remedies provided under Section 9.2, there shall be no other conditions to the Administrative Agent's obligation to release the funds from the Acquisition Cash Collateral Account on the Merger Funding Date or on any Subsequent Tender Funding Date as provided above.

                                   ARTICLE III
                               CONDITIONS TO LOANS

          Section 3.1 Conditions Precedent to Loans on the Closing Date. The obligation of each Lender to make any Loan on the Closing Date is subject to the satisfaction or due waiver of each of the following conditions precedent:

          (a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated the Closing Date unless otherwise agreed by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and each Lender:

               (i) this Agreement duly executed by Holdings and the Borrower and, for the account of each Lender having requested the same by notice to the Administrative Agent and the Borrower received by each at least 3 Business Days prior to the Closing Date (or such later date as may be agreed by the Borrower), Notes conforming to the requirements set forth in
     Section 2.14(e);

               (ii) the Guaranty and Security Agreement, duly executed by each Loan Party (which for purposes of this Section 3.1(a) shall not include the Target or any of its Subsidiaries if the Closing Date is not also the Merger Funding Date), together with (A) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents with respect to the priority of the security interest of the Administrative Agent in the Collateral, in each case as may be reasonably requested by the Administrative Agent, (B) except to the extent otherwise expressly provided under Section 7.15, all documents representing all Securities, chattel paper and instruments being pledged pursuant to such Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank, and (C) except to the extent otherwise expressly provided under Section 7.15, all Control Agreements that, in the reasonable judgment of the Administrative Agent, are required for the Loan Parties to comply with the Loan Documents as of the Closing Date, each duly executed by the parties thereto;

               (iii) the Intercreditor Agreement duly executed by the Administrative Agent, First Lien Administrative Agent, Holdings, the Borrower and the other Loan Parties;

               (iv) duly executed favorable opinions of counsel to the Loan Parties in New York and in each other jurisdiction in which a Loan Party (other than the Inactive Subsidiaries) is organized, satisfactory to the Administrative Agent, each addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent may reasonably request;

               (v) a copy of each Constituent Document of each Loan Party (other than the Inactive Subsidiaries) that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction;

               (vi) a certificate of the secretary, assistant secretary or other officer of each Loan Party (other than the Inactive Subsidiaries) in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document and who will execute any such Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (v) above, that there have been no changes from such Constituent Document so delivered) and (C) the resolutions of such Loan Party's board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;

               (vii) a certificate of a Responsible Officer of Holdings to the effect that each condition set forth in Section 3.1(c) (to such Responsible Officer's knowledge), Section 3.1(d) and Section 3.2(b) has been satisfied;

               (viii) a certificate of a Responsible Officer of Holdings to the effect that Holdings and its Subsidiaries taken as a group on a consolidated basis are Solvent after giving effect to the borrowing of the Loans, the consummation of the Related Transactions, the application of the proceeds thereof in accordance with Section 7.9 and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto;

               (ix) insurance certificates in form and substance satisfactory to the Administrative Agent demonstrating that the insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5;

               (x) copies of the financial statements, projections and Pro Forma Financial Statements referred to in Section 4.4; and

               (xi) such other documents and information as any Lender through the Administrative Agent may reasonably request.

          (b) Fee and Expenses. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, its Related Persons, any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the Closing Date and which are presented to the Borrower no less than one Business Day prior to the Closing Date.

          (c) Company Material Adverse Effect. The absence of a "Company Material Adverse Effect" (as defined in the Acquisition Agreement).

          (d) Acquisition. The Acquisition Agreement (including all schedules and exhibits thereto) shall not have been altered, amended or otherwise changed or supplemented in any material respect or any condition therein waived without the prior written consent of the Administrative Agent and the Required Lenders to the extent that the Lenders are adversely affected thereby. The Acceptance Time (as defined in the Acquisition Agreement) shall have occurred (or shall occur substantially concurrently with the initial Loans on the Closing Date) in accordance with the Acquisition Agreement and in compliance in all material respects with applicable law. If the Closing Date is also the Merger Funding Date, the Effective Time (as defined in the Acquisition Agreement) shall have occurred (or shall occur substantially concurrently with the Loans made on such date) pursuant to the Acquisition Agreement and in compliance in all material respects with the applicable provisions of Delaware law.

          (e) First Lien Term Loans. Concurrently with the Loans made hereunder on the Closing Date, the Borrower shall have received the gross cash proceeds from the borrowing of the First Lien Term Loans in a principal amount of $900,000,000 and a portion of the revolving loans under the First Lien Credit Agreement, if any, substantially as is set forth in the sources and uses for the Related Transactions delivered by Holdings to the Administrative Agent. The terms and conditions of the First Lien Term Loans and the First Lien Loan Documents shall be in form and substance satisfactory to the Administrative Agent.

          (f) Application of Cash. The Group Members shall have applied (or substantially simultaneously with the funding of the Loans shall apply) such cash of the Group Members to fund the Related Transactions on the Closing Date substantially as is set forth in the sources and uses for the Related Transactions delivered by Holdings to the Administrative Agent (the "Group Member Cash Payment").

          (g) Indebtedness; Payoff Debt. After giving effect to the Related Transactions, the Group Members shall have no outstanding Indebtedness or preferred stock other than (i) Indebtedness permitted under Section 8.1, and
(ii) preferred stock outstanding on the date hereof or any right, warrant or other agreement to issue preferred stock outstanding under agreements in effect as of the date hereof. All Payoff Debt will have been repaid, redeemed or otherwise satisfied in full and all Liens securing the Payoff Debt terminated and released, as evidenced by a payoff letter or other documentation satisfactory to the Administrative Agent duly executed and delivered by the holders of the applicable Payoff Debt or an agent or trustee thereof or otherwise satisfactory to the Administrative Agent.

          (h) Consents. All material governmental consents and approvals required as a condition to the Acquisition under the terms of the Acquisition Agreement shall have been obtained and shall remain in effect and all applicable material waiting periods shall have expired or been terminated and all other material foreign antitrust and competition approvals required to consummate the Acquisition shall have been obtained (in the case of foreign legal requirements or approvals, only if such legal requirements or approvals: (a) would have suspensory effect, (b) if not obtained would reasonably be expected to result in material limitations on the ownership or operation by any Group Member or (c) if not obtained, would subject any Group Member to the payment of a material fine or penalty); and no law or regulation shall be applicable in the reasonable judgment of the Administrative Agent that restrains, prevents or imposes materially adverse conditions upon the Related Transactions or the other transactions contemplated herein.

          Section 3.2 Conditions Precedent to Each Loan. The obligation of each Lender on the Closing Date to make any Loan is subject to the satisfaction of each of the following conditions precedent, in addition to those set forth in
Section 3.1:

          (a) Request. The Administrative Agent shall have received, to the extent required by Article II, a written, timely and duly executed and completed Notice of Borrowing.

          (b) Representations and Warranties; No Defaults. The following statements shall be true on such date, both before and after giving effect to such Loan: (i) the representations and warranties set forth in any Loan Document shall be true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall be continuing; provided that, notwithstanding the foregoing, (x) the only representations relating to the Group Members and their businesses the making of which shall be a condition to availability of the Loans on the Closing Date shall be (A) such of the representations made by the Target in the Acquisition Agreement, as are material to the interests of the Lenders, but only to the extent that Holdings has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement and (B) the Specified Representations. For purposes hereof, "Specified Representations" means the representations and warranties set forth in the Loan Documents relating to corporate power and authority of the Loan Parties to execute, deliver and perform the Loan Documents, and due authorization, execution and delivery of the Loan Documents by the Loan Parties, no conflicts with material contractual restrictions by the Loan Parties' execution, delivery and performance of the Loan Documents, the enforceability of the Loan Documents against the Loan Parties, and compliance by the Loan Parties with Federal Reserve margin regulations and the Investment Company Act.

The representations and warranties set forth in any Notice of Borrowing (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Loan and the acceptance of the proceeds thereof.

          Section 3.3 [Intentionally Omitted].

          Section 3.4 Determinations of Initial Borrowing Conditions. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date the Administrative Agent receives notice from such Lender specifying such Lender's objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          To induce the Lenders and the Administrative Agent to enter into the Loan Documents, each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following on and as of each date applicable pursuant to
Section 3.2:

          Section 4.1 Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law (including all Healthcare
Laws) except where the failure to be in compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          Section 4.2 Loan and Related Documents. (a) Power and Authority. The execution, delivery and performance by each Loan Party of the Loan Documents and Related Documents to which it is a party and the consummation by each Loan Party of the Related Transactions and other transactions contemplated therein (i) are within such Loan Party's corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities),
(ii) do not (A) contravene such Loan Party's Constituent Documents, (B) violate any Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, any material Contractual Obligation of any Loan Party or any of its Subsidiaries, other than those which could not reasonably be expected to have either individually or in the aggregate, a Material Adverse Effect, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Loan Party to obtain any Permit of, or make any filing with, any Governmental Authority or obtain any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents, (B) those listed on Schedule 4.2, which unless otherwise noted on such schedule, have been or will otherwise be prior to the Closing Date, obtained or made, copies of which (other than those so noted as not yet obtained or made) have been, or will be prior to the Closing Date, delivered to the Administrative Agent to the extent requested by the Administrative Agent, and which (other than those so noted as not yet obtained or made) on the Closing Date will be in full force and effect, and (C) in the case of any Related Document, those which, if not obtained or made, could not, reasonably be expected to have either individually or in the aggregate, a Material Adverse Effect.

          (b) Due Execution and Delivery. From and after its delivery to the Administrative Agent, each Loan Document and Related Document has been duly executed and delivered to the other parties thereto by each Loan Party, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by general equitable principles relating to enforceability.

          (c) Related Documents. As of the Closing Date, all applicable waiting periods in connection with the Acquisition have expired or have been terminated without any action being taken by any Governmental Authority (including any requisite waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976).

          (d) Convertible Subordinated Notes. The Obligations constitute "Senior Indebtedness" and "Designated Senior Indebtedness" under and as defined in the Subordinated Convertible Notes Indenture. No other Indebtedness of any Group Member qualifies as "Designated Senior Indebtedness" under the Subordinated Convertible Notes Indenture, other than Indebtedness under the First Lien Loan Documents.

          Section 4.3 Ownership of Group Member. (a) Set forth on Schedule 4.3(a) is a complete and accurate list showing, as of the Closing Date, for each Group Member (other than Holdings) and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, and the number (in the case of the Loan Parties and any Excluded Foreign Subsidiary that is a first tier Subsidiary of any Loan Party) and percentage of the outstanding shares of each class of Stock owned (directly or indirectly) by the applicable holder thereof. As of the Closing Date, all outstanding Stock owned by any Group Member in each such Group Member, Subsidiary or joint venture has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of Holdings, is owned beneficially and of record by a Group Member (or, in the case of the Borrower, by Holdings) free and clear of all Liens other than the security interests created by the Loan Documents and, in the case of joint ventures, Permitted Liens. Except as set forth on Schedule 4.3(a), as of the Closing Date, there are no Stock Equivalents with respect to the Stock of any Group Member (other than Holdings) or any Contractual Obligations to which any Group Member (other than Holdings) is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member (other than Holdings).

          (b) Set forth on Schedule 4.3(b) is a complete and accurate list, as of the Closing Date, of all material agreements and documents relating to the P&G Joint Venture and the Borrower has delivered to Administrative Agent a complete copy of each such agreement and document and all material amendments, waivers and other side letters or agreements affecting the terms thereof or relating thereto.

          (c) None of the Inactive Subsidiaries as of the Closing Date engage in any business, operations or activity, or hold any property, other than as permitted under Section 8.8(e).

          Section 4.4 Financial Statements. (a) Each of (i) the audited Consolidated balance sheet of Holdings as at December 31, 2006 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the Fiscal Year then ended, certified by BDO Seidman, LLP, and (ii) subject to the absence of footnote disclosure and normal year-end audit adjustments, the unaudited Consolidated balance sheets of Holdings as at March 31, 2007 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the three months then ended, copies of each of which have been furnished to the Administrative Agent, fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP. To the knowledge of Holdings, each of (i) the audited Consolidated balance sheet of Target as at December 31, 2006 and the related Consolidated statements of income, retained earnings and cash flows of Target for the Fiscal Year then ended, certified by Ernst & Young LLP, and (ii) subject to the absence of footnote disclosure and normal year-end audit adjustments, the unaudited Consolidated balance sheets of Target as at March 31, 2007 and the related Consolidated statements of income, retained earnings and cash flows of Target for the three months then ended, copies of each of which have been furnished to the Administrative Agent, fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Target as at the dates indicated and for the periods indicated in accordance with GAAP.

          (b) Prior to the Closing Date, AcquisitionCo had no property, liabilities or Contractual Obligations other than the Loan Documents and the Related Documents and AcquisitionCo had no Subsidiary. On the Closing Date, and to the knowledge of Holdings with respect to Target and its Subsidiaries, except as set forth on Schedule 4.4(b), (i) no Group Member has any material liability or other obligation (including Indebtedness, Guaranty Obligations, contingent liabilities and liabilities for taxes, long-term leases and unusual forward or long-term commitments) that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto, that has not been publicly disclosed in any SEC filing of Holdings or the Target, and that is prohibited by this Agreement and (ii) excluding with respect to Target and its Subsidiaries prior to the Merger, other than in connection with the P&G Joint Venture, since the date of the unaudited Financial Statements referenced in clause (a) above, there has been no Sale of any material property of any Group Member and no purchase or other acquisition of any material property that has not be disclosed to the public or to the Administrative Agent.

          (c) The Initial Projections have been prepared by Holdings in light of the past operations of the business of Holdings, the Target and their respective Subsidiaries and reflect projections for the Fiscal Years ending in 2007 through 2013. As of the Closing Date, the Initial Projections are based upon estimates and assumptions stated therein, all of which Holdings believes to be reasonable and fair in light of conditions and facts known to Holdings as of the Closing Date and reflect the good faith estimates by Holdings of the future Consolidated financial performance of Holdings and the other information projected therein for the periods set forth therein; provided that (i) such Initial Projections are forward looking information which may be subject to significant uncertainties and contingencies beyond the Group Members' control, (ii) no assurance would be given by the Group Members that such Initial Projections will be realized and (iii) the actual results may differ from the Initial Projections and such differences might be material.

          (d) The pro forma consolidated balance sheet and related pro forma consolidated statements of income and other pro forma information in conformity with Regulation S-X of Holdings as of and for the twelve-month period ending March 31, 2007 (the "Pro Forma Financial Statements") delivered to the Administrative Agent prior to the date hereof have been prepared after giving effect to the Related Transactions, the P&G Joint Venture and the other transactions contemplated herein as if the Related Transactions, the P&G Joint Venture and the other transactions contemplated herein had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), in each case which financial statements shall have been prepared in a manner which is not materially inconsistent with the financial statements or forecasts previously provided to the Administrative Agent the assumptions expressed therein are believed by Holdings to be reasonable based on the information available to Holdings at such date and on the Closing Date.

          Section 4.5 Material Adverse Effect. Since December 31, 2006, there have been no events, circumstances, developments or other changes in facts that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

          Section 4.6 Solvency. Both before and after giving effect to (a) the Loans made on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, Holdings and its Subsidiaries taken as a group on a consolidated basis are Solvent.

          Section 4.7 Litigation. Except as set forth in Schedule 4.7, there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Borrower or any of its Subsidiaries with, by or before any Governmental Authority other than those that cannot reasonably be expected individually or in the aggregate, to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          Section 4.8 Taxes. Except, in the case of each of clauses (i), (ii) and (iii), as set forth in Schedule 4.8 or as could not reasonably be expected to have a Material Adverse Effect: (i) all federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP; (ii) no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority; and (iii) no Tax Affiliate has participated in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

          Section 4.9 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

          Section 4.10 No Burdensome Obligations; No Defaults. No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law (including all Healthcare Laws), in each case the compliance with which could reasonably be expected to have, in the aggregate, a Material Adverse Effect. No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, other than those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          Section 4.11 Investment Company Act. No Group Member is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940.

          Section 4.12 Labor Matters. (a) Except as set forth on Schedule 4.12, there are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (b) hours worked by and payment made to employees of each Group Member comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters, except where the failures to so comply would not constitute, in the aggregate, a Material Adverse Effect; (c) as of the Closing Date, no Loan Party is party to or bound by any collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party; (d) as of the Closing Date, no Group Member which is not Loan Party is party to or bound by any collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any such Group Member, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (e) as of the Closing Date, there is no organizing activity involving any Group Member pending or, to any Group Member's knowledge, threatened by any labor union or group of employees, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (f) as of the Closing Date, no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and no such representative has sought certification or recognition with respect to any employee of any Group Member, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (g) there are no complaints or charges against any Group Member pending or, to the knowledge of any Group Member, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Group Member of any individual except for complaints or charges that, in the aggregate, would not constitute a Material Adverse Effect.

          Section 4.13 ERISA.

          (a) Schedule 4.13(a) sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans of the Loan Parties. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies except where such noncompliance would not, in the aggregate, constitute a Material Adverse Effect. Each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, except where such noncompliance would not, in the aggregate, constitute a Material Adverse Effect. No Group Member or any ERISA Affiliate has engaged in any "prohibited transactions" as defined in Section 406 of ERISA and Section 4975 of the Code, in connection with any Benefit Plan, that would subject any Group Member to a tax on prohibited transactions imposed by
Section 502(i) of ERISA or Section 4975 of the Code that would constitute a Material Adverse Effect. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

          (b) Except as set forth in Schedule 4.13(b), (i) no Title IV Plan has any Unfunded Pension Liability that could result in a Material Adverse Effect;
(ii) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan that would result in a Material Adverse Effect; (iii) within the last five years no Title IV Plan of any Group Member or ERISA Affiliate has been terminated, other than in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA; and (iv) no ERISA Event has occurred that, individually or in the aggregate, could result in a Material Adverse Effect or a Lien under ERISA or Code Sections 412 or 430.

          Section 4.14 Environmental Matters. Except, in the case of each of clauses (a), (b), (c) and (d), as set forth on Schedule 4.14 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, and (d) no Group Member has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials.

          Section 4.15 Intellectual Property. Each Group Member owns or licenses or otherwise has the right to use all Intellectual Property that is necessary for the operations of its businesses in all material respects. To the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property owned by such Group Member, other than, in the case of each of clauses (a) and (b), as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. In addition, except, in the case of each of clauses (x), (y) and (z), as set forth in
Schedule 4.15 or as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to,
(y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, and no settlement agreement or similar Contractual Obligation has been entered into by any Group Member with respect thereto, and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, violation or impairment.

          Section 4.16 Title; Real Property. (a) Each Group Member has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.

          (b) Set forth on Schedule 4.16 is, as of the Closing Date, (i) a complete and accurate list of all real property owned in fee simple by any Group Member and (ii) for each such owned real property that the Administrative Agent has requested be subject to a Mortgage or that is otherwise material to the business of any Group Member, each Contractual Obligation by any Group Member, whether contingent or otherwise, to Sell such real property.

          Section 4.17 Bank and Security Accounts. Set forth on Schedule 4.17 is, as of the Closing Date, a complete and accurate list of all bank, deposit, securities, commodities or other accounts maintained by any Loan Party, and such Schedule correctly identifies the name of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

          Section 4.18 Insurance. Set forth on Schedule 4.18 is, as of the Closing Date, a complete and accurate, in all material respects, list of all insurance policies of any nature maintained by each Loan Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

          Section 4.19 Delivery of Related Documents. The Borrower has delivered to Administrative Agent a correct and complete copy of each Related Document, and all other material documents, instruments and agreements executed in connection therewith (including all material exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all material amendments thereto, material waivers relating thereto and other material side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived in any material respect, except pursuant to a written agreement or instrument that has heretofore been delivered to Administrative Agent.

          Section 4.20 Full Disclosure. The information prepared or furnished by or on behalf of any Group Member to the Administrative Agent or any Lender in connection with any Loan Document or Related Document (including the information contained in any Financial Statement or Disclosure Document) or the consummation of any Related Transaction or any other transaction contemplated therein, taken together with all other such information, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading; provided, however, (i) the projections contained therein (including all Projections) are forward looking information which may be subject to significant uncertainties and contingencies beyond the

Group Members' control, (ii) no assurance would be given by the Group Members that such projections will be realized and (iii) the actual results may differ from such projections and such differences might be material. All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Closing Date) are based upon estimates and assumptions stated therein believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith estimates of the information projected for the periods set forth therein.

          Section 4.21 Patriot Act. No Group Member (and, to the knowledge of each Group Member, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering, including the United States Executive Order No. 13224 on Terrorist Financing and the Patriot Act.

                                    ARTICLE V
                               FINANCIAL COVENANTS

          Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

          Section 5.1 Maximum Consolidated Leverage Ratio. Holdings shall not have, on the last day of each Fiscal Quarter set forth below, a Consolidated Leverage Ratio greater than the maximum ratio set forth opposite such Fiscal
Quarter:

              FISCAL QUARTER ENDING                 MAXIMUM CONSOLIDATED LEVERAGE RATIO
              ---------------------                 -----------------------------------
                SEPTEMBER 30, 2007                               8.75 TO 1
                DECEMBER 31, 2007                                8.75 TO 1
                  MARCH 31, 2008                                 8.50 TO 1
                  JUNE 30, 2008                                  8.50 TO 1
                SEPTEMBER 30, 2008                               8.25 TO 1
                DECEMBER 31, 2008                                8.00 TO 1
                  MARCH 31, 2009                                 8.00 TO 1
                  JUNE 30, 2009                                  7.75 TO 1
                SEPTEMBER 30, 2009                               7.75 TO 1
                DECEMBER 31, 2009                                7.50 TO 1
                  MARCH 31, 2010                                 7.50 TO 1
                  JUNE 30, 2010                                  7.25 TO 1
                SEPTEMBER 30, 2010                               7.25 TO 1
                DECEMBER 31, 2010                                7.00 TO 1
                  MARCH 31, 2011                                 7.00 TO 1
                  JUNE 30, 2011                                  6.75 TO 1

                SEPTEMBER 30, 2011                               6.75 TO 1
                DECEMBER 31, 2011                                6.50 TO 1
                  MARCH 31, 2012                                 6.50 TO 1
                  JUNE 31, 2012                                  6.25 TO 1
                SEPTEMBER 30, 2012                               6.25 TO 1
                DECEMBER 31, 2012                                6.00 TO 1
                  MARCH 31, 2013                                 6.00 TO 1
                  JUNE 31, 2013                                  6.00 TO 1
                SEPTEMBER 30, 2013                               6.00 TO 1
                DECEMBER 31, 2013                                6.00 TO 1
MARCH 31, 2014 AND EACH FISCAL QUARTER THEREAFTER                5.75 TO 1

; provided that the maximum ratios set forth above shall be reduced by 0.75 to 1 for each Fiscal Quarter which begins after the date on which the Cholestech Acquisition is consummated.

          Section 5.2 [Intentionally Omitted].

          Section 5.3 Capital Expenditures. No Group Member shall incur, or permit to be incurred, Capital Expenditures in the aggregate during any Fiscal Year, commencing with the Fiscal Year ending December 31, 2007, in excess of 2.9% of Total Assets as of the end of the immediately preceding Fiscal Year.

                                   ARTICLE VI
                               REPORTING COVENANTS

          Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Term Loan Commitment remains outstanding:

          Section 6.1 Financial Statements. The Borrower shall deliver to the Administrative Agent each of the following:

          (a) Quarterly Reports. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Consolidated unaudited balance sheet of Holdings as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of Holdings as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

          (b) Annual Reports. As soon as available, and in any event within 90 days after the end of each Fiscal Year, the Consolidated balance sheet of Holdings as of the end of such year and related Consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members' Accountants that such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification.

          (c) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a Compliance Certificate duly executed by a Responsible Officer of Holdings that, among other things, (i) demonstrates compliance with each financial covenant contained in
Article V that is tested at least on a quarterly basis, (ii) if delivered together with any Financial Statement pursuant to clause (b) above, shows in reasonable detail the calculations used in determining Excess Cash Flow, and
(iii) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that Holdings proposes to take with respect thereto.

          (d) Corporate Chart. Together with delivery of any Financial Statement pursuant to clause (b) above, each in form and substance satisfactory to the Administrative Agent, a certificate by a Responsible Officer of Holdings that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is correct and complete as of the date of such Compliance Certificate.

          (e) Additional Projections. As soon as available and in any event not later than 30 days after the end of each Fiscal Year, any significant revisions to, (i) the annual business plan of the Group Members for the Fiscal Year next succeeding such Fiscal Year and (ii) a forecast prepared by management of Holdings for each Fiscal Quarter in such next succeeding Fiscal Year, including in such forecast (x) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, (y) a statement of all of the material assumptions on which such forecasts are based and (z) substantially the same type of financial information as that contained in the Initial Projections.

          (f) Management Discussion and Analysis. To the extent not included in Holdings' public filings, together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

          (g) Intercompany Loan Balances. Together with each delivery of any Financial Statements pursuant to clause (b) above, a summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Year covered by such Financial Statement, certified as complete and correct by a Responsible Officer of Holdings as part of the Compliance Certificate delivered in connection with such Financial Statements.

          (h) Audit Reports, Management Letters, Etc. Together with each delivery of any Financial Statements for any Fiscal Year pursuant to clause (b) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members' Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of Holdings as part of the Compliance Certificate delivered in connection with such Financial Statements.

          (i) Insurance. Together with each delivery of any Financial Statements for any Fiscal Year pursuant to clause (b) above, each in form and substance satisfactory to the Administrative Agent and certified as complete and correct by a Responsible Officer of Holdings as part of the Compliance Certificate delivered in connection with such Financial Statements, a summary of all material insurance coverage maintained as of the date thereof by any Group Member, together with such other related documents and information as the Administrative Agent may reasonably require.

          (j) Correspondence with Holders of the Subordinated Debt. Promptly following the delivery thereof to the holders of the Subordinated Debt, a copy of all correspondence and reports sent by Holdings to the holders of the Subordinated Debt.

          (k) Amendments to Related Documents and the Cholestech Acquisition Agreement. As soon as available, copies of substantially final drafts of any proposed material amendment, supplement, waiver or other modification with respect to any Related Document or the Cholestech Acquisition Agreement.

          Section 6.2 Other Events. The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it: (a) any Default or Event of Default (including any default or event of default under the First Lien Loan Documents), (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.8, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material adverse developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks material injunctive or similar relief against any Group Members that could reasonably be expected to have a Material Adverse Effect, (ii) in the reasonable judgment of the Borrower, exposes any Group Member to liability in an aggregate amount in excess of $5,750,000 or (iii) has a reasonable possibility of being determined adversely to any Group Member and if so adversely determined could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) the acquisition of any material real property by any Loan Party.

          Section 6.3 Copies of Notices and Reports. The Borrower shall promptly deliver to the Administrative Agent copies of each of the following: (a) except to the extent publicly filed, all reports that Holdings transmits to its security holders generally, and (b) except to the extent publicly filed, all material documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions.

          Section 6.4 Taxes. The Borrower shall give the Administrative Agent notice (which may be made by telephone if promptly confirmed in writing) of the creation of any

Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which in each of the foregoing cases could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect promptly after any Reasonable Officer of any Group Member knows or has reason to know of it.

          Section 6.5 Labor Matters. The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member obtains knowledge of: (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that would not, in the aggregate, have a Material Adverse Effect).

          Section 6.6 ERISA Matters. The Borrower shall give the Administrative Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know thereof that (i) a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto or (ii) any ERISA Event, together with a statement of the Responsible Officer setting forth the details of such ERISA Event and the action which the ERISA Affiliates propose to take with respect thereto.

          Section 6.7 Environmental Matters. The Borrower shall provide the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member obtains knowledge of (and, upon reasonable request of the Administrative Agent, documents and information in connection therewith):
(i)(A) unpermitted Releases, or (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law, or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          Section 6.8 Other Information. The Borrower shall provide the Administrative Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or


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operations (including tax and environmental matters) of any Group Member as the
Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request

          Section 6.9 Delivery of Information to Lenders. The Administrative Agent shall provide to each Lender copies of all documents and information delivered by the Borrower to the Administrative Agent pursuant to this Article VI upon delivery of such documents and information to the Administrative Agent (it being understood that the foregoing is the obligation of the Administrative Agent and not the obligation of Holdings or the Borrower).

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

          Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

          Section 7.1 Maintenance of Corporate Existence. Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain its rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

          Section 7.2 Compliance with Laws, Etc. Each Group Member shall comply with all applicable Requirements of Law (including all Healthcare Laws), Contractual Obligations and Permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.

          Section 7.3 Payment of Obligations. Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in the case of each of clauses (a) and (b), for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP.

          Section 7.4 Maintenance of Property. Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits and its registered Intellectual Property) necessary, used or useful in the conduct of its business (whether for the ownership, lease, sublease or other operation or occupation of property or otherwise), and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, either individually or in the aggregate, have a Material Adverse Effect. Each Group Member shall perform all obligations under any Contractual Obligation to which such Loan Party or any of its Subsidiaries is bound, or to which it or any of its properties is subject, including the Related Documents, except where the failure to perform would not have, either individually or in the aggregate, a Material Adverse Effect.


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          Section 7.5 Maintenance of Insurance. Each Group Member shall (a)
maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and (b) cause all such insurance relating to any property or business of any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate (except in the case of director and officer liability policies, employee fidelity policies, workers compensation policies, employee health and welfare policies, kidnap and ransom policies, theft policies, terrorism or similar policies), and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' notice thereof to the Administrative Agent.

          Section 7.6 Keeping of Books. The Group Members shall keep proper books of record and account, in which, in all material respects, full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

          Section 7.7 Access to Books and Property. Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person of any of them, as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members' Accountants) of any Group Member. Each Group Member shall authorize their respective registered certified public accountants (including the Group Members' Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and to disclose to the Administrative Agent, the Lenders and their Related Persons all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member. Without in any way limiting the foregoing, each Group Member, at the request of the Administrative Agent or the Required Lenders, will participate and cause key management personnel of such Group Member to participate in a meeting with the Administrative Agent and the Lenders at least once during each Fiscal Year.

          Section 7.8 Environmental. Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, either individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, either individually or in the aggregate, a


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Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

          Section 7.9 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower (and, to the extent distributed, contributed or otherwise transferred to them by the Borrower or any Group Member, each other Group Member) solely (a) to consummate the Related Transactions and for the payment of related transaction costs, fees and expenses, (b) for the payment of transaction costs, fees and expenses incurred in connection with the Loan Documents and the transactions contemplated therein and (c) for working capital and other general corporate purposes, including Permitted Acquisitions; provided that (i) prior to applying proceeds of the Term Loans to finance the Related Transactions on the Closing Date, the Group Member Cash Payment shall first be applied to fund the Related Transactions on the Closing Date (including the payment of related transaction costs, fees and expenses), and (ii) if the Merger Funding Date does not occur on the Closing Date, any remaining proceeds of the First Lien Term Loans, any First Lien Revolving Loans made on the Closing Date (and any First Lien Revolving Loans made after the Closing Date to the extent the Borrower deposits or directs the deposit of such amounts in the Acquisition Cash Collateral Account) and the Term Loans (the "Acquisition Cash Collateral Funds") shall be deposited into the Acquisition Cash Collateral Account for application in accordance with Section 2.19.

          Section 7.10 Additional Collateral and Guaranties. To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date) and except to the extent otherwise expressly provided under Section 7.15, each Loan Party shall, promptly (and, with respect to any Permitted Acquisition, within 30 days of the consummation thereof or such longer period of time agreed to by the Administrative Agent), do each of the following, unless otherwise agreed by the Administrative Agent:

          (a) deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure the following:

               (i) (A) each Subsidiary of any Loan Party shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower on the terms set forth in the Guaranty and Security Agreement; and

               (ii) each Loan Party (including any Person required to become a Guarantor pursuant to clause (i) above) shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property, including all of its Stock and Stock Equivalents and other Securities, as security for the Obligations of such Loan Party (excluding any Excluded Property, as


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

     defined in the Guaranty and Security Agreement) on the terms set forth in the Guaranty and Security Agreement;

provided, however, that, unless the Borrower and the Administrative Agent otherwise agree, in no event shall (w) prior to the Merger Funding Date, the Target or any of its Subsidiaries be required to guaranty the payment of any Obligation or grant a security interest on any of its property as security for any Obligation, (x) any Excluded Foreign Subsidiary be required to guaranty the payment of any Obligation, (y) the Loan Parties, individually or collectively, be required to pledge in excess of 66% of the outstanding Voting Stock of any Excluded Foreign Subsidiary (and subject to clause (z) hereafter) or (z) a security interest be required to be granted on any property of any Excluded Foreign Subsidiary as security for any Obligation;

          (b) deliver to the Administrative Agent all documents representing all Stock, Stock Equivalents, other Securities, chattel paper and instruments pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;

          (c) upon request of the Administrative Agent, deliver to it a Mortgage on any real property owned by any Loan Party having a fair market value in excess of $10,000,000, together with all Mortgage Supporting Documents reasonably requested by the Administrative Agent relating thereto (or, if such real property is located in a jurisdiction outside the United States, similar documents reasonably deemed appropriate by the Administrative Agent to obtain, to the extent possible, the equivalent in such jurisdiction of a first-priority mortgage on such real property);

          (d) subject to the terms of the Guaranty and Security Agreement, take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Lien has the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority reasonably acceptable to the Administrative Agent), including (x) the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Administrative Agent may otherwise reasonably request, and (y) with respect to the outstanding Voting Stock of any Excluded Foreign Subsidiary required to be pledged hereunder (which shall specifically exclude Orgenics Ltd. and Orgenics International Holdings, B.V.), upon request of the Administrative Agent, pledge agreements and similar documents deemed appropriate by the Administrative Agent to obtain and perfect a security interest or the equivalent under the laws of the jurisdiction of organization of such Excluded Foreign Subsidiary, in such Voting Stock; provided that the documents required under this clause (y) (i) shall be required only with respect to any Excluded Foreign Subsidiary which generates gross revenues in any Fiscal Year of greater than $5,000,000, unless otherwise agreed to by the Administrative Agent, and (ii) except as provided in the foregoing clause (i), shall not be required with respect to any Excluded Foreign Subsidiaries which generate gross revenues in any Fiscal Year of less than $20,000,000 in the aggregate or such higher amount otherwise agreed to by the Administrative Agent;

          (e) use commercially reasonable efforts to deliver to the Administrative Agent a landlord's agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral with a value in excess of $1,000,000 is stored or located, unless otherwise


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consented to by the Administrative Agent, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent; and

          (f) deliver to the Administrative Agent and the Lenders legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Administrative Agent.

          Section 7.11 Deposit Accounts; Securities Accounts and Cash Collateral Accounts. (a) Each Loan Party shall, unless otherwise consented to by the Administrative Agent and except to the extent otherwise expressly provided under
Section 7.10 or Section 7.15, (i) deposit all of its cash in deposit accounts that are Controlled Deposit Accounts; provided, however, that each Group Member may maintain zero-balance accounts for the purpose of managing local disbursements and may maintain accounts for: (A) payroll, (B) payroll taxes, (C) other employee wage and benefit payments for the benefit of the Group Members' salaried employees, and (D) withholding tax and other fiduciary accounts, and
(ii) deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts, in each case except for cash and Cash Equivalents the aggregate value of which does not exceed $500,000 for any 10 consecutive Business Days.

          (b) The Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Cash Collateral Account. From time to time after funds are deposited in any Cash Collateral Account, the Administrative Agent may apply funds then held in such Cash Collateral Account to the payment of Obligations in accordance with Section
2.12. No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Term Loan Commitments and the payment in full of all Obligations.

          Section 7.12 Interest Rate Contracts. The Borrower shall, within 60 days after the Closing Date, enter into and thereafter maintain Interest Rate Contracts on terms and with counterparties reasonably satisfactory to the Administrative Agent, to provide protection against fluctuation of interest rates until the third anniversary of the Closing Date for a notional amount that, when added to the aggregate principal amount of Consolidated Total Debt of Holdings bearing interest at a fixed rate, equals at least 35% of the aggregate principal amount of the Consolidated Total Debt of Holdings..

          Section 7.13 Credit Rating. The Borrower shall at all times use its commercially reasonable efforts to obtain and to cause a credit rating by S&P and by Moody's to be maintained with respect to the Term Loan Facility and Borrower hereunder.

          Section 7.14 Merger. Holdings shall use its best efforts to consummate the Merger in accordance with the terms of the Acquisition Agreement as soon as possible on or after the Closing Date. If, at any time on or after the Closing Date, the Target Shares beneficially owned by AcquisitionCo, together with any Target Shares beneficially owned by Holdings and its other Affiliates (as defined in the Acquisition Agreement), shall collectively represent at least 90% of the outstanding Target Shares, then Holdings shall take all actions necessary and appropriate to cause the Merger to become effective as soon as practicable without a meeting of


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

the Target's stockholders in accordance with Section 253 of the Delaware General Corporation Law. Except to the extent otherwise expressly provided under Section 7.15, on the Merger Funding Date (or thereafter as agreed by the Administrative Agent) the Borrower shall deliver or caused to be delivered to the Administrative Agent, unless otherwise agreed by the Administrative Agent, in form and substance satisfactory to the Administrative Agent:

          (a) a joinder to the Guaranty and Security Agreement, duly executed by Target and each Subsidiary thereof which is not an Excluded Foreign Subsidiary (each a "Target Subsidiary Guarantor"), together with (A) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents with respect to the priority of the security interest of the Administrative Agent in the Collateral, in each case as may be reasonably requested by the Administrative Agent, (B) all documents representing all Securities, chattel paper and instruments being pledged pursuant to such joinder and related undated powers or endorsements duly executed in blank, and
(C) all Control Agreements that, in the reasonable judgment of the Administrative Agent, are required for the Loan Parties to comply with the Loan Documents as of the Merger Funding Date, each duly executed by the parties thereto;

          (b) take such actions as are required under Section 7.10(d) and (e) with respect to the Target and its Subsidiaries;

          (c) duly executed favorable opinions of counsel to the Loan Parties in New York and in each other jurisdiction in which the Target or any Target Subsidiary Guarantor is organized satisfactory to the Administrative Agent, each addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent may reasonably request;

          (d) a copy of each Constituent Document of Target and each Target Subsidiary Guarantor that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction;

          (e) a certificate of the secretary, assistant secretary or other officer of Target and each such Target Subsidiary Guarantor in charge of maintaining books and records of Target and or each such Target Subsidiary Guarantor certifying as to (A) the names and signatures of each officer of Target and or each such Target Subsidiary Guarantor authorized to execute and deliver any Loan Document and who will execute any such Loan Document, (B) the Constituent Documents of Target and or each such Target Subsidiary Guarantor attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (d) above, that there have been no changes from such Constituent Document so delivered) and (C) the resolutions of Target and or each such Target Subsidiary Guarantor's board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which Target and each such Target Subsidiary Guarantor is a party;

          (f) a certificate of a Responsible Officer of Holdings to the effect that each condition to release of the Acquisition Cash Collateral Funds on the Merger Funding Date set forth in Section 2.19 has been satisfied;


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          (g) a certificate of a Responsible Officer of the Borrower to the effect that the Merger has been consummated together with a copy of the filed certificate of merger; and

          (h) such other documents and information as any Lender through the Administrative Agent may reasonably request.

          Section 7.15 Postclosing Deliveries. The Borrower shall deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, the items (or undertake the efforts) described on Schedule
7.15 on or before the dates specified with respect to such items and efforts, or such later dates as may be agreed to by Administrative Agent, in its sole discretion.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

          Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

          Section 8.1 Indebtedness. No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

          (a) the Obligations;

          (b) Indebtedness existing on the date hereof and set forth on Schedule 8.1, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b);

          (c) Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member (other than Holdings) to finance the acquisition, repair, improvement or construction of fixed or capital assets (including any associated software or other general intangibles) of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause
(c); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness (excluding any such Indebtedness set forth on Schedule 8.1) does not exceed $17,250,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the cost of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness;

          (d) Capitalized Lease Obligations arising under Sale and Leaseback Transactions permitted hereunder in reliance upon Section 8.4(b)(ii) or Section 8.4(g);

          (e) intercompany loans owing to any Group Member or any Subsidiary of any Group Member and constituting Permitted Investments of such Group Member;


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          (f) (i) obligations under Interest Rate Contracts entered into to comply with Section 7.12 and (ii) obligations under other Hedging Agreements entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices;

          (g) Guaranty Obligations of (i) any Loan Party with respect to Indebtedness permitted hereunder of any other Loan Party, other than Holdings, and (ii) any Group Member that is not a Loan Party with respect to Indebtedness permitted hereunder of any Group Member;

          (h) Indebtedness under the First Lien Loan Documents in an aggregate outstanding principal amount not to exceed the Maximum First Lien Indebtedness Amount (as defined in the Intercreditor Agreement) at any time and any Permitted Refinancing thereof;

          (i) unsecured Indebtedness of the Borrower owing under the Subordinated Convertible Notes pursuant to the Subordinated Convertible Notes Indenture and Permitted Refinancings thereof; provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $172,500,000 at any time;

          (j) Permitted Acquisition Debt;

          (k) any unsecured Indebtedness of any Group Member; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $34,500,000 at any time;

          (l) any Indebtedness of any Group Member that is not a Loan Party provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $23,000,000 at any time;

          (m) Permitted Subordinated Debt and Permitted Refinancings thereof;

          (n) Indebtedness permitted under Section 8.2(f); and

          (o) Guaranty Obligations under or with respect to the P&G Holdings Guaranty, P&G Capital Call Obligations or otherwise under the P&G JV Agreements.

          Section 8.2 Liens. No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property (other than Target Margin Stock), whether now owned or hereafter acquired, except for the following:

          (a) Liens created pursuant to any Loan Document;

          (b) Customary Permitted Liens of Group Members;

          (c) Liens existing on the date hereof and set forth on Schedule 8.2;

          (d) Liens on the property of any Group Member securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built,


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or the improvements or repairs, financed, whether directly or through a
Permitted Refinancing, by such Indebtedness;

          (e) Liens on the property of any Group Member securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c) or (d) above or this clause (e) without any increase in the property subject to such Liens;

          (f) Liens on any property of any Loan Party securing any of their Indebtedness or their other liabilities; provided, however, that the aggregate outstanding principal amount of all such Indebtedness and other liabilities shall not exceed $5,750,000 at any time;

          (g) Liens on the property of any Group Member that is not a Loan Party securing Indebtedness permitted hereunder in reliance upon Section 8.1(l);

          (h) Liens securing the loans and other obligations under the First Lien Loan Documents and Permitted Refinancings thereof;

          (i) Liens on assets acquired in any Permitted Acquisition securing Permitted Acquisition Debt assumed in connection with such Permitted Acquisition; provided that such Lien was not created in contemplation of such Permitted Acquisition and does not extend to or cover any other assets or property (other than the proceeds or products thereof); and

          (j) Liens on the property of any Group Member subject to a Sale and Leaseback Transaction permitted under Section 8.4(b)(ii) or (g) securing Indebtedness permitted hereunder in reliance upon Section 8.1(d); provided, however, that such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) subject to such Sale and Leaseback Transaction.

          Section 8.3 Investments. No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

          (a) Investments set forth on Schedule 8.3 and Investments set forth on
Schedule 4.3(a);

          (b) Investments in cash and Cash Equivalents;

          (c) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit;

          (d) Investments made as part of a Permitted Acquisition;

          (e) Investments by (i) Holdings in any of its Subsidiaries which are Loan Parties, (ii) any Loan Party (other than Holdings) in any other Loan Party,
(iii) any Group Member that is not a Loan Party in any Group Member or in any joint venture, and (iv) any Loan Party (other than Holdings) in any Group Member that is not a Loan Party or in any joint venture; provided, however, that any Investment consisting of loans or advances to any Loan Party


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

pursuant to clause (iii) above shall be subordinated in full to the payment of the Obligations of such Loan Party on terms and conditions satisfactory to the Administrative Agent;

          (f) loans or advances to employees of Holdings or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $1,150,000 at any time;

          (g) pledges and deposits made by a Group Member to the extent permitted under Section 8.2(b);

          (h) Hedging Agreements entered into by a Loan Party or any of its Subsidiaries to the extent permitted under Section 8.1(f);

          (i) Guaranty Obligations to the extent permitted under Section 8.1;

          (j) payments required under the P&G JV Capital Call Obligations to the P&G JV Companies in accordance with the P&G JV Agreements, in an amount not to exceed $11,500,000 for any individual capital call at any time or $23,000,000 in the aggregate for all such capital calls during any Fiscal Year; provided that no Default or Event of Default exists or will result from the making of any such payment and, after giving effect to such payment, the Loan Parties shall have unused First Lien Revolving Credit Commitments and available cash and Cash Equivalents on deposit to a Cash Collateral Account (other than the Acquisition Cash Collateral Account) or a Controlled Deposit Account of at least $42,500,000 in the aggregate;

          (k) any Investment by Holdings or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $115,000,000 at any time; and

          (l) any Restricted Payment permitted pursuant to Section 8.5.

Notwithstanding the foregoing, the sum of (x) the fair market value of all Permitted Acquisitions (or portions thereof) (other than the Cholestech Acquisition) and (y) the aggregate net amount of other Investments (or portions thereof) (which in the case of Investments that are intercompany loans shall mean the outstanding balance thereof), in each case funded or made in or transferred to, or made or acquired by, any Person after the Closing Date (excluding in each case, any Excluded Investments, as defined below) that is not, or does not become after giving effect to such Permitted Acquisition or other Investment, a Loan Party (including (subject to the foregoing) the amount of any Permitted Acquisition Consideration (or portion thereof) payable in respect of any Proposed Acquisition Target which will not constitute a Loan Party after giving effect to the applicable Permitted Acquisition as reasonably determined by Administrative Agent) shall not exceed the greater of (x) 5.75% of Total Assets and (y) $172,500,000 in the aggregate after the Closing Date. For purposes of any determination under the immediately preceding sentence, (i) the fair market value of any Permitted Acquisition or amount of any other Investment shall at all times be the original fair market value or amount thereof at the time of the making thereof, and (ii) no decrease in Total Assets following the time of the making of any Permitted Acquisition or Investment shall apply to such Permitted Acquisition or Investment or any previously made Permitted Acquisition or Investment. As used herein "Excluded Investments" means collectively (i) Permitted Acquisitions and other Investments (or portions


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thereof) to the extent funded or made with the Net Cash Proceeds of the issuance of common stock of Holdings or Permitted Subordinated Debt, (ii) Permitted Acquisition Consideration payable in common stock of Holdings and (iii) Investments by a Group Member which is not a Loan Party in any other Group
Member which is not a Loan Party.

          Section 8.4 Asset Sales and Stock Issuances. No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock, except for the following:

          (a) (i) in each case to the extent entered into in the ordinary course of business for fair market value, (A) Sales of Cash Equivalents or inventory, and (B) Sales of property that has become obsolete or worn out or is no longer used by or useful to the Group Members, (ii) Sales of Target Margin Stock for fair market value, (iii) non-exclusive licenses of Intellectual Property in the ordinary course of its business, and (iv) Sales of property to participants in clinical trials or in connection with research projects, in each case in the ordinary course of business and in accordance with past practices;

          (b) (i) a true lease or sublease of real property in the ordinary course of business not constituting Indebtedness and not entered into as part of a Sale and Leaseback Transaction and (ii) a Sale of property pursuant to a Sale and Leaseback Transaction; provided, however, that the aggregate fair market value (measured at the time of the applicable Sale) of all property covered by any outstanding Sale and Leaseback Transaction at any time shall not exceed $11,500,000;

          (c) (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member (other than Holdings) to any other Group Member (other than Holdings) to the extent any resulting Investment constitutes a Permitted Investment, (ii) any Restricted Payment by any Group Member (other than Holdings) permitted pursuant to Section 8.5, (iii) any distribution by Holdings of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5, and (iv) any Permitted Investment;

          (d) (i) any Sale or issuance by Holdings of its own Stock, (ii) any Sale or issuance by any directly-owned Subsidiary of Holdings of its own Stock to Holdings, (iii) any Sale or issuance by any Subsidiary of Holdings of its own Stock to any Loan Party (other than Holdings), (iv) any Sale or issuance by any Subsidiary of Holdings which is not a Loan Party of its own Stock to any Subsidiary of Holdings which is not a Loan Party, (v) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of Holdings, any Sale or issuance by such Subsidiary of its own Stock constituting directors' qualifying shares or nominal holdings, and (vi) any Sale or issuance by Target of its own Stock or Stock Equivalents prior to the Merger Funding Date pursuant to Contractual Obligations or arrangements entered into prior to the Closing Date (including pursuant to any such Stock Equivalents);

          (e) as long as no Default or Event of Default is continuing or would result therefrom, any Sale of property (other than as part of a Sale and Leaseback Transaction) of, or Sale or issuance of its own Stock by, any Group Member (other than Holdings) for fair market value payable in cash upon such sale; provided, however, that the aggregate consideration received during any Fiscal Year for all such Sales shall not exceed $17,250,000;

          (f) as long as no Default or Event of Default is continuing or would result therefrom, (i) any Sale of property to the P&G Joint Venture required under P&G JV Agreements


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or (ii) any Sale of the Group Members' equity interests in the P&G Joint Venture pursuant to the P&G Call Option; and

          (g) as long as no Default or Event of Default is continuing or would result therefrom, any Sale of real property consummated prior to the second anniversary of the Closing Date (including as part of a Sale and Leaseback Transaction) for fair market value payable in cash upon such sale; provided, however, that the aggregate consideration received after the Closing Date for all such Sales shall not exceed $172,500,000.

          Section 8.5 Restricted Payments. No Group Member shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following (and Holdings shall not use the proceeds of any Restricted Payment made in reliance under clause (c) below other than as set forth in such clause (c), which payments are expressly permitted under this
Section 8.5, whether or not funded by cash dividends or other distributions to Holdings as permitted under clause (c) below):

          (a) (i) Restricted Payments (A) by any Group Member (other than Holdings) that is a Loan Party to any other Loan Party other than Holdings and
(B) by any Group Member that is not a Loan Party to any Group Member other than Holdings and (ii) dividends and distributions by any Subsidiary of Holdings that is not a Loan Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;

          (b) dividends and distributions declared and paid on the common Stock of any Group Member ratably to the holders of such common Stock and payable only in common Stock of such Group Member;

          (c) the following by Holdings, and cash dividends or other distributions on the Stock of Subsidiaries of Holdings to Holdings paid, declared and used solely for the purpose of funding the following:

               (i) payments by Holdings in respect of taxes owing by Holdings in respect of any Group Members or any of their Subsidiaries;

               (ii) ordinary operating expenses of Holdings, including employee compensation, and other amounts approved by the Administrative Agent;

               (iii) (a) scheduled interest payments on the Subordinated Convertible Notes and payments of additional interest on the Subordinated Convertible Notes by reason of any failure by Holdings to file a registration statement with respect to, or register, the Subordinated Convertible Notes and the shares of Holdings' common stock issuable upon conversion thereof or as contemplated by Section 8.02 of the Subordinated Convertible Notes Indenture, in each case in accordance with the terms of the Subordinated Convertible Notes Documents, (b) interest payments in respect of other Subordinated Debt in accordance with the terms thereof and not in violation of any subordination terms thereof, and (c) payments in respect of the Obligations; and

               (iv) the redemption, purchase or other acquisition or retirement for value by Holdings of its common Stock (or Stock Equivalents with respect to its common Stock) (A) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death,


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

     disability or termination of employment of such employee, director or officer; provided, however, that the amount of such cash dividends paid in any Fiscal Year shall not exceed $5,750,000 in the aggregate or (B) from any other Person; provided, however, that the amount of such cash dividends paid in any Fiscal Year in reliance upon this clause (B) shall not exceed $5,750,000 in the aggregate;

provided, however, that no action that would otherwise be permitted hereunder in reliance upon this clause (c) (other than clause (i) or (ii) above) shall be permitted if (A) a Default or Event of Default is then continuing or would result therefrom or (B) such action is otherwise prohibited under any Loan Document or under the terms of any Indebtedness (other than the Obligations) of any Group Member.

          (d) conversion of the Subordinated Convertible Notes into common stock of Holdings in accordance with the Subordinated Convertible Notes Indenture.

Notwithstanding the foregoing, prior to the Merger Funding Date neither Target nor AcquisitionCo shall be permitted to make any Restricted Payments.

          Section 8.6 Prepayment of Indebtedness; Payments on Subordinated Debt. No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness (other than the First Lien Obligations), (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Subordinated Debt; provided, however, that each Group Member may, to the extent otherwise permitted by the Loan Documents, do each of the following:

          (a) (i) prepay the Obligations, (ii) consummate a Permitted Refinancing permitted hereunder in reliance upon Section 8.1(b), (c), (i), or
(m), (iii) prepay in full on the Closing Date the Payoff Debt, and (iv) prepay Indebtedness permitted hereunder in reliance upon Section 8.1(d), (k), (l), or
(n);

          (b) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) in the case of any Group Member, any Indebtedness owing by such Group Member to any other Group Member and permitted under Section 8.1;

          (c) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness (other than any Subordinated Debt);

          (d) prepayments of purchase money Indebtedness and Capitalized Lease Obligations upon a sale of the asset securing such Indebtedness or subject to such Capitalized Lease Obligation;

          (e) [Intentionally Omitted]; and

          (f) convert the Subordinated Convertible Notes into common stock of Holdings in accordance with the Subordinated Convertible Notes Indenture.

          Section 8.7 Fundamental Changes. No Group Member shall (a) merge, consolidate, dissolve or amalgamate with any Person, (b) acquire all or substantially all of the


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Stock or Stock Equivalents of any Person or (c) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following: (i) to consummate any Permitted Acquisition and the Cholestech Acquisition, (ii) any Sale permitted hereunder, (iii) the dissolution of the Inactive Subsidiaries,
(iv) the merger, consolidation or amalgamation of any Subsidiary of Holdings with or into any other any Subsidiary of Holdings and (v) the merger, consolidation or amalgamation of any Group Member (other than Holdings) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving corporation and all actions required to maintain the perfection of the Lien of the Administrative Agent on the Stock or property of such Loan Party shall have been made.

          Section 8.8 Change in Nature of Business. (a) No Group Member shall carry on any business, operations or activities (whether directly, through a joint venture, in connection with a Permitted Acquisition or otherwise) substantially different from those carried on by Holdings and its Subsidiaries at the date hereof and business, operations and activities reasonably related thereto.

          (b) Holdings shall not engage in any business, operations or activity, or hold any property, other than (i) holding Stock and Stock Equivalents of its Subsidiaries, (ii) issuing, selling and redeeming its own Stock, (iii) issuing Indebtedness and making and holding Investments permitted hereunder, (iv) paying taxes and dividends permitted hereunder, (v) holding directors' and shareholders' meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure,
(vi) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock and Stock Equivalents,
(vii) receiving, and holding proceeds of, Restricted Payments from its Subsidiaries and distributing the proceeds thereof to the extent permitted in
Section 8.5, (viii) as necessary to consummate the transactions contemplated by the Loan Documents or any Permitted Acquisition (including the incurrence and performance of any payment, indemnification or other obligations not otherwise prohibited hereunder) or any Related Transaction, (ix) owning and licensing of intellectual property, (xi) engaging in any Sales permitted hereunder, (xii) providing administrative and operational services to its Subsidiaries, (xiii) engaging in the businesses and conducting the activities that it has engaged in and conducted prior to the date hereof, (xiv) the entering into and performance of obligations under the P&G JV Agreements, (xv) defending or otherwise taking action deemed appropriate by Holdings with respect to any liabilities or assets of Holdings or any other Group Member, including any litigation, action or proceeding, including as set forth in Schedule 4.7, and (xvi) such other business, operations and activities described on Schedule 8.8(b) or consented to by the Administrative Agent.

          (c) AcquisitionCo shall not engage in any business, operations or activity, or hold any property, other than the following, in each case to the extent permitted by AcquisitionCo's Constituent Documents, (i) holding Stock of the Target, (ii) issuing, selling and redeeming its own Stock, (iii) paying taxes and dividends permitted hereunder, (iv) holding directors' and shareholders' meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure,
(v) preparing reports to, and


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

preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock, (vi) as necessary to consummate the transactions contemplated by the Loan Documents or any Related Transaction and (vii) such other business, operations and activities consented to by the Administrative Agent.

          (d) SPDH, Inc. shall not engage in any business, operations or activity, or hold any property or have any assets or incur any Indebtedness or Guaranteed Obligations other than, without duplication (i) owning the Stock of US CD LLC owned by it on the date hereof, (ii) the entering into, and the performance of obligations under the P&G JV Agreements to which it is a party,
(iii) making investments, contributions or distributions to US CD LLC to the extent permitted under Section 8.3(j), (iv) paying taxes and making distributions or dividends to Holdings, (v) engaging in activities incidental to
(A) the maintenance of its corporate existence in compliance with applicable law and (B) legal, tax and accounting matters in connection with any of the foregoing activities, (vi) as necessary to consummate the transactions contemplated by the Loan Documents, (vii) holding directors' and shareholders' meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (viii) defending or otherwise taking action deemed appropriate by SPDH, Inc. with respect to any liabilities of SPDH, Inc., including any litigation, action or proceeding, including as set forth in Schedule 4.7, and (ix) such other business, operations and activities consented to by the Administrative Agent.

          (e) None of the Inactive Subsidiaries shall engage in any material business, operations or activity, or hold any material amount of property, other than the following, (i) paying taxes and dividends permitted hereunder, (ii) holding directors' and shareholders' meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iii) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock, (iv) defending or otherwise taking action deemed appropriate by such Inactive Subsidiary or any Group Member with respect to any liabilities of such Inactive Subsidiary, including any litigation, action or proceeding, including as set forth in Schedule 4.7, and (v) such other business, operations and activities consented to by the Administrative Agent.

          Section 8.9 Transactions with Affiliates. No Group Member shall, except as otherwise expressly permitted herein or set forth on Schedule 8.9, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of Holdings that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for
(a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Holdings, (b) Restricted Payments, the proceeds of which, if received by Holdings, are used as permitted by Section 8.5, (c) reasonable salaries and other reasonable director or employee compensation to officers and directors of any Group Member, (d)(i) any transaction with a P&G JV Company or any Subsidiary or member thereof pursuant to the P&G JV Agreements or (ii) other transactions with a P&G JV Company or any Subsidiary or member thereof for the manufacturing, packaging, supply or distribution of products or materials, or the provision of other administrative or operational services (whether on a transitional or ongoing basis), solely with respect to the consumer diagnostic business, so long as, with respect to this clause (ii), the Group Members' charges for manufacturing such products is on a "cost-plus" basis, and (e) any transaction among or between Group Members which are not Loan Parties.


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          Section 8.10 Third-Party Restrictions on Indebtedness, Liens,
Investments or Restricted Payments. No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of Holdings to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member (other than Holdings) or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any "equal and ratable" clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Loan Documents, (y) pursuant to the First Lien Loan Documents and any Permitted Refinancing thereof and (z) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b) or (c) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto.

          Section 8.11 Modification of Certain Documents. No Group Member shall do any of the following:

          (a) waive or otherwise modify any term of, or provide any consent under, any Related Document (other than any First Lien Loan Document and the Cholestech Acquisition Agreement) or any Constituent Document of, or otherwise change the capital structure of, any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in each case except for those modifications, consents and waivers that (x) do not elect, or permit the election, to treat the Stock or Stock Equivalents of any limited liability company (or similar entity) as certificated and (y) do not materially adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral;

          (b) waive or otherwise modify any term of any Subordinated Debt (or any Subordinated Convertible Notes Document) if the effect thereof on such Subordinated Debt is to (i) increase the interest rate, (ii) change the due dates for principal or interest, other than to extend such dates, (iii) modify any default or event of default, other than to delete it or make it less restrictive, (iv) add any material covenant with respect thereto, (v) modify any subordination provision, (vi) modify any redemption or prepayment provision, other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (vii) materially increase any obligation of any Group Member or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to any Group Member or any Secured Party.

          (c) amend, or enter into supplementary agreements with respect to, the P&G JV Agreements in a manner which could reasonably be expected to have a Material Adverse Effect without the prior written consent of Administrative Agent; provided that the Borrower shall provide Administrative Agent with a copy of any such material amendment or supplementary agreement.

          (d) waive or otherwise modify any term of the First Lien Loan Documents, other than any such waiver or modification that is permitted to be made pursuant to the Intercreditor Agreement.


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

          (e) permit any Indebtedness (other than the Obligations and the First Lien Obligations) to qualify as "Designated Senior Indebtedness" under the Subordinated Convertible Notes Indenture or any other Subordinated Convertible Notes Document or permit the Obligations to cease qualifying as such or as "Senior Indebtedness" as defined in the Subordinated Convertible Notes Indenture.

          Section 8.12 Accounting Changes; Fiscal Year. No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.

          Section 8.13 Margin Regulations. No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

          Section 8.14 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect. No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

          Section 8.15 Hazardous Materials. No Group Member shall cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

          Section 9.1 Definition. Each of the following shall be an Event of
Default:

          (a) the Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable or (ii) any interest on any Loan, any fee under any Loan Document or any other Obligation (other than those set forth in clause
(i) above) and, in the case of this clause (ii), such non-payment continues for a period of 5 Business Days after the due date therefor; or

          (b) any representation, warranty or certification made or deemed made by or on behalf of any Loan Party (or any Responsible Officer thereof) in any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) any Loan Party shall fail to comply with (i) any provision of
Article V (Financial Covenants), Section 6.1 (Financial Statements), 6.2(a) (Other Events), 7.1(a) (Maintenance of Corporate Existence), 7.9 (Use of Proceeds), 7.14 (Merger), 7.15 (Postclosing Deliveries) or Article VIII (Negative Covenants) or (ii) any other provision of any Loan Document if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after


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the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

          (d) (i) any Group Member (other than an Immaterial Subsidiary) shall fail to make any payment when due (after giving effect to any applicable grace or cure period) (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any such Group Member (other than the Obligations or any Hedging Agreement) and, in each case, such failure relates to Indebtedness having a principal amount of $5,750,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any Indebtedness (other than the Obligations, any Hedging Agreement or the First Lien Obligations) of any Group Member (other than an Immaterial Subsidiary) having a principal amount of $5,750,000 or more (after giving effect to any applicable grace or cure period) if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, (iii) any such Indebtedness referred to in clause (ii) above shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iv) any portion of the First Lien Obligations is declared to be due and payable (or automatically becomes due and payable) prior to the stated maturity of the First Lien Obligations as a result of an "Event of Default" (as defined in the First Lien Credit Agreement); or

          (e) (i) any Group Member (other than an Immaterial Subsidiary) shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any such Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member (other than an Immaterial Subsidiary), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur, (iii) any Group Member (other than an Immaterial Subsidiary) shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above or (iv) Holdings and its Subsidiaries, taken as a group on a consolidated basis, cease to be Solvent; or

          (f) one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (other than an Immaterial Subsidiary) (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any such Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $5,750,000 or (B) otherwise, that would have, either individually or in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or


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          (g) except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto in any material respect, (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document or
(iii) any subordination provision set forth in any Subordinated Convertible
Notes Document shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against any holder of the Subordinated Convertible Notes, or any trustee therefor (or any such holder or trustee shall so state in writing), or any Group Member shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred; or

          (h) there shall occur any Change of Control; or

          (i) after giving effect to the exercise of the P&G Put Option on the P&G JV Put Date, Holdings is not in compliance with the financial covenants set forth in Article 5 (determined for this purpose on a pro forma basis as if the P&G Put Option was consummated on the valuation date of the Put Option in accordance with the terms thereof and after giving effect to consummation of the P&G Put Option and any payments in respect thereof); or

          (j) the Merger Funding Date shall not have occurred by the first anniversary of the Closing Date.

          Section 9.2 Remedies. During the continuance of any Event of Default, the Administrative Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each or any of the following: (a) declare all or any portion of the Commitments terminated, whereupon the Commitments shall immediately be reduced by such portion or, in the case of a termination in whole, shall terminate together with any obligation any Lender may have hereunder to make any Loan, (b) declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties); provided, however, that, effective immediately upon the occurrence of any Event of Default specified in Section 9.1(e)(ii), (x) the Commitments of each Lender to make Loans shall each automatically be terminated and (y) each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party), or (c) take the actions described in Section 9.3, and (d) exercise any other remedies which may be available under the Loan Documents or applicable law.


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                                    ARTICLE X
                            THE ADMINISTRATIVE AGENT

          Section 10.1 Appointment and Duties. (a) Appointment of Administrative Agent. Each Lender hereby appoints GE Capital (together with any successor Administrative Agent pursuant to Section 10.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Group Member,
(ii) take such action on its behalf and exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under the Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

          (b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party),
(iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents,
(vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

          (c) Limited Duties. Under the Loan Documents, the Administrative Agent
(i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.14(b) with respect to the Register and in Section 11.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term "Administrative Agent", the terms "agent", "administrative agent" and "collateral agent" and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii)


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shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

          Section 10.2 Binding Effect. Each Lender agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

          Section 10.3 Use of Discretion. (a) No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

          (b) Right Not to Follow Certain Instructions. Notwithstanding clause
(a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

          Section 10.4 Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article X to the extent provided by the Administrative Agent.

          Section 10.5 Reliance and Liability. (a) The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e),
(ii) rely on the Register to the extent set forth in Section 2.14, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

          (b) None of the Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, Holdings and the Borrower hereby waive and shall not assert (and


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each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:

               (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

               (ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

               (iii) makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

               (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender describing such Default or Event of Default clearly labeled "notice of default" (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

          Section 10.6 Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and


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powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms "Lender", "Term Loan Lender" and "Required
Lender" and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.

          Section 10.7 Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any of its Related Persons.

          Section 10.8 Expenses; Indemnities. (a) Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender's Pro Rata Share with respect to the Term Loan Facility of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

          (b) Each Lender further agrees to indemnify the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender's aggregate Pro Rata Share with respect to the Term Loan Facility of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

          Section 10.9 Resignation of Administrative Agent. (a) The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon


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the date such notice shall be effective. If the Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders and has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

          (b) Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

          Section 10.10 Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

          (a) any Subsidiary of the Borrower from its guaranty of any Obligation of any Loan Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to
Section 7.10; and

          (b) any Lien held by the Administrative Agent for the benefit of any of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted,
(ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e) and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Term Loan Commitments, (B) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation,
(C) deposit of cash collateral with respect to all contingent Obligations (other than contingent indemnification obligations as to which no claim has been asserted) in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is owed such Obligations and (D) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties each in form and substance acceptable to the Administrative Agent.


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Each Lender hereby directs the Administrative Agent, and the Administrative
Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.

          Section 10.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article X, Section 11.8 (Right of Setoff), Section
11.9 (Sharing of Payments) and Section 11.20 (Confidentiality) and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section
10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Administrative Agent and the Lenders shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

          Section 10.12 Titles. Notwithstanding anything else to the contrary in this Agreement or any other Loan Document, no party hereto designated as a documentation agent, a syndication agent, an arranger or a bookrunner shall have any duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary duty to any Lender or any other Secured Party, and no implied covenants, functions, responsibilities, duties obligations or liabilities shall be read into this Agreement or otherwise exist against any such documentation agent, syndication agent, arranger or bookrunner, in such capacity.

                                   ARTICLE XI
                                  MISCELLANEOUS

          Section 11.1 Amendments, Waivers, Etc. (a) No amendment or waiver of any provision of any Loan Document (other than the Fee Letter, the Control Agreements and any other Loan Document executed pursuant to any of the foregoing) and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Administrative Agent and the Borrower, (2) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), and (3) in the case of any other amendment, by the


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Required Lenders (or by the Administrative Agent with the consent of the
Required Lenders) and the Borrower; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by the Administrative Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

               (i) waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;

               (ii) increase the Term Loan Commitment of such Lender or subject such Lender to any additional obligation;

               (iii) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender, or (B) any fee or accrued interest payable to such Lender or; provided, however, that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article V or in any definition set forth therein or principally used therein;

               (iv) waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Loan or fee owing to such Lender or for the reduction of such Lender's Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.8, or to the application of any payment, including as set forth in Section 2.12;

               (v) except as provided in Section 10.10, release all or substantially all of the Collateral, the Borrower or any Guarantor from its guaranty of any Obligation of the Borrower or consent to the assignment or transfer by the Borrower of its rights or obligations under the Loan Documents;

               (vi) reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms "Required Lenders", "Pro Rata Share" or "Pro Rata Outstandings"; or

               (vii) amend Section 10.10 (Release of Collateral or Guarantor),
     Section 11.9 (Sharing of Payments) or this Section 11.1;

and provided, further, that no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Administrative Agent (or otherwise modify any provision of Article X or the application thereof), or any SPV that has been granted an option pursuant to
Section 11.2(f) unless in writing and signed by the Administrative Agent or, as the case may be, such SPV in addition to any signature otherwise required and
(z) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.12.

          (b) Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or


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demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          Section 11.2 Assignments and Participations; Binding Effect. (a) Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower (in each case except for Article X), the Administrative Agent, each Lender and, to the extent provided in
Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 10.9), none of Holdings, the Borrower, or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

          (b) Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Term Loan Commitments and its rights and obligations with respect to Loans) to (each an "Eligible Assignee"): (i) any existing Lender,
(ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent and, as long as no Default or Event of Default is continuing, the Borrower; provided, however, that (x) such Sales must be ratable among the obligations owing to and owed by such Lender with respect to a Term Loan Facility and (y) for each Term Loan Facility, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, and Term Loan Commitments subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor's (together with its Affiliates and Approved Funds) entire interest in the Term Loan Facility or is made with the prior consent of the Borrower and the Administrative Agent.

          (c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or if previously agreed with the Administrative Agent, via a manual execution and delivery of the assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any tax forms required to be delivered pursuant to Section 2.17(f) and payment of an assignment fee in the amount of $3,500, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b)(iii), upon the Administrative Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.


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          (d) Effectiveness. Subject to the recording of an Assignment by the
Administrative Agent in the Register pursuant to Section 2.14(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender,
(ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Term Loan Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by
Article X, Section 11.8 (Right of Setoff) and Section 11.9 (Sharing of Payments, Etc.) to the extent provided in Section 10.11 (Additional Secured Parties)).

          (e) Grant of Security Interests. In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or
(B) any holder of, or trustee for the benefit of the holders of, such Lender's Securities by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

          (f) Participants and SPVs. In addition to the other rights provided in this Section 11.2, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and
(y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender's rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements) and 2.17 (Taxes), but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to
Section 2.17(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth


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in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender's ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.1(a)(v) (or amendments, consents and waivers with respect to Section 10.10 to release all or substantially all of the Collateral). No party hereto shall institute (and each of the Borrower and Holdings shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Term Loan Commitments and the payment in full of the Obligations.

          Section 11.3 Costs and Expenses. Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse upon demand (a) the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks(R) or any other E-System and allocated to the Term Loan Facility by the Administrative Agent in its sole discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) the Administrative Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Administrative Agent for its examiners) and (c) each of the Administrative Agent, its Related Persons, and each Lender for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out", (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including


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any bankruptcy or insolvency proceeding) related to any Group Member, Loan
Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel).

          Section 11.4 Indemnities. (a) The Borrower agrees to indemnify, hold harmless and defend the Administrative Agent, each Lender and each of their respective Related Persons (each such Person being an "Indemnitee") from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Document, any Disclosure Document, any Obligation (or the repayment thereof), any Related Transaction, or any securities filing of, or with respect to, any Group Member, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of the Target, any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys' fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any liability under this
Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of Holdings and the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

          (b) Without limiting the foregoing, "Indemnified Matters" includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable solely to acts of such Indemnitee.

          Section 11.5 Survival. Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.17 (Taxes),


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Section 2.16 (Breakage Costs; Increased Costs; Capital Requirements), Article X
(The Administrative Agent), Section 11.3 (Costs and Expenses), Section 11.4 (Indemnities) or this Section 11.5) and all representations and warranties made in any Loan Document shall (A) survive the termination of the Term Loan Commitments and the payment in full of other Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

          Section 11.6 Limitation of Liability for Certain Damages. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of Holdings and the Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 11.7 Lender-Creditor Relationship. The relationship between the Lenders and the Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor. No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

          Section 11.8 Right of Setoff. Each of the Administrative Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Holdings and the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender or any of their respective Affiliates to or for the credit or the account of Holdings or the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Administrative Agent and each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders and their Affiliates and other Secured Parties may have.

          Section 11.9 Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or "proceeds" (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.16 (Breakage Costs; Increased Costs; Capital Requirements), 2.17 (Taxes) and 2.18 (Substitution of Lenders) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this


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Agreement (or, if such application would then be at the discretion of the
Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 11.10 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

          Section 11.11 Notices. (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed (A) if to Holdings or the Borrower, to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: David Teitel, Chief Financial Officer, Tel: (781) 314-4174,
Fax: (781) 647-3939, with copies to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: General Counsel, Tel: (781) 647-3900, Fax: (781) 647-3939, and Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210-2600, Attention: Malcolm Henderson, Esq., Tel: (617) 832.1276, Fax: (617)
832-7000, (B) if to the Administrative Agent, to General Electric Capital Corporation, 2 Bethesda Metro Center, suite 600, Bethesda, MD 20814, Attention:
Inverness Account Manager, Tel: (301) 634-3215, Fax: (866) 673-0624, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Attention: Mario J. Ippolito, Tel: (212) 318-6000, Fax: (212) 319-4090, and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) posted to Intralinks(R) (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks(R) as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing
(A) in the case of the Borrower and the Administrative Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.


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          (b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause
(a)(ii) or (a)(iii) above), upon sender's receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System (including any facsimile so posted), on the later of the date of such posting in an appropriate location and the date access to such posting (and notice of such access) is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article II or Article X shall be effective until received by the Administrative Agent.

          Section 11.12 Electronic Transmissions. (a) Authorization. Subject to the provisions of Section 11.11(a), each of the Administrative Agent, the Borrower, the Lenders and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each of Holdings, the Borrower and each Secured Party hereby acknowledges and agrees, and each of Holdings and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

          (b) Signatures. Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a "signature" and (C) each such posting shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party's or beneficiary's right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

          (c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.

          (d) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided "as is" and "as available". None of Administrative Agent or any of its Related


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Persons warrants the accuracy, adequacy or completeness of any E-Systems or
Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Administrative Agent or any of its Related Persons in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of Holdings, the Borrower and each Secured Party agrees (and each of Holdings and the Borrower shall cause each other Loan Party to agree) that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

          Section 11.13 Governing Law. This Agreement, each other Loan Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          Section 11.14 Jurisdiction. (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

          (b) Service of Process. Each of Holdings and Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified in Section 11.11 (and shall be effective when such mailing shall be effective, as provided therein). Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Non-Exclusive Jurisdiction. Nothing contained in this Section
11.14 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

          Section 11.15 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Loan Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce


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the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into the Loan Documents, as applicable, by the mutual waivers and certifications in this Section 11.15.

          Section 11.16 Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

          Section 11.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

          Section 11.18 Entire Agreement. The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Administrative Agent, any Lender or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

          Section 11.19 Use of Name. Each of Holdings and the Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days' prior notice to GE Capital and without the prior consent of GE Capital, in each case, except to the extent required to do so under applicable Requirements of Law.

          Section 11.20 Non-Public Information; Confidentiality. (a) The Administrative Agent and each Lender acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

          (b) Each Lender and the Administrative Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document, except that such information may be disclosed (i) with the Borrower's consent,
(ii) to Related Persons of such Lender or the Administrative Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than any Loan Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by the Administrative Agent, any Lender or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify borrowers, (vii) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f), pledges referred to in Section 11.2(e), and to their respective Related Persons, in each case to the extent such assignees, participants, pledgees, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this
Section 11.20 and (viii) in connection with the exercise of any remedy under any Loan Document. In the event of any conflict between the terms of this Section
11.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern.

          Section 11.21 Patriot Act Notice. Each Lender subject to the Patriot Act hereby notifies the Borrower that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information allowing such Lender to identify the Borrower in accordance with such act.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      IM US HOLDINGS, LLC, as Borrower


                                      By: /s/ David Teitel
                                          --------------------------------------
                                      Name: David Teitel
                                      Title: President


                                      INVERNESS MEDICAL INNOVATIONS, INC.,
                                         as a Guarantor


                                      By: /s/ David Teitel
                                          --------------------------------------
                                      Name: David Teitel
                                      Title: Chief Financial Officer & Treasurer

                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as Administrative Agent and Lender


                                      By: /s/ Andrew D. Moore
                                          --------------------------------------
                                      Name: Andrew D. Moore
                                      Title: Duly Authorized Signatory

                                      GOLDENTREE CAPITAL OPPORTUNITIES, L.P.

                                      By: GoldenTree Asset Management, LP,
                                          its Investment Advisor


                                      By: /s/ Karen Weber
                                          --------------------------------------
                                      Name: Karen Weber
                                      Title: Director - Bank Debt

                                   SCHEDULE I

                                   COMMITMENTS

                                    Term Loan

                Lender                   Term Loan Commitment
                ------                   --------------------
 General Electric Capital Corporation        $249,500,000
GoldenTree Capital Opportunities, L.P.       $    500,000
                TOTAL                        $250,000,000

                                   SCHEDULE II

                               ADDRESS FOR NOTICES

GOLDENTREE CAPITAL OPPORTUNITIES, L.P.

300 Park Avenue, 21st floor
New York, New York  10022
Attention:  Charles Brown/Ajaz Shaikh
Telecopier:  (212) 847-3429/(212) 847-3529
Telephone:  (212) 847-3541/(212) 847-0206

                                    EXHIBIT A
                                       TO
                          SECOND LIEN CREDIT AGREEMENT

                               FORM OF ASSIGNMENT


      This ASSIGNMENT, dated as of the Effective Date, is entered into between each Assignor and each Assignee (each as defined below).

      The parties hereto hereby agree as follows:

Borrower:                         IM US Holdings, LLC, a Delaware limited liability company  (the "Borrower")

Administrative Agent:             General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders (in such capacity and together with its successors and permitted assigns, the "Administrative Agent")

Second Lien Credit Agreement:     Second Lien Credit Agreement, dated as of June 26, 2007, among the Borrower,
                                  Inverness Medical Innovations, Inc., as one of the Guarantors, the Lenders and the
                                  Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Second Lien Credit Agreement"; capitalized terms used herein without definition are used as defined in the Second Lien Credit
                                  Agreement)

[Trade Date:                      _________, ____]

Effective Date:                   _________, ____

                                                                                                        Aggregate
                                                                                      Aggregate          amount
                                                                                        amount       of Commitments
                                                                                    of Commitments         or
                                                                                     or principal      principal
             Assignor                           Assignee                Facility   amount of Loans     amount of        Percentage
  (collectively, the "Assignors")    (collectively, the "Assignees")    Assigned   for all Lenders   Loans Assigned      Assigned
---------------------------------   -------------------------------     --------   ---------------   --------------   -------------
[Name of Assignor]                  [Name of Assignee]                             $____________    $____________     __._________%
                                    [Affiliate][Approved Fund] of
                                    [Name of Lender]
[Name of Assignor]                  [Name of Assignee]                             $____________    $____________     __._________%
                                    [Affiliate][Approved Fund] of
                                    [Name of Lender]
[Name of Assignor]                  [Name of Assignee]                             $____________    $____________     __._________%
                                    [Affiliate][Approved Fund] of
                                    [Name of Lender]

            [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

      Section 1. Assignment. Each Assignor hereby sells and assigns to the Assignee set forth above opposite such Assignor, and such Assignee hereby purchases and assumes from such Assignor, such Assignor's rights and obligations in its capacity as Lender under the Second Lien Credit Agreement (including Liabilities owing to or by such Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above opposite such Assignor (such Assignor's "Assigned Interest").

      Section 2. Representations, Warranties and Covenants of Assignors. Each Assignor severally but not jointly (a) represents and warrants to its corresponding Assignee and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims,
(b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Facilities, the percentage of the Facilities represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Group Member or Loan Party or the performance or nonperformance by any Loan Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Administrative Agent exchange such Notes for new Notes in accordance with Section 2.14(e) of the Second Lien Credit Agreement.

      Section 3. Representations, Warranties and Covenants of Assignees. Each Assignee severally but not jointly (a) represents and warrants to its corresponding Assignor and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for such Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) to the extent indicated above, is an Affiliate or an Approved Fund of the Lender set forth above and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (b) appoints and authorizes the Administrative Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Secured Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in accordance with
Section 11.20 of
the Second Lien Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Administrative Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 11.2(c) of the Second Lien Credit Agreement and (h) to the extent required pursuant to Section 2.17(f) of the Second Lien Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN or W-9.

      Section 4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by each Assignor, each Assignee and, to the extent required by Section 11.2(b) of the Second Lien Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to the Administrative Agent for its acceptance and recording in the Register. The effective date of this Assignment (the "Effective Date") shall be the later of
(i) the acceptance of this Assignment by the Administrative Agent and (ii) the recording of this Assignment in the Register. The Administrative Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

      Section 5. Effect. As of the Effective Date, (a) each Assignee shall be a party to the Second Lien Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Second Lien Credit Agreement and (b) each Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

      Section 6. Distribution of Payments. On and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of each Assigned Interest of any Assignor (a) in the case of amounts accrued to but excluding the Effective Date, to such Assignor and (b) otherwise, to the corresponding Assignee.

      Section 7. Miscellaneous. This Assignment is a Loan Document and, as such, is subject to certain provisions of the Second Lien Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof. On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the Administrative Agent and their Related Persons and their successors and assigns. This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      [NAME OF ASSIGNOR]
                                            as Assignor

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      [NAME OF ASSIGNEE]
                                          as Assignee

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      Lending Office for Eurodollar Rate Loans:

                                      [Insert Address (including contact name,
                                          fax number and e-mail address)]

                                      Lending Office (and address for notices)
                                          for any other purpose:

                                      [Insert Address (including contact name,
                                          fax number and e-mail address)]

ACCEPTED AND AGREED
this __ day of ______ _____:

GENERAL ELECTRIC CAPITAL CORPORATION
     as Administrative Agent

By: __________________________________
    Name:
    Title:

IM US HOLDINGS, LLC

By: _________________________________
    Name:
    Title:

                                    EXHIBIT B
                                       TO
                          SECOND LIEN CREDIT AGREEMENT

                             FORM OF TERM LOAN NOTE

Lender:  [NAME OF LENDER]                                     New York, New York
Principal Amount:  $_______                                        June __, 2007

      FOR VALUE RECEIVED, the undersigned, IM US Holdings, LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender") the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Term Loans (as defined in the Second Lien Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Second Lien Credit Agreement.

      The Borrower promises to pay interest on the unpaid principal amount of the Term Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Second Lien Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

      Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at _________________, in immediately available funds.

      This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Lien Credit Agreement, dated as of June 26, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Second Lien Credit Agreement"), among the Borrower, Inverness Medical Innovations, Inc., as one of the Guarantors, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders. Capitalized terms used herein without definition are used as defined in the Second Lien Credit Agreement.

      The Second Lien Credit Agreement, among other things, (a) provides for the making of Term Loans by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Term Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

      This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Second Lien Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.

      This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

      This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                            [SIGNATURE PAGES FOLLOW]

      In witness whereof, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

                                            IM US HOLDINGS, LLC

                                            By: _____________________________
                                                Name:
                                                Title:

                                    EXHIBIT C
                                       TO
                          SECOND LIEN CREDIT AGREEMENT

                           FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION
     as Administrative Agent under the
     Second Lien Credit Agreement referred to below

                                                           ____________ __, ____

Attention:

            Re: IM US HOLDINGS, LLC (the "Borrower")

            Reference is made to the Second Lien Credit Agreement, dated as of June 26, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Second Lien Credit Agreement"), among the Borrower, Inverness Medical Innovations, Inc., as one of the Guarantors, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders. Capitalized terms used herein without definition are used as defined in the Second Lien Credit Agreement.

            The Borrower hereby gives you irrevocable notice, pursuant to
Section 2.2 of the Second Lien Credit Agreement of its request of a Borrowing (the "Proposed Borrowing") under the Second Lien Credit Agreement and, in that connection, sets forth the following information:

            A. The date of the Proposed Borrowing is __________, ____ (the "Funding Date").

            B. The aggregate principal amount of Term Loans requested is $_______, of which $________ consists of Base Rate Loans and $________ consists of Eurodollar Rate Loans having an initial Interest Period of ______ months.

            The undersigned hereby certifies that the following statements are true on the date hereof, both before and after giving effect to the Proposed Borrowing and any other Loan to be made on or before the Funding Date:

            (i) the representations and warranties set forth in Article IV of the Second Lien Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects [as though made on and as of such Funding Date], except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date; and

            (ii) no Default is continuing.

                                            IM US HOLDINGS, LLC

                                            By: _________________________
                                                Name:
                                                Title:

                                    EXHIBIT D
                                       TO
                          SECOND LIEN CREDIT AGREEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT E
                                       TO
                          SECOND LIEN CREDIT AGREEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT F
                                       TO
                          SECOND LIEN CREDIT AGREEMENT

                  FORM OF NOTICE OF CONVERSION OR CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION
     as Administrative Agent under the
     Second Lien Credit Agreement referred to below

____________ __, ____
Attention:

            Re: IM US HOLDINGS, LLC (the "Borrower")

            Reference is made to the Second Lien Credit Agreement, dated as of June 26, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Second Lien Credit Agreement"), among the Borrower, Inverness Medical Innovations, Inc., as one of the Guarantors, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Second Lien Credit Agreement.

            The Borrower hereby gives you irrevocable notice, pursuant to
Section 2.10 of the Second Lien Credit Agreement of its request for the following:

            (i) a continuation, on ________, ____, as Eurodollar Rate Loans having an Interest Period of ___ months of Term Loans in an aggregate outstanding principal amount of $____________ having an Interest Period ending on the proposed date for such continuation;

            (ii) a conversion, on ________, ____, to Eurodollar Rate Loans having an Interest Period of ___ months of Term Loans in an aggregate outstanding principal amount of $_________; and

            In connection herewith, the undersigned hereby certifies that no Default is continuing on the date hereof, both before and after giving effect to any Loan to be made on or before any date for any proposed conversion or continuation set forth above (it being understood that no conversion or continuation requested herein shall constitute the making of any Loan).

                                            IM US HOLDINGS, LLC

                                            By: _____________________________
                                                Name:
                                                Title:

                                    EXHIBIT G

                                       TO
                          SECOND LIEN CREDIT AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

                            _________________, _____

            This Compliance Certificate (this "Certificate") is delivered pursuant to Section 6.1(c) of, and in connection with the consummation of the transactions contemplated in, the Second Lien Credit Agreement, dated as of June 26, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Second Lien Credit Agreement"), among IM US Holdings, LLC (the "Borrower"), Inverness Medical Innovations, Inc., as one of the Guarantors ("Holdings"), the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Second Lien Credit Agreement.

            In the event of any conflict between the terms of this Certificate and the Second Lien Credit Agreement, the terms of the Second Lien Credit Agreement shall govern.

            The undersigned is duly authorized to execute and deliver this Certificate on behalf of Holdings. By executing this Certificate such officer, on behalf of the Holdings (and not in such officer's personal capacity), hereby certifies to Administrative Agent and Lenders that:

            (a) In accordance with Section 6.1(a)/(b) of the Second Lien Credit Agreement, attached hereto as Schedule 1 are the Financial Statements for the [Fiscal Quarter/Fiscal Year] ended _________, ____ required to be delivered pursuant to Section 6.1(a)/(b) of the Second Lien Credit Agreement. Such Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year end audit adjustments][without qualification as to the scope of the audit or as to going concern and without any other similar qualification]. [NOTE TO RESPONSIBLE
OFFICER: THE FIRST BRACKETED CLAUSE ONLY APPLIES TO QUARTERLY REPORTS, THE SECOND BRACKETED CLAUSE ONLY APPLIES TO ANNUAL REPORTS]

            (b) I have reviewed the terms of the Second Lien Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Holdings during the relevant accounting period covered by such financial statements;

            (c) as of the date hereof, I have no knowledge that a Default is continuing, except as set forth on Schedule 2 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Holdings, Borrower or their respective Subsidiaries have taken, are taking and propose to take with respect thereto;

            (d) except as set forth on Schedule 3 hereto, Holdings and Borrower are in compliance with the covenants contained in Sections 8.1, 8.3 and 8.4 and
Article 5 of the Second Lien Credit Agreement, to the extent set forth on
Schedule 3 hereto [NOTE TO RESPONSIBLE OFFICER: THE PORTION OF SCHEDULE 3 PERTAINING TO FINANCIAL COVENANTS IS ONLY REQUIRED TO BE COMPLETED AS OF THE END OF EACH FISCAL QUARTER];

            (e) Excess Cash Flow, as demonstrated by the calculation on Schedule 3 hereto, for the Fiscal Year ending ___________ equals $__________; [NOTE TO RESPONSIBLE OFFICER: THIS CLAUSE IS ONLY REQUIRED TO BE COMPLETED IN CONNECTION WITH THE DELIVERY OF AUDITED FINANCIAL STATEMENTS PURSUANT TO SECTION 6.1(B) OF THE SECOND LIEN CREDIT AGREEMENT]

            (f) in accordance with Section 6.1(d) of the Second Lien Credit Agreement, (i) the [Corporate Chart attached hereto as Schedule 4] [last Corporate Chart delivered pursuant to such Section)], is correct and complete as of the date hereof;

            (g) in accordance with Section 6.1(f) and (h) of the Second Lien Credit Agreement to the extent not included in Holdings' public filings, attached hereto as Schedule 5 is a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year elapsed on or prior to the date hereof discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year [and copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members' Accountants) in connection with such Financial Statements or any audit thereof]; [NOTE TO RESPONSIBLE OFFICER: THE BRACKETED CLAUSE ONLY APPLIES TO ANNUAL REPORTS]

            (h) [in accordance with Section 6.1(g) of the Second Lien Credit Agreement, attached hereto as Schedule 6 is a correct and complete summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Year covered by the Financial Statements attached hereto;] [NOTE TO RESPONSIBLE OFFICER: THE BRACKETED PARAGRAPH ONLY APPLIES TO ANNUAL REPORTS]

            (i) [in accordance with Section 6.1(i) of the Second Lien Credit Agreement, attached hereto as Schedule 7 is a summary of all material insurance coverage maintained as of the date hereof by any Group member.] [NOTE TO RESPONSIBLE OFFICER: THE BRACKETED PARAGRAPH ONLY APPLIES TO ANNUAL REPORTS]

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the undersigned, a Responsible Officer of Holdings, has executed this Certificate on this ____ day of ___________, ____.

                                      INVERNESS MEDICAL INNOVATIONS, INC.

                                      By : _______________________________
                                      Name: _____________________________
                                      Title: ______________________________

                                                                      SCHEDULE 1
                                                                       Exhibit G

                              FINANCIAL STATEMENTS

                                                                      SCHEDULE 2
                                                                       Exhibit G

       CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR EVENT OF DEFAULT

If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Holdings, Borrower or their respective Subsidiaries have taken, are taking or propose to take with respect thereto; if no condition or event exists, state "None."

                                                                      SCHEDULE 3
                                                                       Exhibit G

ALL AMOUNTS IN EXHIBIT G ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR HOLDINGS AND BORROWER ON A CONSOLIDATED BASIS

                               CONSOLIDATED EBITDA
                                   (ARTICLE 1)

Consolidated Net Income is defined as follows:

Consolidated  net  income  (or  loss) of  Holdings  and its  Subsidiaries  during  the
measuring period:                                                                               $__________

 Less: (in each case to the extent included in Consolidated net income referred to above for the measuring period, but without duplication):

         the net income of any other Person in which Holdings or one of its
         Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of Holdings), except to the extent of the amount of
         dividends or distributions paid to Holdings or its Subsidiaries                        $__________

         the net income of any Subsidiary of Holdings that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than under the
         Loan Documents), to the extent of such restriction or limitation                       $__________

         the net income of any other Person arising prior to such other Person becoming a Subsidiary of Holdings or merging or consolidating into
         Holdings or its Subsidiaries                                                           $__________

         consolidated minority interest expense of Holdings or one of its
         Subsidiaries resulting from allocations of earnings of any Consolidated
         Subsidiary which is less than 100% owned, except to the extent of the amount of dividends and distributions paid by Holdings or its
         Subsidiary to the minority shareholders of such Consolidated Subsidiary                $__________

Consolidated Net Income:                                                                        $
                                                                                                ============
Consolidated EBITDA is defined as follows:

Consolidated Net Income (from above)                                                            $__________

   Plus:    (in each case to the extent included in the calculation of Consolidated  Net
            Income  in  respect  of   Holdings   and  its

          Subsidiaries,   but  without duplication):

          (i) any provision for income taxes or other taxes measured by net income              $__________

          (ii)  Consolidated  Interest  Expense  (from  Section 5.2 of this  Exhibit), amortization  of debt  discount and  commissions  and other fees and charges
          associated with Indebtedness                                                          $__________

          (iii) any loss from extraordinary items and any non-recurring loss:                   $__________
                  (list out each item and amount)

          (iv) any depreciation, depletion and amortization expense                             $__________

          (v) any aggregate net loss on the Sale of property  (other than accounts (as defined  under the  applicable  UCC) and  inventory)  outside  the  ordinary
          course of business                                                                    $__________

          (vi) any other non-cash  expenditure,  charge or loss for such period (other than any  non-cash  expenditure,  charge  or loss  relating  to  write-offs, write-downs or reserves with respect to accounts and  inventory),  including the  amount  of any  compensation  deduction  as the  result of any grant of
          Stock or Stock Equivalents to employees, officers, directors or consultants           $__________

          cost savings amount(1) [after Cholestech Acquisition] (2)                             $__________

            [NOTE TO  RESPONSIBLE  OFFICER:  FOOTNOTES  ONLY  APPLY FOR THE FIRST 4 FISCAL  QUARTERS
            AFTER THE CLOSING DATE AND IN THE CASE OF THE  CHOLESTECH  ACQUISITION  AND THE 4 FISCAL
            QUARTER PERIODS DESCRIBED THEREIN]

   Less:

          (in each case to the extent included in the calculation of Consolidated Net Income in respect of Holdings and its Subsidiaries, but without duplication):

          any credit for income taxes or other taxes measured by net income                     $__________

          any interest income                                                                   $__________

---------------

(1)   For each of the 4 Fiscal Quarter periods ending September 30, 2007,
      December 31, 2007, March 31, 2008 and June 30, 2008 the following cost savings amounts: $28,000,000, $20,000,000, $10,000,000 and $0, respectively and as applicable.

(2)   If the Cholestech Acquisition has been consummated, for the 4 Fiscal
      Quarter period ending on the last day of the Fiscal Quarter in which the Cholestech Acquisition has been consummated and for the immediately succeeding three 4 Fiscal Quarter periods thereafter, the following cost savings amounts: $6,000,000, $5,600,000, $4,000,000 and $2,000,000, respectively and as applicable.


          any gain from extraordinary items and any other non-recurring gain                    $__________
                      (list out each item and amount)

          any aggregate net gain from the Sale of property (other than accounts
          (as defined in the applicable UCC) and inventory) out of the ordinary
          course of business by Holdings                                                        $__________

          any other non-cash gain, including any reversal of a charge referred to in (vi) above by reason of a decrease in the value of any Stock or
          Stock Equivalent                                                                      $__________

          any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of Holdings referred to in
          (vi) above in any prior period                                                        $__________

Consolidated EBITDA                                                                             $
                                                                                                ===========

Provided that:

          Prior to the Cholestech Acquisition  Consolidated EBITDA is deemed to be for the:

          Fiscal Quarter Ended December 31, 2006                                                $43,877,000
                                                                                                -----------
          Fiscal Quarter Ended March 31, 2007                                                   $46,972,200
                                                                                                -----------

          and after the  Cholestech  Acquisition Consolidated  EBITDA is deemed to be for the:

          Fiscal Quarter Ended December 31, 2006                                                $48,437,000
                                                                                                 ----------
          Fiscal Quarter Ended March 31, 2007                                                   $51,296,200
                                                                                                -----------

                       MAXIMUM CONSOLIDATED LEVERAGE RATIO
                                  (SECTION 5.1)

Consolidated Total Debt is defined as follows:

    All indebtedness of Holdings and its Subsidiaries for borrowed money                           $__________

    Plus:   all obligations of Holdings and its Subsidiaries  evidenced by notes, bonds,
            debentures or similar instruments                                                      $__________

            all  reimbursement and all obligations of Holdings and its Subsidiaries with
            respect to letters of credit, bank guarantees or bankers' acceptances                  $__________

            all  obligations  of Holdings and its  Subsidiaries  to pay  the  deferred purchase price of property or services (other than trade payables  incurred in the  ordinary  course of  business  that  are  unsecured  and  customary adjustments of purchase  price,  contingent  payments,  earnout  payments or similar  obligations  under any of the  documents  pertaining to a merger or
            acquisition or Sale)                                                                   $__________

            all Capitalized Lease Obligations of Holdings and its Subsidiaries                     $__________

            all Guaranty  Obligations of Holdings and its  Subsidiaries  with respect to
            the any such indebtedness listed in the above categories                               $
                                                                                                   ===========
   CONSOLIDATED TOTAL DEBT                                                                         $
                                                                                                   ===========
   Consolidated  Ebitda (CALCULATED IN ARTICLE 1 OF THIS EXHIBIT) FOR THE LAST PERIOD OF
   FOUR CONSECUTIVE FISCAL QUARTERS                                                                $__________

   Consolidated Leverage Ratio (Consolidated Total Debt, divided by Consolidated EBITDA)
                                                                                                   ===========

   Required  Maximum  Consolidated  Leverage Ratio (from the chart in Section 5.1 of the
   Second Lien Credit Agreement)
                                                                                                   ===========

   In Compliance                                                                                   Yes/No

                            CAPITAL EXPENDITURE LIMIT
                                  (SECTION 5.3)

Capital Expenditures are defined as follows:

    The aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by any Loan Party for the Fiscal Year for the
    acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under
    GAAP                                                                                           $__________

   Less:    Interest capitalized during construction                                               $__________

   Less:    Any  expenditure  to the  extent,  for purpose of the  definition  of
            Permitted  Acquisition,  such  expenditure  is part of the  aggregate amounts payable in connection with, or other  consideration  for, any
            Permitted Acquisition consummated during or prior to such period                       $__________

   CAPITAL EXPENDITURES (FOR THE FISCAL YEAR)                                                      $
                                                                                                   ===========
    2.9% of Total Assets as of the end of the immediately preceding Fiscal Year                    $
                                                                                                   ===========
    Capital  Expenditures (for the Fiscal Year) shall not exceed 2.9% of Total Assets as of the end of the immediately preceding Fiscal Year

   In Compliance                                                                                     Yes/No

                                  INDEBTEDNESS
                                  (SECTION 8.1)

Indebtedness incurred with respect to Capitalized Lease Obligations (other than leases as part of a Sale and Leaseback Transaction), plus purchase money Indebtedness incurred to finance the acquisition, repair, improvement or construction of fixed or capital assets, plus any Permitted Refinancing of Indebtedness allowed under Section 8.1(c) of the First Lien Credit Agreement (8.1(c)):

Actual in the aggregate                              $_______________

Permitted in the aggregate                           $     17,250,000

      The principal amount of such Indebtedness does not exceed the cost of the property so acquired or built or of such repairs or improvement.

In Compliance                                        Yes/No

Unsecured subordinated Indebtedness of the Borrower under the Subordinated Convertible Notes pursuant to the Subordinated Convertible Notes Indenture (8.1(i)):

Actual in the aggregate                              $_______________

Permitted in the aggregate                           $    172,500,000

In Compliance                                              Yes/No

Unsecured Indebtedness of any Group Member (8.1(k)):

Actual in the aggregate                              $_______________

Permitted in the aggregate                           $     34,500,000

In Compliance                                             Yes/No

Indebtedness of any Group Member not a Loan Party (8.1(l)):

Actual in the aggregate                              $_______________

Permitted in the aggregate                           $     23,000,000

In Compliance                                              Yes/No

                                   INVESTMENTS
                                  (SECTION 8.3)

Payments required under the P&G JV Capital Call Obligations to the P&G JV Companies in accordance with the P&G JV Agreements (8.3(j)):

Actual individual capital call                       $_______________

Permitted individual capital call                    $     11,500,000

Actual aggregate capital calls (Fiscal Year)         $_______________

Permitted aggregate capital calls (Fiscal Year)      $     23,000,000

      After giving effect to such payment, the unused First Lien Revolving Credit Commitments and available cash and Cash Equivalents on deposit to a Cash Collateral Account (other than the Acquisition Collateral Account) or a Controlled Deposit Account shall be at least $42,500,000 in the aggregate

In Compliance                                        Yes/No

Any Investment by Holdings or any of its Subsidiaries (8.3(k)):

Actual in the aggregate                              $_______________

Permitted in the aggregate                           $    115,000,000

In Compliance                                              Yes/No

The sum of (a) the fair market value of all Permitted Acquisitions (or portions thereof) (other than the Cholestech Acquisition) and (b) the aggregate net amount of other Investments (or portions thereof) funded or made in or transferred to, or made or acquired by, any Person after the Closing Date (excluding, in each case, any Excluded Investments) that is not or does not become after giving effect to such Permitted Acquisition or other Investment, a Loan Party:

Actual in the aggregate                              $_______________

Permitted in the aggregate                           The greater of or
                                                     $172,500,000,
                                                     $_______________ (5.75% of Total Assets)

In Compliance                                                Yes/No

                                   ASSET SALES
                                  (SECTION 8.4)

Aggregate fair market value (measured at the time of the applicable Sale) of all property covered by any outstanding Sale and Leaseback Transaction (8.4(b)):

Actual in the aggregate                              $_______________

Permitted in the aggregate                           $     11,500,000

In Compliance                                              Yes/No

Any Sale of property (other than as part of a Sale and Leaseback Transaction) of, or Sale or issuance of its own Stock by, any Group Member (other than Holdings) for fair market value payable in cash upon such sale (8.4(e)):

Actual in the aggregate (received during
this Fiscal Year)                                    $_______________

Permitted in the aggregate (Fiscal Year)             $     17,250,000

In Compliance                                             Yes/No

Any Sale of real property consummated prior to the second anniversary of the Closing Date (including as part of a Sale and Leaseback Transaction) for fair market value payable in cash upon such sale (8.4(g)):

Actual in the aggregate (received after              $_______________
Closing Date)

Permitted in the aggregate (after Closing Date)      $    172,500,000

In Compliance                                             Yes/No

                                EXCESS CASH FLOW
                                (SECTION 2.8(a))

Excess Cash Flow is defined as follows:

    Consolidated EBITDA (calculated in Article 1 of this Exhibit) of Holdings                      $__________

    Less (without duplication):

            any cash principal payment on the Loans during the measuring period
            (but only, in the case of payment in respect of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payment) other than any mandatory prepayment required pursuant to Section 2.8(a) of the Second Lien
            Credit Agreement because of the existence of Excess Cash Flow                          $__________

            any scheduled or other mandatory cash principal payment made by the
            Borrower or any of its Subsidiaries during the measuring period on any Capitalized Lease Obligation or other Indebtedness (but only, if such Indebtedness may be reborrowed, to the extent such payment
            results in a permanent reduction in commitments thereof)                               $__________

            any Capital Expenditure made by Holdings or any of its Subsidiaries during the measuring period to the extent permitted by the Second
            Lien Credit Agreement, excluding the portion thereof financed with
            long-term Indebtedness (other than the Obligations)                                    $__________

            the Consolidated  Cash Interest Expense of Holdings and its Subsidiaries for
            the measuring period (from Section 5.2 of this Exhibit)                                $__________

            any cash losses from extraordinary items                                               $__________

            any cash paid during the measuring period or payable with respect to such period to satisfy obligations for income taxes or other taxes
            measured by net income                                                                 $__________

            cash  restructuring  costs  associated with the Acquisition or any Permitted
            Acquisition                                                                            $__________

            any Permitted Acquisition Consideration paid in cash or Investments pursuant to Sections 8.3(j) and (k) of the Second Lien Credit
            Agreement made in cash, in each case, by Holdings or any of its
            Subsidiaries during the measuring period to the extent permitted by the Second Lien Credit Agreement but excluding any portion thereof financed with long-term Indebtedness (other than Obligations) or
            with proceeds of the issuance of common stock of Holdings                              $__________

         any increase in the Working Capital of Holdings during the measuring period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such
         period)                                                                                   $__________

 Plus (without duplication):                                                                       $__________

         any  decrease in the Working  Capital  (Consolidated  Current  Assets  minus
         Consolidated  Current  Liabilities) of Holdings during the measuring  period
         (measured  as the excess of such  Working  Capital at the  beginning of such
         period over such Working Capital at the end thereof)                                      $__________

Excess Cash Flow                                                                                   $
                                                                                                    ==========
Required  Excess Cash Flow payment due to the Administrative Agent pursuant to
Section 2.8(a) of the Second Lien Credit Agreement (50% of Excess Cash Flow for this
Fiscal Year) [(for the Fiscal Year ending  December 31, 2007, 50% of Excess Cash Flow              $
for the six-month period then ended)]                                                              =========

-------------
**    in the event that the Consolidated Leverage Ratio of Holdings as of the end of any Fiscal Year, commencing with the Fiscal Year ending December
      31, 2009, is less than (x) 5.00:1.00, then such percentage for such Fiscal
      Year shall be reduced to 25% or (y) 4.00:1.00, then such percentage for such Fiscal Year shall be reduced to 0%.

                                                                      SCHEDULE 4
                                                                       Exhibit G

                                 CORPORATE CHART

                                                                      SCHEDULE 5
                                                                       Exhibit G

   MANAGEMENT DISCUSSION AND ANALYSIS; AUDIT REPORTS, MANAGEMENT LETTERS, ETC.

                                                                      SCHEDULE 6
                                                                       Exhibit G

                           INTERCOMPANY LOAN BALANCES

                                                                      SCHEDULE 7
                                                                       Exhibit G

                                    INSURANCE

                                    EXHIBIT I
                                       TO
                           SECOND LIEN CREDIT AGREEMENT

                         FORM OF INTERCREDITOR AGREEMENT

================================================================================

                             INTERCREDITOR AGREEMENT

                           DATED AS OF JUNE 26, 2007,

                                     BETWEEN

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                              AS FIRST LIEN AGENT,

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                              AS SECOND LIEN AGENT,

                                      UNDER

                              CREDIT AGREEMENTS FOR

                              IM US HOLDINGS, LLC,
                                  AS BORROWER,

                      Paul, Hastings, Janofsky & Walker LLP
                               75 East 55th Street
                            New York, New York 10022

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
SECTION 1.       Definitions...............................................................................      2

       1.1   Certain Terms.................................................................................      2

       1.2   Defined Terms.................................................................................      2

       1.3   Terms Generally...............................................................................      7

SECTION 2.       Lien Priorities...........................................................................      8

       2.1   Relative Priorities...........................................................................      8

       2.2   Prohibition on Contesting Liens...............................................................      9

       2.3   No New Liens..................................................................................      9

       2.4   Similar Liens and Agreements..................................................................      9

SECTION 3.       Enforcement...............................................................................     10

       3.1   Exercise of Remedies..........................................................................     10

       3.2   Cooperation...................................................................................     12

SECTION 4.       Payments..................................................................................     12

       4.1   Application of Proceeds.......................................................................     12

       4.2   Payments Over.................................................................................     13

SECTION 5.       Other Agreements..........................................................................     13

       5.1   Releases......................................................................................     13

       5.2   Insurance; Condemnation.......................................................................     14

       5.3   Amendments to First Lien Loan Documents and Second Lien Loan Documents........................     15

       5.4   Rights As Unsecured Creditors.................................................................     17

       5.5   Bailee for Perfection.........................................................................     17

       5.6   When Discharge of First Lien Obligations Deemed to Not Have Occurred..........................     18

       5.7   Purchase Right................................................................................     19

SECTION 6.       Insolvency or Liquidation Proceedings.....................................................     19

       6.1   Finance and Sale Issues.......................................................................     19

       6.2   Relief from the Automatic Stay................................................................     20

       6.3   Adequate Protection...........................................................................     20

       6.4   No Waiver.....................................................................................     21

Section                                                                                                        Page
-------                                                                                                        ----
       6.5   Avoidance Issues..............................................................................     21

       6.6   Reorganization Securities.....................................................................     21

       6.7   Post-Petition Interest........................................................................     22

       6.8   Waiver........................................................................................     22

       6.9   Nature of Obligations; Post-Petition Interest.................................................     22

       6.10  Proofs of Claim...............................................................................     23

       6.11  Asset Dispositions in an Insolvency Proceeding................................................     23

       6.12  Other Matters.................................................................................     23

SECTION 7.       RELIANCE; WAIVERS; ETC....................................................................     23

       7.1   Reliance......................................................................................     23

       7.2   No Warranties or Liability....................................................................     24

       7.3   No Waiver of Lien Priorities..................................................................     24

       7.4   Obligations Unconditional.....................................................................     26

       7.5   Certain Notices...............................................................................     27

SECTION 8.       MISCELLANEOUS.............................................................................     27

       8.1   Conflicts.....................................................................................     27

       8.2   Effectiveness; Continuing Nature of this Agreement; Severability; Termination.................     27

       8.3   Amendments; Waivers...........................................................................     28

       8.4   Information Concerning Financial Condition of Holdings, Borrower and their Subsidiaries.......     28

       8.5   Subrogation...................................................................................     28

       8.6   Application of Payments.......................................................................     28

       8.7   SUBMISSION TO JURISDICTION; WAIVERS...........................................................     29

       8.8   Notices.......................................................................................     30

       8.9   Further Assurances............................................................................     30

       8.10  APPLICABLE LAW................................................................................     30

       8.11  Binding on Successors and Assigns.............................................................     30

       8.12  Specific Performance..........................................................................     30

       8.13  Headings......................................................................................     30

       8.14  Counterparts..................................................................................     30

       8.15  Authorization.................................................................................     31

Section                                                                                                        Page
-------                                                                                                        ----
       8.16  No Third Party Beneficiaries..................................................................     31

       8.17  Provisions Solely to Define Relative Rights...................................................     31

                             INTERCREDITOR AGREEMENT

            This INTERCREDITOR AGREEMENT is dated as of June 26, 2007, and entered into by and between GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as administrative agent and collateral agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the "FIRST LIEN AGENT"), and GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as administrative agent and collateral agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the "SECOND LIEN AGENT"). Capitalized terms used herein have the meanings set forth in Section 1 below.

                                    RECITALS

            WHEREAS, IM US Holdings, LLC, a Delaware limited liability company (the "BORROWER"), Inverness Medical Innovations, Inc., a Delaware corporation ("HOLDINGS"), General Electric Capital Corporation, the lenders party thereto, GE Capital Markets, Inc. and UBS Securities LLC, as Joint Lead Arrangers, GE Capital Markets, Inc., as Sole Bookrunner, UBS Securities LLC, as Syndication Agent, the other agents party thereto and General Electric Capital Corporation, as Issuing Bank, Administrative Agent, L/C Issuer and Swingline Lender, have entered into that $1,050,000,000 Credit Agreement dated as of the date hereof providing for a revolving credit facility and term loan (as amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "INITIAL FIRST LIEN CREDIT AGREEMENT");

            WHEREAS, the Borrower, Holdings, the lenders party thereto, UBS Securities LLC and GE Capital Markets, Inc., as Joint Lead Arrangers, UBS Securities LLC, as Sole Bookrunner and Syndication Agent, the other agents party thereto and General Electric Capital Corporation, as Administrative Agent, have entered into that $250,000,000 Second Lien Credit Agreement dated as of the date hereof providing for a term loan (as amended, restated, supplemented or otherwise modified from time to time as permitted hereunder, the "INITIAL SECOND LIEN CREDIT AGREEMENT");

            WHEREAS, the obligations of the Loan Parties under the First Lien Credit Agreement, certain other obligations of the Loan Parties and certain Secured Hedging Agreements will be secured by substantially all the assets of the Borrower, Holdings and the Guarantors, respectively, pursuant to the terms of the First Lien Security Documents;

            WHEREAS, the obligations of the Loan Parties under the Second Lien Credit Agreement will be secured by substantially all the assets of the Borrower, Holdings and the Guarantors, respectively, pursuant to the terms of the Second Lien Security Documents;

            WHEREAS, the First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

            WHEREAS, in order to induce the First Lien Agent and the First Lien Secured Parties to consent to the Loan Parties incurring the Second Lien Obligations and to induce the First Lien Secured Parties to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower, or any other Loan Party, the Second Lien Agent on behalf of the Second Lien Secured Parties has agreed to the subordination (including the intercreditor and other) provisions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

            SECTION 1.DEFINITIONS.

            1.1 Certain Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement, the Second Lien Credit Agreement, the First Lien Guaranty and Security Agreement or the Second Lien Guaranty and Security Agreement, as applicable.

            1.2 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

            "AGREEMENT" means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

            "BANKRUPTCY LAW" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

            "BORROWER" has the meaning set forth in the recitals hereto.

            "BUSINESS DAY" means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City.

            "COLLATERAL" means all of the assets and property of any Loan Party, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

            "COMPARABLE SECOND LIEN SECURITY DOCUMENT" means, in relation to any Collateral subject to any Lien created under any First Lien Security Document, that Second Lien Security Document which creates a Lien on the same Collateral, granted by the same Loan Party.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

            "DIP FINANCING" has the meaning set forth in Section 6.1.

            "DISCHARGE OF FIRST LIEN OBLIGATIONS" means, except to the extent otherwise provided in Section 5.6, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the First Lien Credit Agreement, whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Loan Documents constituting First Lien Obligations, (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (c) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Agent) of all letters of credit issued under the First Lien Loan Documents constituting First Lien Obligations and (d) termination of all other commitments of the First Lien Secured Parties under the First Lien Loan Documents constituting First Lien Obligations.

            "DISCHARGE OF SECOND LIEN OBLIGATIONS" means (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the Second Lien Credit Agreement, whether or not such interest would be allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Second Lien Loan Documents constituting Second Lien Obligations and (b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

            "DISPOSITION" has the meaning set forth in Section 5.1.

            "EXCESS FIRST LIEN LOAN AMOUNT" shall mean, as of any date of determination, all First Lien Obligations in excess of the Maximum First Lien Indebtedness Amount.

            "EXERCISE OF REMEDIES" has the meaning set forth in Section 5.1.

            "FIRST LIEN AGENT" has the meaning set forth in the preamble hereof.

            "FIRST LIEN COLLATERAL" means all of the assets and property of any Loan Party, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations.

            "FIRST LIEN CREDIT AGREEMENT" means (i) the Initial First Lien Credit Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase or Refinance (subject to the limitations set forth herein and in the Second Lien Credit Agreement) in whole or in part the indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent First Lien Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a First Lien Credit Agreement hereunder. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence.

            "FIRST LIEN LENDERS" means the "Lenders" under and as defined in the First Lien Credit Agreement.

            "FIRST LIEN LOAN DOCUMENTS" means the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time; provided that any such modification does not increase the principal amount of First Lien Loans in excess of the Maximum First Lien Indebtedness Amount and is otherwise permitted by the provisions of this Agreement..

            "FIRST LIEN LOANS" means "Loans" under and as defined in the First Lien Credit Agreement.

            "FIRST LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Loan Party is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

            "FIRST LIEN OBLIGATIONS" means the "Obligations," as defined in the First Lien Credit Agreement as in effect as of the date hereof.

            "FIRST LIEN SECURED PARTIES" means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders, the First Lien Agent and the agents under the First Lien Credit Agreement.

            "FIRST LIEN SECURITY DOCUMENTS" means the Guaranty and Security Agreement (as defined in the First Lien Credit Agreement), the First Lien Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

            "FIRST PRIORITY LIENS" means all Liens on the First Lien Collateral to secure the First Lien Obligations, whether created under the First Lien Security Documents or acquired by possession, statute, operation of law, subrogation or otherwise.

            "GUARANTORS" means Holdings and each other Person that has executed a guarantee with respect to the First Lien Obligations or the Second Lien Obligations.

            "HOLDINGS" has the meaning set forth in the recitals hereto.

            "INDEBTEDNESS" means and includes all obligations that constitute "Indebtedness" within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement.

            "INITIAL FIRST LIEN CREDIT AGREEMENT" has the meaning set forth in the recitals hereto.

            "INITIAL SECOND LIEN CREDIT AGREEMENT" has the meaning set forth in the recitals hereto.

            "INSOLVENCY OR LIQUIDATION PROCEEDING" means, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

            "LIEN" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation or security interest in, on or of such asset.

            "LOAN PARTIES" means the Borrower, Holdings and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Security Document or a Second Lien Security Document.

            "MAXIMUM FIRST LIEN INDEBTEDNESS AMOUNT" means, as of any date of determination, $1,207,500,000 plus (a) 115% of the principal amount of any Facilities Increase of the Term Loan Facility (each as defined in the First Lien Credit Agreement as in effect on the date hereof), plus (b) any interest on such amount, plus (c) the obligations arising under any Secured Hedging Agreement, plus interest thereon, plus (d) any fees, attorneys' fees, costs, expenses, and indemnities payable under the First Lien Loan Documents, minus (e) the aggregate amount of all permanent reductions of the Revolving Credit Commitment (as defined in the First Lien Credit Agreement) made from and after the date hereof, minus (f) the aggregate amount of all principal payments and prepayments of the Term Loan (as defined in the First Lien Credit Agreement) including any Term Loan made as part of any Facilities Increase, actually received by the First Lien Agent or the First Lien Lenders.

            "MAXIMUM SECOND LIEN INDEBTEDNESS AMOUNT" means, as of any date of determination, (a) $250,000,000 plus (b) any interest on the amount described in clause (a) (including any interest that has been paid-in-kind and added to the principal amount of the Second Lien Obligations), plus (c) any fees, attorneys' fees, costs, expenses, and indemnities payable under the Second Lien Loan Documents, minus (d) the aggregate amount of all principal payments and prepayments of the Second Lien Obligations actually received by the Second Lien Agent or the Second Lien Lenders.

            "NEW AGENT" has the meaning set forth in Section 5.6.

            "PERSON" means "person" under and as defined in the First Lien Credit Agreement. "PLEDGED COLLATERAL" has the meaning set forth in Section 5.5 hereof.

            "PURCHASE EVENT" has the meaning set forth in Section 5.7 hereof.

            "RECOVERY" has the meaning set forth in Section 6.5 hereof.

            "REFINANCE" means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. "Refinanced" and "REFINANCING" shall have correlative meanings.

            "SECOND LIEN AGENT" has the meaning set forth in the preamble hereof.

            "SECOND LIEN COLLATERAL" means all of the assets and property of any Loan Party, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Second Lien Obligations.

            "SECOND LIEN CREDIT AGREEMENT" means (i) the Initial Second Lien Credit Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend or Refinance (subject to the limitations set forth herein and in the First Lien Credit Agreement) in whole or in part the indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent Second Lien Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a Second Lien Credit Agreement hereunder. Any reference to the Second Lien Credit Agreement hereunder shall be deemed a reference to any Second Lien Credit Agreement then in existence.

            "SECOND LIEN LENDERS" means the "Lenders" under and as defined in the Second Lien Credit Agreement.

            "SECOND LIEN LOAN DOCUMENTS" means the Second Lien Credit Agreement and the other Loan Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, as the same may be modified from time to time; provided that any such modification does not increase the principal amount of Second Lien Loans in excess of the Maximum Second Lien Indebtedness Amount and is otherwise in accordance with and permitted by the provisions of the First Lien Credit Agreement and this Agreement.

            "SECOND LIEN LOANS" means "Loans" under and as defined in the Second Lien Credit Agreement.

            "SECOND LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Loan Party is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

            "SECOND LIEN OBLIGATIONS" means the "Obligations," as defined in the Second Lien Credit Agreement, as in effect as of the date hereof.

            "SECOND LIEN RELEASE" has the meaning set forth in Section 5.1.

            "SECOND LIEN SECURED PARTIES" means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Lenders and the agents under the Second Lien Credit Agreement.

            "SECOND LIEN SECURITY DOCUMENTS" means the Guaranty and Security Agreement (as defined in the Second Lien Credit Agreement), the Second Lien Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

            "SECOND PRIORITY LIENS" means all Liens on the Second Lien Collateral to secure the Second Lien Obligations, whether created under the Second Lien Security Documents or acquired by possession, statute, operation of law, subrogation or otherwise.

            "SECURED HEDGING AGREEMENT" has the meaning ascribed to such term in the First Lien Credit Agreement.

            "STANDSTILL PERIOD" has the meaning set forth in Section 3.1 hereof.

            "SUBSIDIARY" has the meaning ascribed to such term in the First Lien Credit Agreement.

            "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 2.LIEN PRIORITIES.

            2.1 Relative Priorities. Anything in this Agreement to the contrary notwithstanding, and notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral, and notwithstanding any provision of the UCC, any other applicable law, the First Lien Loan Documents or the Second Lien Loan Documents, or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, each of the First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that (a) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party, to the extent that the First Priority Liens secure the First Lien Obligations up to the Maximum First Lien Indebtedness Amount, shall be senior and prior in right to any and all Second Priority Liens; (b) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right to any and all First Priority Liens to the extent that such First Priority Liens secure the First Lien Obligations up to the Maximum First Lien Indebtedness Amount; (c) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party, to the extent that the First Priority Liens secure the Excess First Lien Loan Amount, shall be junior and subordinate to any and all Second Priority Liens, to the extent that such Liens secure the Second Lien Obligations up to the Maximum Second Lien Indebtedness Amount; (d) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party, to the extent that the Second Priority Liens secure the Second Lien Obligations up to the Maximum Second Lien Indebtedness Amount, shall be senior and prior in right to any and all First Priority Liens, to the extent that such Liens secure the Excess First Lien Loan Amount; (e) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party, to the extent that the First Priority Liens secure the Excess First Lien Loan Amount, shall be senior and prior in right to any and all Second Priority Liens, to the extent that such Liens secure the Second Lien Obligations in excess of the Maximum Second Lien Indebtedness Amount; and (f) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party, to the extent that the Second Priority Liens secure the Second Lien Obligations in excess of the Maximum Second Lien Indebtedness Amount, shall be junior and subordinate in right to any and all First Priority Liens. All Liens on the Collateral securing any First Lien Obligations shall have the priority provided above in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations to the extent provided above for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Loan Party or any other Person. The Second Lien Agent for itself and on behalf of the Second Lien Secured Parties expressly agrees that any Lien purported to be granted on any Collateral as security for the First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations to the extent provided above for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, a fraudulent conveyance or legally or otherwise deficient in any manner.

            2.2 Prohibition on Contesting Liens. Each of the Second Lien Agent, for itself and on behalf of each Second Lien Secured Parties, and the First Lien Agent, for itself and on behalf of each First Lien Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in the First Lien Collateral or by or on behalf of any of the Second Lien Secured Parties in the Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent, any First Lien Secured Parties, the Second Lien Agent or any Second Lien Secured Parties to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations and the Second Lien Obligations as provided in Sections 2.1 and 3.1 of this Agreement.

            2.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that the Borrower and Holdings shall not, and shall not permit any of their Subsidiaries to, (i) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted a Lien on such asset or property to secure the First Lien Obligations, and (ii) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted a Lien on such asset to secure the Second Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Agent, the First Lien Secured Parties, the Second Lien Agent and/or the Second Lien Secured Parties, the Second Lien Agent, on behalf of Second Lien Secured Parties, and the First Lien Agent, for itself and on behalf of the First Lien Secured parties, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

            2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

            (a) upon request by the First Lien Agent or the Second Lien Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

            (b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral shall be in all material respects the same forms of documents other than with respect to
      (i) the first lien and the second lien nature of the obligations thereunder and (ii) the delivery of Collateral, the security interest in which may be perfected only by possession or control by a single person of such Collateral prior to the Discharge of First Lien Obligations.

            SECTION 3. ENFORCEMENT.

            3.1 Exercise of Remedies.

            (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Loan Party: (i) the Second Lien Agent and the Second Lien Secured Parties (x) will not exercise or seek to exercise any rights or remedies (other than enforcing reporting, inspection or similar rights) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second Lien Agent or any Second Lien Secured Parties is a party or the enforcement of or execution on any judgment Lien) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, that the Second Lien Agent may exercise any or all such rights (but not rights the exercise of which is otherwise prohibited by this Agreement including Section 6 hereof) after a period (the "STANDSTILL PERIOD") of 120 consecutive days has elapsed from the date of delivery of written notice to the First Lien Agent stating that the existence of any Event of Default as defined under the Second Lien Credit Agreement has occurred and is continuing thereunder and stating its intention to exercise its rights to take such actions only so long as the First Lien Agent or First Lien Secured Parties have not commenced (or attempted to commence or given notice of its intent to commence) the exercise of any of their rights or remedies with respect to all or a material portion of the Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding),
(y) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Agent or any First Lien Secured Party or any other exercise by the First Lien Agent or any First Lien Secured Party of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise, and (z) will not object to the forbearance by the First Lien Agent or the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the respective interests of the Second Lien Secured Parties attach to the proceeds thereof subject to the relative priorities described in Section 2 hereof; and (ii) the First Lien Agent and the First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid debt, except as set forth in clause (E), below) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Agent or any Second Lien Secured Party (as set forth in Section 5.1 hereof); provided, that
(A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Loan Party, the Second Lien Agent or the Second Lien Secured Parties may file a proof of claim or statement of interest with respect to the Second Lien Obligations, (B) the Second Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including without limitation any claims secured by the Collateral, if any, in each case if not otherwise in contravention of the terms of this Agreement, (C) the Second Lien Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under either the Bankruptcy Code or applicable non-bankruptcy law, in each case if not otherwise in contravention of the terms of this Agreement, (D) the Second Lien Secured Parties shall be entitled to file any proof of claim and other filings and make any arguments and motions in order to preserve or protect its Liens on the Collateral that are, in each case, not otherwise in contravention of the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral, (E) the Second Lien Agent may credit bid the Second Lien Obligations so long as, if as a result thereof, the First Lien Secured Parties will receive at least the same amount of cash that they would have received if the next highest bidder had prevailed and (F) the Second Lien Agent or any Second Lien Secured Party may exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by clause (i)(x) above. In exercising rights and remedies with respect to the Collateral, the First Lien Agent and the First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws or other applicable laws of any applicable jurisdiction. The First Lien Agent agrees to provide the lesser of
(x) five (5) days' or (y) the number of days remaining in the Standstill Period, notice to the Second Lien Agent of its intent to exercise and enforce its rights or remedies with respect to the Collateral (including the "Exercise of Remedies" as defined in Section 5.1(a)(i)). If the Second Lien Agent or any Second Lien Secured Party exercises any rights or remedies with respect to the Collateral in accordance with clause (i)(x) of the first sentence of this paragraph and thereafter the First Lien Agent or First Lien Secured Parties commence (or attempt to commence or given notice of their intent to commence) the exercise of any of their rights or remedies with respect to all or a material portion of the Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding), the Standstill Period shall recommence and the Second Lien Agent and the Second Lien Secured Parties shall rescind to the extent possible any such rights or remedies already exercised with respect to the Collateral.

            (b) The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of First Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly permitted by of this Agreement, the sole right of the Second Lien Agent and the Second Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms of the Second Lien Loan Documents and applicable law.

            (c) (i) The Second Lien Agent, except as permitted by Section 3.1(a)(i)(x), for itself and on behalf of the Second Lien Secured Parties, agrees that the Second Lien Agent and the Second Lien Secured Parties will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, hereby waives any and all rights it or the Second Lien Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Agent or the First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or First Lien Secured Parties is adverse to the interests of the Second Lien Secured Parties.

            (d) The Second Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Security Documents or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Agent or the First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

            3.2 Cooperation. During a Standstill Period, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person in commencing, any enforcement, collection, involuntary petition, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second Lien Security Documents or any other Second Lien Loan Document or otherwise.

            SECTION 4. PAYMENTS.

            4.1 Application of Proceeds. All Collateral or proceeds thereof resulting from any Disposition (including any such Disposition pursuant to Section 363 of the Bankruptcy Code or any comparable provision of any Bankruptcy
Law), or collection or realization on such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) or in connection with any Insolvency or Liquidation Proceeding, together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3, shall be applied as follows: (a) first, to the First Lien Agent for application to the First Lien Obligations up to the Maximum First Lien Indebtedness Amount in accordance with the First Lien Loan Documents; (b) second, to the Second Lien Agent for application to the Second Lien Obligations up to the Maximum Second Lien Indebtedness Amount in accordance with the Second Lien Loan Documents; (c) third, to the First Lien Agent for application to the Excess First Lien Loan Amount in accordance with the First Lien Loan Documents, until the Discharge of First Lien Obligations; and (d) thereafter, to the Second Lien Agent for application to the Second Lien Obligations in excess of the Maximum Second Lien Indebtedness Amount, until the Discharge of Second Lien Obligations. The Revolving Credit Commitment (as defined in the First Lien Credit Agreement) shall be permanently reduced by the amount applied to any Revolving Loan (as defined in the First Lien Credit Agreement) pursuant to clauses (a) or (c) above.

            4.2 Payments Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Agent or any other Second Lien Secured Party and required to be applied to the First Lien Obligations pursuant to Section 4.1 shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied in accordance with
Section 4.1. So long as the Discharge of Second Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the First Lien Agent or any other First Lien Secured Party and required to be applied to the Second Lien Obligations pursuant to Section 4.1 shall be segregated and held in trust and forthwith transferred or paid over to the Second Lien Agent for the benefit of the Second Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied in accordance with
Section 4.1.

            SECTION 5. OTHER AGREEMENTS.

            5.1 Releases.

            (a) Until the Discharge of First Lien Obligations, if in connection with:

            (i) the exercise of any of First Lien Agent's remedies in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral, including, any sale under Section 363 of the Bankruptcy Code to the extent supported by the First Lien Agent, (a) by or at the direction of the First Lien Agent, or (b) by any Loan Party after the occurrence and during the continuance of an Event of Default under the First Loan Documents in connection with the collection by the First Lien Agent of the First Lien Obligations (an "EXERCISE OF REMEDIES"); or

            (ii) any sale, lease, exchange, transfer or other disposition (collectively, a "DISPOSITION") of any Collateral permitted under the terms of the First Lien Loan Documents (whether or not an Event of Default thereunder, and as defined therein, has occurred and is continuing);

the First Lien Agent, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral, or releases any Loan Party from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Agent, for itself or for the benefit of the Second Lien Secured Parties, on such Collateral, and the obligations of such Loan Party under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released (the "SECOND LIEN RELEASE") and the Second Lien Agent, for itself or on behalf of any such Second Lien Secured Parties, promptly shall execute and deliver to the First Lien Agent such termination statements, releases and other documents as the First Lien Agent may request to effectively confirm such release; provided, however, that the Second Lien Release shall not occur without the consent of the Second Lien Agent (x) in the case of an Exercise of Remedies, as to any Collateral the net proceeds of the disposition of which will not be applied to repay (and, in the case of revolving loans (including swingline loans), to reduce permanently commitments with respect to) the First Lien Obligations and/or the Second Lien Obligations in accordance herewith or (y) in the case of a Disposition, if the Disposition is prohibited by any provision of the Second Lien Credit Agreement.

            (b) Until the Discharge of First Lien Obligations occurs, the Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority in the place and stead of the Second Lien Agent or such holder or in the First Lien Agent's own name, from time to time in the First Lien Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may reasonably be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

            (c) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Secured Parties (i) have released any Lien on Collateral and any such Lien is later reinstated or (ii) obtain any new first priority Liens, then the Second Lien Secured Parties shall be at the time of such reinstatement granted a second priority Lien on any such Collateral.

            5.2 Insurance; Condemnation. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Agent and the First Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Loan Parties under the First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral on which it holds a Lien in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral on which it holds a Lien. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Loan Parties under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the First Lien Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and Secured Hedging Agreement) and thereafter, to the extent no First Lien Obligations are outstanding, to the Second Lien Agent for the benefit of the Second Lien Secured Parties to the extent required under the Second Lien Security Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Agent or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Agent in accordance with the terms of
Section 4.2 of this Agreement.

            5.3 Amendments to First Lien Loan Documents and Second Lien Loan Documents.

            (a) The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced in each case, without the consent of the Second Lien Agent or the Second Lien Lenders; provided, that (i) the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement and (ii) that any such amendment, supplement or modification (or definitive document pursuant to which the First Lien Credit Agreement is Refinanced) shall not (A) increase the aggregate principal or face amount of First Lien Loans (or commitments therefore) in excess of the Maximum First Lien Indebtedness Amount, (B) increase the "applicable margin" or similar component of the interest rate or any scheduled recurring fee by more than 3.00% per annum (excluding increases resulting from the accrual of interest at the default rate in effect as of the date hereof);
(C) change (to earlier dates) any dates upon which payments of principal or interest are due; (D) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the Second Lien Obligations to a greater extent than the same is prohibited or restricted by the First Lien Credit Agreement as in effect on the date hereof; (E) extend the final scheduled maturity date of the First Lien Obligations to a date later than June 26, 2014, (F) increase the default rate above 2.00%, or (G) subordinate in right of payment any of the First Lien Obligations, or subordinate the lien on any of the Collateral securing the First Lien Obligations other than in connection with a DIP Financing entered into in compliance with Section 6.1.

            (b) The Second Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Second Lien Credit Agreement may be Refinanced, in each case, without the consent of the First Lien Agent or the First Lien Lenders, but only in accordance with the provisions of the First Lien Credit Agreement as in effect on the date hereof; provided that any such amendment, supplement or modification shall not (A) increase the aggregate principal or face amount of Second Lien Loans (or commitments therefore) in excess of the Maximum Second Lien Indebtedness Amount, (B) increase the interest rate applicable thereto (excluding increases resulting from the accrual of interest at the default rate in effect as of the date hereof), (C) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (D) change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto) or add any event of default, (E) change any financial maintenance covenant therein in a manner that would not preserve, on equivalent economic terms, the absolute or percentage difference (whichever is greater) that exists on the date hereof between such numerical threshold or limitation in the First Lien Credit Agreement and the corresponding threshold or limitation in the Second Lien Credit Agreement or add any new financial maintenance covenant,
(F) change the prepayment provisions of the Second Lien Credit Agreement or add any mandatory prepayments thereto, (G) change the lien subordination provisions thereof (or of any guaranty thereof), (H) change or release any collateral therefor or subordinate the lien on any of the Collateral securing the Second Lien Obligations to any other Indebtedness, or (I) make any other amendment thereof or change thereto, if the effect of such amendment or change with all other amendments or changes made, is to increase materially the obligations of the obligors thereunder or to confer any additional rights on the lenders under the Second Lien Credit Agreement (or a representative on their behalf) that would be adverse to the Loan Parties under the First Lien Credit Agreement or any First Lien Lender.

            (c) The Second Lien Agent, on behalf of the Second Lien Secured Parties, agrees that each Second Lien Security Document shall include the following language (or language to similar effect approved by the First Lien Agent):

         "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 26, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among IM US Holdings, LLC, Inverness Medical Innovations, Inc., General Electric Capital Corporation, as First Lien Agent, General Electric Capital Corporation, as Second Lien Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control."

In addition, the Second Lien Agent, on behalf of the Second Lien Secured Parties, agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Security Document covering such Collateral.

            (d) Notwithstanding anything herein to the contrary, the First Lien Agent agrees that, and shall execute any definitive documentation to give effect thereto, (i) if any First Lien Loan Document is amended to change any existing financial covenants, or any such section or other provision of such First Lien Loan Document is amended to include any additional financial covenants, the Second Lien Lenders may amend the Second Lien Loan Documents to reflect such changes, provided that with respect to existing financial covenants, the absolute or percentage difference (whichever is greater) that exists on the date hereof between any numerical threshold or limitation in the First Lien Credit Agreement and the corresponding threshold or limitation in the Second Lien Credit Agreement as of the date hereof shall be maintained and, with respect to any new financial covenants, the Second Lien Credit Agreement will have thresholds or limitations that are less restrictive to the Borrower than the thresholds or limitations in the First Lien Credit Agreement by approximately the amount by which such thresholds or limitations are set back in from those in the First Lien Credit Agreement as of the date hereof and (ii) if any provision of any First Lien Loan Document for which there exists a correlated provision in any Second Lien Loan Document is amended to add or change any covenant or event of default, the Second Lien Lenders may amend the Second Lien Loan Documents to reflect such addition of or change to a covenant or event of default in such Second Lien Loan Document.

            5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary herein, except as otherwise set forth in Sections 2.1 and 3.1 of this Agreement, the Second Lien Agent and the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against any Loan Party in accordance with the terms of the Second Lien Loan Documents and applicable law. Except as otherwise set forth in Sections 2.1, 3.1 and 6 of this Agreement, but subject to the terms of the First Lien Credit Agreement, nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any Second Lien Secured Party of the required payments of interest and principal so long as such receipt is (i) not the direct or indirect result of the exercise by the Second Lien Agent or any Second Lien Secured Party of rights or remedies as a secured creditor (including setoff) or enforcement in contravention of this Agreement of any Lien held by any of them or (ii) such receipt is not proceeds of any Collateral. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agent or the First Lien Secured Party may have with respect to the Collateral.

            5.5 Bailee for Perfection.

            (a) The First Lien Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being the "PLEDGED COLLATERAL") for the benefit of and on behalf of the First Lien Secured Parties, the Second Lien Agent and the Second Lien Secured Parties and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, subject to the terms and conditions of this Section 5.5.

            (b) Subject to the terms of this Agreement, until the Discharge of First Lien Obligations has occurred, the First Lien Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Loan Documents as if the Liens of the Second Lien Agent under the Second Lien Security Documents did not exist. The rights of the Second Lien Agent shall at all times be subject to the terms of this Agreement and to the First Lien Agent's rights under the First Lien Loan Documents.

            (c) The First Lien Agent shall have no obligation whatsoever to the First Lien Secured Parties and the Second Lien Agent or any Second Lien Secured Party to ensure that the Pledged Collateral is genuine or owned by any of the Loan Parties or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral for the benefit of and on behalf of the First Lien Secured Parties and the Second Lien Agent and any permitted assignee in accordance with this Section 5.5.

            (d) The First Lien Agent acting pursuant to this Section 5.5 shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory a fiduciary relationship in respect of the First Lien Secured Parties, the Second Lien Agent or any Second Lien Secured Party.

            (e) Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Agent is a party, the First Lien Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Agent to the extent Second Lien Obligations remain outstanding, and second, to the Borrower to the extent no First Lien Obligations (other than contingent indemnification obligations as to which no claim has been asserted) or Second Lien Obligations (other than contingent indemnification obligations as to which no claim has been asserted) remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The First Lien Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining, as applicable, a first-priority security interest in, ownership or release of the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding the first in time filing of the First Lien Agent's Liens upon the Pledged Collateral and notwithstanding anything in Section 7.3 to the contrary, after the Discharge of First Lien Obligations the First Lien Agent agrees that the Second Lien Agent's Liens upon the Pledged Collateral shall rank pari passu with the First Lien Agent's Liens on the Pledged Collateral to the extent the First Lien Agent's Liens remain in effect to secure any First Lien Obligations (such as Hedging Agreements) still in effect after the Discharge of First Lien Obligations. After the Discharge of First Lien Obligations, subject to Section 5.6, any remaining First Lien Obligations (such as Hedging Agreements) shall not be entitled to any benefits under this Agreement other than the right to be secured on a pari passu basis with the Second Lien Obligations on terms no less advantageous than those of any other Second Lien Obligations.

            5.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If at any time in connection with the Discharge of First Lien Obligations the Borrower substantially simultaneously therewith enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the First Lien Loan Documents and the Second Lien Loan Documents, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the related documents shall be treated as First Lien Loan Documents for all purposes of this Agreement and the First Lien Agent under such Refinanced First Lien Loan Documents shall be a First Lien Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower has entered into a new First Lien Loan Document (which notice shall include the identity of the new collateral agent, such agent, the "NEW AGENT"), the Second Lien Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent shall reasonably request in order to confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and
(b) deliver to the New Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Loan Parties of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Security Documents.

            5.7 Purchase Right. Without prejudice to the enforcement of the First Lien Secured Parties' remedies, the First Lien Secured Parties agree that following (a) acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, (b) a payment default under the First Lien Credit Agreement that has not been cured or waived by the First Lien Secured Parties within sixty (60) days of the occurrence thereof or (c) the commencement of an Insolvency or Liquidation Proceeding (each, a "PURCHASE EVENT"), within thirty (30) days of the Purchase Event, one or more of the Second Lien Secured Parties may request, and the First Lien Secured Parties hereby offer the Second Lien Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding First Lien Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of such First Lien Obligations and accrued and unpaid interest and fees, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment (as such term is defined in the First Lien Credit Agreement)). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Lien Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Agent and the Second Lien Agent. If none of the Second Lien Secured Parties exercise such right, the First Lien Secured Parties shall have no further obligations pursuant to this Section 5.7 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement.

            SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

            6.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Borrower or any other Loan Party shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire to permit the use of cash collateral on which the First Lien Agent or any other creditor has a Lien or to permit the Borrower or any other Loan Party to obtain financing (on commercially reasonable terms), whether from the First Lien Secured Parties or any other entity, under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a "DIP FINANCING"), then the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, so long as the sum of (i) the maximum aggregate principal amount of Indebtedness, including, without limitation, the aggregate face amount of letters of credit, that may be outstanding from time to time under such DIP Financing (including any such portion thereof that constitutes rollover of First Lien Loans and/or letters of credit under the First Lien Credit Agreement) plus, without duplication, (ii) the aggregate principal amount of First Lien Loans and the aggregate face amount of letters of credit issued but not reimbursed under the First Lien Credit Agreement does not exceed the Maximum First Lien Indebtedness Amount and the DIP Financing is treated as First Lien Obligations hereunder, it will (a) raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Lien Agent or to the extent permitted by Section
6.3 hereof), (b) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice and (c) to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, the Second Lien Agent will subordinate its Liens in the Collateral to (x) the Liens securing such DIP Financing (and all obligations relating thereto), (y) any adequate protection provided to the First Lien Agent or the First Lien Secured Parties or (z) any "carve-out" for any professional fees, United States Trustee fees and any other customary amounts agreed by the First Lien Agent or First Lien Secured Parties. The Second Lien Agent on behalf of the Second Lien Secured Parties, agrees that it will raise no objection or oppose a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First Lien Secured Parties have consented to such sale or disposition of such assets and the Second Lien Agent and each other Second Lien Secured Party will be deemed to have consented under
Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Lien Secured Parties and to have released their Liens in such assets, in each case so long as the respective interests of the Second Lien Secured Parties attach to the proceeds thereof subject to the relative priorities described in
Section 2 hereof.

            6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent.

            6.3 Adequate Protection. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that none of them shall contest (or support any other person contesting) (a) any request by the First Lien Agent or the First Lien Secured Parties for adequate protection, (b) any objection by the First Lien Agent or the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Agent or the First Lien Secured Parties claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Lien Agent or any other First Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Agent, on behalf of itself or any of the Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, and (ii) not in limitation of
Section 6.1 hereof, in the
event the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Agent, on behalf of itself or any of the Second Lien Secured Parties, agrees that the First Lien Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Secured Parties and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Secured Parties (and all obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.

            6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Agent or any First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Agent or any of the Second Lien Secured Parties, including the seeking by the Second Lien Agent or any Second Lien Secured Parties of adequate protection or the asserting by the Second Lien Agent or any Second Lien Secured Parties of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

            6.5 Avoidance Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Loan Party any amount (a "RECOVERY"), then such First Lien Secured Party shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery or any finding of the invalidity of a Lien of the First Lien Agent, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

            6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

            6.7 Post-Petition Interest.

            (a) Neither the Second Lien Agent nor any Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Agent or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Lien Secured Party's

Lien, without regard to the existence of the Lien of the Second Lien Agent on behalf of the Second Lien Secured Parties on the Collateral.

            (b) Neither the First Lien Agent nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Agent or any Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Agent on behalf of the Second Lien Secured Party on the Collateral (after taking into account the First Lien Collateral).

            6.8 Waiver. The Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, waives any claim it may hereafter have against any First Lien Secured Party arising out of the election of any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

            6.9 Nature of Obligations; Post-Petition Interest. The Second Lien Agent, on behalf of the Second Lien Secured Parties, hereby acknowledges and agrees that (i) the Second Lien Secured Parties' claims against the Loan Parties in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against the Loan Parties in respect of the Collateral, (ii) the First Lien Obligations include all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of any Loan Party at the rate provided for in the applicable Loan Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such Insolvency or Liquidation Proceeding and (iii) this Agreement constitutes a "subordination agreement" under Section 510 of the Bankruptcy Code. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Loan Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Second Lien Agent, on behalf of the Second Lien Secured Parties, hereby acknowledges and agrees that all distributions pursuant to
Section 4.1 hereof or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Agent on behalf of the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Agent, on behalf of the Second Lien Secured Parties, with the Second Lien Agent, on behalf of the Second Lien Secured Parties, hereby acknowledging and agreeing to turn over to the holders of the First Lien Obligations all amounts otherwise received or receivable by them to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Second Lien Secured Parties).

            6.10 Proofs of Claim. Subject to the limitations set forth in this Agreement, the First Lien Agent may file proofs of claim and other pleadings and motions with respect to any First Lien Obligations, any Second Lien Obligations or the Collateral in any Insolvency or Liquidation Proceeding. If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the First Lien Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Second Lien Secured Parties with respect to any of the Second Lien Obligations or any of the Collateral. In furtherance of the foregoing, the Second Lien Agent hereby appoints the First Lien Agent as its attorney-in-fact, with full authority in the place and stead of the Second Lien Agent and full power of substitution and in the name of the Second Lien Secured Parties or otherwise, to execute and deliver any document or instrument that the First Lien Agent is required or permitted to deliver pursuant to this Section 6.10, such appointment being coupled with an interest and irrevocable.

            6.11 Asset Dispositions in an Insolvency Proceeding. Neither the Second Lien Agent nor any other Second Lien Secured Party shall, in an Insolvency or Liquidation Proceeding or in connection with an Exercise of Remedies (subject to the condition set forth in the proviso of Section 5.1(a) hereof), oppose any sale or disposition of any assets of any Loan Party that is supported by the First Lien Secured Parties, and the Second Lien Agent and each other Second Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Lien Secured Parties and to have released their Liens on such assets, in each case so long as the respective interests of the Second Lien Secured Parties attach to the proceeds thereof subject to the relative priorities described in
Section 2 hereof.

            6.12 Other Matters. To the extent that the Second Lien Agent or any Second Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, the Second Lien Agent agrees, on behalf of itself and the other Second Lien Secured Parties not to assert any of such rights without the prior written consent of the First Lien Agent; provided that if requested by the First Lien Agent, the Second Lien Agent shall timely exercise such rights in the manner requested by the First Lien Agent, including any rights to payments in respect of such rights.

            SECTION 7. RELIANCE; WAIVERS; ETC.

            7.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Agent, on behalf of itself and the First Lien Secured Parties, acknowledges that it and such First Lien Secured Parties have, independently and without reliance on the Second Lien Agent or any Second Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analyses and decisions to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, acknowledges that it and the Second Lien Secured Parties have, independently and without reliance on the First Lien Agent or any First Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

            7.2 No Warranties or Liability. The First Lien Agent, on behalf of itself and the First Lien Secured Parties, acknowledges and agrees that each of the Second Lien Agent and the Second Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, acknowledges and agrees that the First Lien Agent and the First Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Agent and the Second Lien Secured Parties shall have no duty to the First Lien Agent or any of the First Lien Secured Parties, and the First Lien Agent and the First Lien Secured Parties shall have no duty to the Second Lien Agent or any of the Second Lien Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Guarantor Subsidiary (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

            7.3 No Waiver of Lien Priorities.

            (a) No right of any First Lien Secured Party or the First Lien Agent to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Loan Party or by any act or failure to act by any First Lien Secured Party or the First Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the First Lien Agent or any First Lien Secured Parties may have or be otherwise charged with.

            (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Loan Parties under the First Lien Loan Documents and subject to the provisions of Section 5.3(a) hereof), the First Lien Secured Parties, the First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the

Second Lien Agent or any Second Lien Secured Party, without incurring any liabilities to the Second Lien Agent or any Second Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Agent or any Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

            (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Borrower or any other Loan Party, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount (subject to Section 5.3(a) hereof), tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Agent or any of the First Lien Secured Parties, the First Lien Obligations or any of the First Lien Loan Documents;

            (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Borrower or any other Loan Party to the First Lien Secured Parties or the First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

            (iii) settle or compromise any First Lien Obligation or any other liability of the Borrower or any other Loan Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

            (iv) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other Loan Party or any other Person, and elect any remedy and otherwise deal freely with the Borrower, any other Loan Party or any First Lien Collateral and any security and any guarantor or any liability of the Borrower or any other Loan Party to the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

            (c) The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, also agrees that the First Lien Secured Parties and the First Lien Agent shall have no liability to the Second Lien Agent or any Second Lien Secured Party, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any claim against any First Lien Secured Party or the First Lien Agent, arising out of any and all actions which the First Lien Secured Parties or the First Lien Agent may take or permit or omit to take with respect to: (i) the First Lien Loan Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that the First Lien Secured Parties and the First Lien Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

            (d) The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law (it being understood that this Section 7.3(d) shall not prohibit exercise of rights the Second Lien Secured Parties may have under the Second Lien Loan Documents to require delivery of appraisals or similar information by the Borrower outside the context of an Insolvency or Liquidation Proceeding or and Exercise of Remedies).

            7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the First Lien Secured Parties and the Second Lien Agent and the Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents or the perfection of any liens thereunder;

            (b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

            (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

            (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Loan Party; or

            (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Loan Party in respect of the First Lien Obligations, or of the Second Lien Agent or any Second Lien Secured Party in respect of this Agreement.

            7.5 Certain Notices.

            (a) Promptly upon (or as soon as practicable following) the satisfaction of the conditions set forth in the definition of Discharge of First Lien Obligations, the First Lien Agent shall deliver written notice confirming the same to the Second Lien Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Agent or the First Lien Secured Parties hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

            (b) Promptly upon the commencement by the First Lien Agent of any enforcement action or the exercise of any remedy with respect to any Collateral (including by way of a public or private sale of Collateral), the First Lien Agent shall notify the Second Lien Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Agent or the First Lien Secured Parties hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

            SECTION 8. MISCELLANEOUS.

            8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.

            8.2 Effectiveness; Continuing Nature of this Agreement; Severability; Termination. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Secured Parties may continue, at any time and without notice to the Second Lien Agent or any Second Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Loan Party constituting First Lien Obligations in reliance hereon. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Loan Party shall include the Borrower or such Loan Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Loan Party (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Agent, the Second Lien Secured Parties and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) subject to Section 5.6, with respect to the First Lien Agent, the First Lien Secured Parties and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Secured Parties under Section 6.5.

            8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Agent or the First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each of the First Lien Agent (acting pursuant to the consent of the Required Lenders, as such term is defined in the First Lien Credit Agreement) and the Second Lien Agent (acting pursuant to the consent of the Required Lenders, as such term is defined in the Second Lien Credit Agreement) or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

            8.4 Information Concerning Financial Condition of Holdings, Borrower and their Subsidiaries. The First Lien Agent and the First Lien Secured Parties, on the one hand, and the Second Lien Agent and the Second Lien Secured Parties, on the other hand, shall each be responsible for keeping themselves informed of
(a) the financial condition of Holdings, Borrower and their Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Agent and the First Lien Secured Parties shall have no duty to advise the Second Lien Agent or any Second Lien Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Agent or any of the First Lien Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Agent or any Second Lien Secured Parties, it or they shall be under no obligation (w) to make, and the First Lien Agent and the First Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

            8.5 Subrogation. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

            8.6 Application of Payments. All payments received by the First Lien Agent or the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

            8.7 SUBMISSION TO JURISDICTION; WAIVERS.

            (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION

AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8 HEREOF; AND (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

            (b) EACH OF THE PARTIES HERETO, ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO, ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO, ON BEHALF OF THE RESPECTIVE SECURED PARTIES IT REPRESENTS, FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(B) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            8.8 Notices. All notices to the Second Lien Secured Parties and the First Lien Secured Parties permitted or required under this Agreement shall also be sent to the Second Lien Agent and the First Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service and upon receipt of electronic mail, facsimile or U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

            8.9 Further Assurances. The First Lien Agent, on behalf of itself and the First Lien Secured Parties, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the Second Lien Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

            8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Agent, the First Lien Secured Parties, the Second Lien Agent, the Second Lien Secured Parties and their respective successors and assigns. If either of the First Lien Agent or the Second Lien Agent resigns or is replaced pursuant to the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all of the rights of and be subject to all of the obligations of this Agreement.

            8.12 Specific Performance. Each of the First Lien Agent and the Second Lien Agent may demand specific performance of this Agreement. The First Lien Agent, on behalf of itself and the First Lien Secured Parties, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Agent or the Second Lien Agent, as the case may be.

            8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

            8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

            8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the First Lien Secured Parties and the Second Lien Secured Parties. No other Person shall have or be entitled to assert rights or benefits hereunder.

            8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties on the one hand and the Second Lien Secured Parties on the other hand. None of the Borrower, any other Loan Party or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Loan Party, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION, as First Lien Agent

                                             By: _____________________________
                                                 Name:  Andrew Moore
                                                 Title: Vice President

                                             Address:
                                             2 Bethesda Metro Center, Suite 600
                                             Bethesda, Maryland 20814

                                             Attention:
                                             Inverness Account Manager

                                             Facsimile Number:
                                             (866) 673-0624

                                             E-mail address:
                                             ryan.guenin@ge.com

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION, as Second Lien Agent

                                             By: _______________________________
                                                 Name:  Andrew Moore
                                                 Title: Vice President

                                             Address:
                                             2 Bethesda Metro Center, Suite 600
                                             Bethesda, Maryland 20814

                                             Attention:
                                             Inverness Account Manager

                                             Facsimile Number:
                                             (866) 673-0624

                                             E-mail address:
                                             ryan.guenin@ge.com

                                      ACKNOWLEDGED AND AGREED
                                      as of the day and year first above written

                                             IM US HOLDINGS, LLC

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             INVERNESS MEDICAL INNOVATIONS, INC.

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                       S-2